     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              BIG CITY RADIO, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  4832                                 13-3790661
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)
                                            AND ITS SUBSIDIARY GUARANTORS
               Delaware                   Odyssey Traveling Billboards, Inc.                  13-3872646
               Delaware                       Big City Radio-NYC, L.L.C.                      13-3790661
               Delaware                       Big City Radio-LA, L.L.C.                       13-3790661
               Delaware                       Big City Radio-CHI, L.L.C.                      13-3790661
               Delaware                      WRKL Rockland Radio, L.L.C.                      13-3790661
   (State or other jurisdiction of      (Exact name of subsidiary guarantoras              (I.R.S. Employer
    incorporation or organization)            specified in its charter)                 Identification Number)

                           --------------------------

                                11 SKYLINE DRIVE
                              HAWTHORNE, NY 10532
                                 (914) 592-1071
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ARNOLD L. WADLER
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                              BIG CITY RADIO, INC.
                             C/O METROMEDIA COMPANY
                             ONE MEADOWLANDS PLAZA
                         EAST RUTHERFORD, NJ 07073-2137
                                 (201) 531-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                              JAMES M. DUBIN, ESQ.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                         New York, New York 10019-6064
                                 (212) 373-3000
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED          UNIT (1)           PRICE (1)        REGISTRATION FEE
11 1/4% Senior Discount Notes due 2005......     $174,000,000            100%            $174,000,000          $51,330
Guarantees of each of the Subsidiary
  Guarantors................................         (2)                 (3)                 (3)                 (3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) The 11 1/4% Senior Discount Notes due 2005 will be guaranteed by each of the Subsidiary Guarantors.

(3) No additional consideration will be paid by the recipients of the 11 1/4% Senior Discount Notes due 2005 for the Subsidiary Guarantees. Pursuant to Rule 457(n) promulgated under the Securities Act of 1933, as amended, no separate fee is payable for the Subsidiary Guarantees.
                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED       , 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

PRELIMINARY PROSPECTUS

                              BIG CITY RADIO, INC.

  OFFER TO EXCHANGE ITS 11 1/4% SENIOR DISCOUNT NOTES DUE 2005 WHICH HAVE BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
     ANY AND ALL OF ITS OUTSTANDING 11 1/4% SENIOR DISCOUNT NOTES DUE 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON       , 1998,
                                UNLESS EXTENDED.

    Big City Radio, Inc., a Delaware corporation ("Big City Radio" or the "Company"), hereby offers to exchange up to $174.0 million aggregate principal amount of its 11 1/4% Senior Discount Notes due 2005 (the "New Notes") for a like principal amount of its 11 1/4% Senior Discount Notes due 2005 outstanding on the date hereof (the "Existing Notes") upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The terms of the New Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the indenture, dated as of March 17, 1998 (the "Indenture"), among the Company, Odyssey Traveling Billboards, Inc., Big City Radio--NYC, L.L.C., Big City Radio--LA, L.L.C., Big City Radio--CHI, L.L.C. and WRKL Rockland Radio, L.L.C. as subsidiary guarantors (the "Subsidiary Guarantors"), and U.S. Bank Trust National Association (formerly known as First Trust National Association) as trustee (the "Trustee"), governing the Existing Notes. The Existing Notes and the New Notes outstanding under the Indenture at any time are referred to collectively as the "Notes."

    The New Notes are being issued at a discount to their aggregate principal amount at maturity. The New Notes will accrete in value until March 15, 2001 at a rate of 11 1/4% PER ANNUM, compounded semi-annually, to an aggregate principal amount of $174.0 million. Interest on the New Notes is payable semi-annually in cash on March 15 and September 15 of each year, commencing on September 15, 2001, at a rate of 11 1/4% PER ANNUM.

    The New Notes will mature on March 15, 2005 and will be redeemable, in whole or in part, at the option of the Company at any time on or after March 15, 2002, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to March 15, 2001, the Company may, at its option, use the Net Cash Proceeds (as defined) of one or more Equity Offerings (as defined) received by the Company so long as there is a Public Market (as defined) for the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), at the time to redeem up to 33 1/3% of the original principal amount of the New Notes at a redemption price equal to 111.25% of the Accreted Value (as defined) thereof to be redeemed; provided, however, that at least 66 2/3% of the original principal amount of the New Notes remains outstanding immediately after any such redemption. See "Description of the New Notes--Redemption." Upon a Change of Control (as defined), each holder of New Notes will have the rights to require the Company to make an offer to purchase the New Notes at a price equal to 101% of the Accreted Value of such New Notes prior to March 15, 2001, or 101% of the principal amount thereafter, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the New Notes-- Change of Control."

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS THAT HOLDERS OF EXISTING NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                  The date of this Prospectus is       , 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The New Notes will be general unsecured senior obligations of the Company, will rank PARI PASSU in right of payment with all other existing and future senior indebtedness of the Company (including the Revolving Credit Facility (as defined)), and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. The New Notes will be guaranteed on a senior unsecured, full and unconditional, joint and several, basis by each of the Restricted Subsidiaries (as defined). Currently, the Company's only Subsidiaries (as defined) are special purpose subsidiaries formed to hold the Company's radio licenses and certain other assets, each of which is classified as a Restricted Subsidiary. After giving pro forma effect to the issuance and sale of the Existing Notes (the "Offering") and the application of the net proceeds therefrom, as of December 31, 1997, the Company and its Restricted Subsidiaries would have had no indebtedness outstanding other than the Notes. See "Use of Proceeds" and "Capitalization."

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Subsidiary Guarantors contained in the Exchange and Registration Rights Agreement, dated as of March 17, 1998 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex Brown Incorporated and ING Baring (U.S.) Securities, Inc. as the initial purchasers (the "Initial Purchasers") of the Existing Notes.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. The Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified under "The Exchange Offer--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify U.S. Bank Trust National Association (formerly known as First Trust National Association) in its capacity as exchange agent in the Exchange Offer (the "Exchange Agent") and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable. The Exchange Offer will expire at 5:00 P.M., New York City time,
on       , 1998 (the "Expiration Date"), unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return such Existing Notes to the holders thereof. See "The Exchange Offer."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Subsidiary Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Existing Notes are currently trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

    The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the New Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Reports, proxy and information statements and other information filed by the Company and copies of the Registration Statement may be examined and copied without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such materials may also be inspected and copied at the offices of the American Stock Exchange (the "AMEX") on which the Company's Class A Common Stock is listed, Corporate Relations Department, 86 Trinity Place, New York, NY 10006.

    Pursuant to the Indenture, the Company has agreed to provide the Trustee and holders of the Notes with annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13(a) and 15(d) of the Exchange Act and to continue to file such reports with the Commission, notwithstanding that the Company may not be subject to the reporting requirements of the Exchange Act. In the event the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will be required under the Indenture to continue to provide the Trustee and holders of the Notes with the reports, information, documents or other reports which would be required pursuant to the informational requirements of the Exchange Act. All such reports will be prepared in accordance with generally accepted accounting principles ("GAAP"). The Company will also furnish such other reports as may be required by law.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in this Prospectus, including those employing the phrases "will," "expects," "intends," "estimates," "contemplates," and similar phrases, are "forward-looking" statements (as such term is defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act) including statements regarding, among other items, (i) the Company's growth strategy, (ii) the Company's intention to acquire additional radio stations and to enter additional markets, including its ability to do so at attractive valuations, (iii) the Company's expectation of improving the coverage areas of its radio stations, and
(iv) the Company's ability to successfully implement its business strategy. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: (i) changes in the competitive marketplace, including the introduction of new technologies or formatting changes by the Company's competitors, (ii) changes in the regulatory framework, (iii) changes in audience tastes, and (iv) changes in the economic conditions of local markets. Other factors which may materially affect actual results include, among others, the following: general economic and business conditions, industry capacity, demographic changes, changes in political, social and economic conditions and various other factors beyond the Company's control. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY AND SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS OF THE COMPANY, AND RELATED NOTES THERETO, AND OTHER DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION INCLUDED IN THIS PROSPECTUS HAS BEEN ADJUSTED TO GIVE EFFECT TO THE CHANGE BY THE COMPANY OF ITS FISCAL YEAR-END FROM SEPTEMBER 30 TO DECEMBER 31. FOR A DEFINITION AND EXPLANATION OF INDUSTRY TERMS AND THE SOURCE OF MARKET DATA CITED HEREIN, SEE "MARKET DATA AND CERTAIN DEFINITIONS" ON PAGE 107.

                                  THE COMPANY

    Big City Radio was formed in 1994 to acquire radio broadcast properties in or adjacent to major metropolitan markets and utilize innovative engineering techniques and low-cost, ratings-driven operating strategies to develop these properties into successful metropolitan radio stations. In order to accomplish this objective, the Company applies a variety of innovative broadcast engineering techniques to the radio broadcast properties it acquires, including Synchronized Total Market Coverage-TM- ("STMC-TM-"). STMC-TM- consists of acquiring two or more stations which broadcast on the same frequency and simulcasting their signals to achieve broad coverage of a targeted metropolitan market. In addition to STMC-TM-, the Company intends to employ other broadcast engineering techniques to enter major metropolitan markets at attractive valuations. These engineering techniques include acquiring suburban radio stations and moving the stations' broadcast antennas closer to the metropolitan market ("move-ins") and acquiring high-power stations adjacent to major metropolitan markets and focusing such stations' broadcast signals into the metropolitan area.

    The Company's acquisition/engineering strategies enable it to provide near seamless coverage of major metropolitan markets at a significantly lower acquisition cost than is typically required to acquire a major market Class B station. Class B radio stations are defined by the Federal Communications Commission (the "FCC") as those facilities whose signal is predicted to cover a regional urban area. The Company currently owns and operates STMC station combinations in New York, Los Angeles and Chicago, the three largest radio markets in the United States in terms of aggregate advertising revenues.

    The Company's first targeted market was Los Angeles where the Company operates a three-station combination, which broadcasts as Y-107 ("Y-107 LA"), featuring a modern rock format on the 107.1-FM frequency. Y-107 LA initially covered approximately 75% of the Arbitron diaries in the Los Angeles Arbitron Metro Survey Area ("MSA") and, as a result of an increase in its transmission power pursuant to the FCC Power Increase (as defined), which the Company has recently implemented, Y-107 LA has increased its coverage to approximately 90%. The Company has demonstrated the success of its strategy in Los Angeles where Y-107 LA has consistently ranked as one of the top five most listened-to modern rock radio stations in America over the past year and achieved a significant share of 0.8% in the 12+ category as of the Winter 1998 Arbitron book. The Company has successfully translated its strong listenership into significant revenues as exemplified by the increase in its power ratio (defined as a station's share of the aggregate radio market revenues divided by its Arbitron listenership share) from 0.8 in the six-month period ended March 1997 to 1.3 in the six-month period ended December 1997. The Company's three Los Angeles stations (the "Los Angeles Stations") were acquired in May 1996 for a combined purchase price significantly lower than the reported purchase prices of Class B stations in the Los Angeles MSA, as evidenced by transactions consummated since the deregulation initiated by the passage of the Telecom Act (as defined) in 1996. See "Business Strategy" below.

    The Company's three stations in the New York MSA collectively broadcast as Y-107 ("Y-107 NY") on the 107.1-FM frequency. Y-107 NY commenced operations in December 1996 as the only country music station covering the New York City market. Y-107 NY earned a 0.9% share in the 12+category as of the Winter 1998 Arbitron book. Y-107 NY currently covers approximately 75% of the Arbitron diaries in the New York MSA and will increase its coverage to approximately 90% as a result of the planned increase in its transmission power pursuant to the FCC Power Increase and completion of other technical improvements, which the Company is currently implementing. See "Risk Factors--Regulatory Matters and Dependence on Licenses." The Company's three New York stations (the "New York Stations") were acquired by the Company for a combined purchase price significantly lower than the reported purchase prices of Class B stations in the New York MSA, as evidenced by transactions consummated since the passage of the Telecom Act. In order to improve Y-107 NY's listenable signal, the Company has recently signed an agreement to acquire a combined AM/FM radio station in the New York MSA for an aggregate purchase price of approximately $6.3 million and has entered into a LMA (as defined) that enables it to immediately begin broadcasting Y-107 NY's country music on this station (the "NY Station Acquisition"). Simultaneously with the consummation of this acquisition, the Company intends to resell the assets of the AM radio station for approximately $1.0 million. Following the consummation of this acquisition, the FM radio station will be simulcasted using STMC-TM- to broadcast on the 107.1-FM frequency with the Company's Y-107 NY radio stations. The consummation of this acquisition remains subject to a number of significant conditions to closing, including the consent of the FCC to the transfer of control from this station's operating entity to the Company. See "Business--Acquisitions" and "Business Strategy."

    The Company's two stations in the Chicago MSA collectively broadcast as FM-103.1 ("FM-103.1") on the 103.1-FM frequency. FM-103.1 commenced operations in February 1998, broadcasting an adult contemporary format. FM-103.1 currently covers approximately 70% of the Arbitron diaries in the Chicago MSA and will increase its coverage to approximately 90% as a result of the planned increase in its transmission power pursuant to the FCC Power Increase and other technical improvements, which the Company plans to implement in 1998 pending receipt of FCC approval. See "Risk Factors--Regulatory Matters and Dependence on Licenses." The Company's two Chicago stations (the "Chicago Stations") were acquired for a combined purchase price which is significantly less than the reported purchase prices of Class B stations in the Chicago MSA, as evidenced by transactions consummated since the passage of the Telecom Act. The Company has recently signed agreements to purchase the assets of two FM radio stations and a combined AM/FM radio station in the Chicago MSA for an aggregate purchase price of approximately $24.0 million (the "Chicago Station Acquisition"). Immediately following the consummation of these acquisitions, the Company intends to resell the assets of the combined AM/FM radio station and simulcast the two FM radio stations using STMC-TM- to broadcast collectively on the 92.7-FM frequency. The consummation of these acquisitions remains subject to a number of significant conditions to closing, including the consent of the FCC to the assignment of these stations' FCC licenses to the Company. See "Business--Acquisitions," "Business--Proposed Radio Station Disposition" and "Business Strategy."

    The Company is controlled by Stuart Subotnick, a general partner of Metromedia Company, and Anita Subotnick, who own approximately 59% of the Company's common stock, representing 94% of the voting power of the Company's common stock (without giving effect to the exercise of any options to acquire shares of the Class A Common Stock).

BUSINESS STRATEGY

    The Company's objective is to achieve a significant presence in selected top-20 radio markets by acquiring radio broadcast properties in or adjacent to major metropolitan markets and utilizing innovative engineering techniques and low-cost, ratings-driven operating strategies to develop these properties into successful metropolitan radio stations. The following are the key elements of the Company's business strategy:

    ENTER TOP-20 MARKETS WITH LOW CAPITAL INVESTMENT

    The Company intends to utilize STMC-TM- and other innovative acquisition and engineering strategies to gain low-cost entry into major metropolitan radio markets and achieve market coverage, which the Company believes is equivalent to the market coverage of Class B metropolitan stations.

    - LOW ACQUISITION COST. Industry research indicates that the prices of Class B radio stations in major MSAs have increased significantly since the passage of the Telecom Act. The Company has created radio stations which it believes will achieve Arbitron market coverage equivalent to the Arbitron market coverage of Class B radio stations in the three largest radio markets, for a substantially lower capital investment. For example, in the Los Angeles MSA, prices have ranged from $113.0 million to $312.0 million while the Company has created for $26.8 million a Los Angeles station which, following the implementation of the FCC Power Increase, has an Arbitron market coverage that the Company believes is equivalent to the Arbitron market coverage of Class B radio stations in the Los Angeles MSA. Similarly, in the New York MSA where prices have ranged from $83.5 million to $286.0 million, the Company has created, for $19.5 million (exclusive of the NY Station Acquisition), a New York station which, following the FCC Power Increase and completion of other technical improvements, will have an Arbitron market coverage that the Company believes is equivalent to the Arbitron market coverage of Class B radio stations in the New York MSA. In the Chicago MSA, prices have ranged from $22.0 million to $225.0 million while the Company has created, for $10.6 million, a Chicago station which, following the FCC Power Increase and other technical improvements, will have an Arbitron market coverage that the Company believes is equivalent to the Arbitron market coverage of Class B radio stations in the Chicago MSA. The purchase price for the Chicago Station Acquisition will be $24.0 million, but the Company anticipates that it will recoup part of this price through the disposition of the combined AM/FM radio station. Based on the range of purchase prices in recently consummated transactions as specified above, achieving entry into the top three radio markets would have required an aggregate investment of between $218.5 million and $823.0 million, while the Company has entered these three markets with an aggregate investment of approximately $56.9 million. All of the foregoing information regarding price ranges of Class B stations has been derived from published industry reports of sales of Class B radio stations in the MSAs where the Company operates. The Company has recently entered into agreements for the purchase of several radio stations in the New York and Chicago MSAs and continues to explore opportunities to acquire additional stations in its existing markets to increase its signal strength or Arbitron diary coverage area and to explore similar opportunities in other attractive top-20 markets and believes that there is potential to achieve low-cost entry by using methods such as STMC-TM-, "move-ins" and acquisitions of high power stations adjacent to major metropolitan markets. See "Business--Acquisitions."

    - EFFECTIVE COVERAGE OF ARBITRON RATED METROPOLITAN MARKETS. The Company's objective is to achieve coverage in excess of 90% of the Arbitron diaries in its targeted MSAs, which the Company believes is equivalent to the coverage typically provided by Class B radio stations in major metropolitan markets. Accordingly, the Company bases its acquisition strategy primarily on the location of Arbitron diaries. Furthermore, to enhance the Arbitron diary coverage of a station, once acquired, the Company's experienced engineering staff tailors an engineering solution to optimize the Arbitron diary coverage of each station. Equivalent Arbitron diary coverage is determined by comparing the coverage of the Company's targeted STMC-TM- stations and typical Class B radio stations located in the same MSAs. This comparison considers the actual received signal strength of the selected station(s) and the actual number of Arbitron diaries covered that are predicted to receive a listenable signal. The coverage of any one station compared to another station within any MSA will vary due to locations of the transmitter. Generally, most Class B radio stations within a targeted MSA will cover between 90% and 100% of the Arbitron diaries. See "Risk Factors--Risks Associated with the Company's Strategy."

    MAXIMIZE STATION PERFORMANCE

    The Company seeks to maximize the operating performance of its stations by employing a ratings-driven, cash flow focused operating strategy.

    - MAXIMIZE STATION REVENUE. Based on an extensive market research study, the Company carefully selects the format of the station to maximize penetration of audience share and advertising revenues in that market. For example, the Company believes that its carefully selected modern rock format in Los Angeles, unique country music format in New York City and its innovative adult contemporary format in Chicago provide it with a competitive advantage and enhanced listenership in the respective markets. The Company believes that its strong listenership has translated into significant revenue as exemplified by the increase in its power ratio from
      0.8 in the six-month period ended March 1997 to 1.3 in the six-month period ended December 1997 in the Los Angeles market.

    - MAXIMIZE BROADCAST CASH FLOW. Another key aspect of the Company's operating strategy is to maximize its broadcast cash flow by controlling its operating costs. The Company has not historically, and does not intend at present, to expend the significant costs associated with hiring highly compensated on-air personalities. The Company maintains operating costs at a relatively low level and focuses on core programming content to achieve high ratings.

MANAGEMENT

    The Company was formed by its chairman, Stuart Subotnick and its president and chief executive officer, Michael Kakoyiannis. Mr. Subotnick contributes his financial, strategic and operational expertise gained through the development and operation of the numerous media and communications businesses that he and longtime partner John Kluge have controlled through Metromedia Company and its predecessor. Mr. Kakoyiannis, the Company's president and chief executive officer, has been involved in the radio broadcasting industry for over 25 years in various functions including sales, marketing and general management. In addition to Mr. Subotnick and Mr. Kakoyiannis, the Company has numerous experienced radio executives involved in all aspects of its operations, including engineering, sales, marketing, programming and finance. The Company believes that its quality management team will be instrumental in successfully implementing its business strategy.

RECENT DEVELOPMENTS

    INITIAL PUBLIC OFFERING

    The Company successfully completed the initial public offering (the "Initial Public Offering" or "IPO") of 4,600,000 shares of Class A Common Stock on December 24, 1997 at an offering price of $7.00 per share, generating $28.5 million of net proceeds for the Company which were used by the Company to repay outstanding indebtedness under the Old Credit Facility (as defined). In connection with the consummation of the Initial Public Offering, the Company changed its fiscal year-end from September 30 to December 31. In addition, simultaneously with the consummation of the Initial Public Offering, Stuart and Anita Subotnick (the "Principal Stockholders") contributed approximately $13.3 million of stockholder loans to the Company (the "Equity Contribution"), the Company reclassified each share of its then-existing common stock (the "Old Common Stock") into 7,610 shares of Class A Common Stock and, and the Principal Stockholders exchanged their shares of Class A Common Stock for shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (collectively, the "Reclassification"). The rights of holders of Class A Common Stock and Class B Common Stock are identical, except that each share of Class A Common Stock entitles its holder to one vote per share on all matters voted upon by the Company's stockholders, whereas each share of Class B Common Stock entitles its holder to ten votes per share on all matters voted upon by the Company's stockholders. In addition, holders of Class B Common Stock vote as a separate class to elect up to 75% of the members of the Company's Board of Directors. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. The Principal Stockholders own all of the outstanding shares of Class B Common Stock.

    The principal executive offices of the Company and the Subsidiary Guarantors are located at 11 Skyline Drive, Hawthorne, New York 10532. Their telephone number is (914) 592-1071.

                               THE EXCHANGE OFFER

Securities Offered..................  $174,000,000 aggregate principal amount of 11 1/4%
                                      Senior Discount Notes due 2005 (the "New Notes"). The
                                      terms of the New Notes and those of the Company's
                                      outstanding 11 1/4% Senior Discount Notes due 2005
                                      (the "Existing Notes" and, together with the New
                                      Notes, the "Notes") are identical in all material
                                      respects, except for certain transfer restrictions
                                      and registration rights relating to the Existing
                                      Notes.

The Exchange Offer..................  The New Notes are being offered in exchange for a like principal amount at maturity of Existing Notes.
                                      Existing Notes may be exchanged only in integral
                                      multiples of $1,000. The issuance of the New Notes is
                                      intended to satisfy the obligations of the Company
                                      and the Subsidiary Guarantors contained in the
                                      Registration Rights Agreement.

Expiration Date;
  Withdrawal of Tender..............  The Exchange Offer will expire at 5:00 p.m., New York
                                      City time, on       , 1998, or such later date and
                                      time to which it is extended by the Company. The
                                      tender of Existing Notes pursuant to the Exchange
                                      Offer may be withdrawn at any time prior to the
                                      Expiration Date. Any Existing Notes not accepted for
                                      exchange for any reason will be returned without
                                      expense to the tendering holder thereof as promptly
                                      as practicable after the expiration or termination of
                                      the Exchange Offer.

Conditions to the Exchange Offer....  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The
                                      Exchange Offer is not conditioned upon any minimum
                                      number of Existing Notes being tendered for exchange.
                                      The Company currently expects that each of the
                                      conditions will be satisfied and that no waivers will
                                      be necessary. See "The Exchange Offer--Conditions to
                                      the Exchange Offer."

Procedures for Tendering
  Existing Notes....................  Each holder of Existing Notes wishing to accept the
                                      Exchange Offer must complete, sign and date a Letter
                                      of Transmittal, or a facsimile thereof, in accordance
                                      with the instructions contained herein and therein,
                                      and mail or otherwise deliver such Letter of
                                      Transmittal, or such facsimile, together with such
                                      Existing Notes or a Notice of Guaranteed Delivery in
                                      compliance with the specified procedures for
                                      guaranteed delivery of Existing Notes, and any other
                                      required documentation, to the Exchange Agent at the
                                      address set forth herein. Holders of Existing Notes
                                      registered in the name of a broker, dealer,
                                      commercial bank, trust company or other nominee are
                                      urged to contact such person promptly if they wish to
                                      tender Existing Notes pursuant to the Exchange Offer.
                                      See "The Exchange Offer--Procedures for Tendering
                                      Existing Notes."

                                      Letters of Transmittal and certificates representing
                                      Existing Notes should not be sent to the Company.
                                      Such documents should only be sent to the Exchange
                                      Agent. Questions regarding how to tender and requests
                                      for information should be directed to the Exchange
                                      Agent. See "The Exchange Offer--Exchange Agent."

Use of Proceeds.....................  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

Exchange Agent......................  U.S. Bank Trust National Association (formerly known as First Trust National Association) is serving as
                                      the Exchange Agent in connection with the Exchange
                                      Offer.

Federal Income Tax Consequences.....  In the opinion of Paul, Weiss, Rifkind, Wharton &
                                      Garrison, counsel to the Company, the exchange of
                                      Existing Notes pursuant to the Exchange Offer will
                                      not be a taxable event for Federal income tax
                                      purposes. See "Certain Federal Income Tax
                                      Considerations."

                   CONSEQUENCES OF EXCHANGING EXISTING NOTES
                         PURSUANT TO THE EXCHANGE OFFER

    Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases New Notes from the Company to resell pursuant to Rule 144A ("Rule 144A") under the Securities Act (or any other available exemption)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. By tendering, each holder will represent to the Company and the Subsidiary Guarantors in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes within the meaning of the Securities Act and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or the Subsidiary Guarantors or an Exchanging Dealer (as defined). Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (an "Exchanging Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and has been complied with. The Company and the Subsidiary Guarantors have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to use their reasonable best efforts to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions within the United States as any holder of the Existing Notes reasonably requests in writing and do all other acts necessary or advisable to enable the offer and sale in such jurisdictions of the New Notes. If a holder of Existing Notes does not exchange such Existing Notes for New Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

    The Existing Notes are currently eligible for trading in the PORTAL market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

    The New Notes will initially be issued in the form of one or more registered New Notes in global form without coupons and will be deposited with or on behalf of The Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee. See "Book Entry; Delivery and Form."

                                 THE NEW NOTES

Issuer.................................  Big City Radio, Inc.

Securities Offered.....................  $174,000,000 aggregate principal amount of 11 1/4%
                                         Senior Discount Notes due 2005.

Maturity...............................  March 15, 2005.

Interest Rate and Payment Dates........  The New Notes will accrete in value until March 15,
                                         2001 at a rate of 11 1/4% PER ANNUM, compounded
                                         semi-annually, to an aggregate principal amount of
                                         $174,000,000. Cash interest will not accrue on the
                                         New Notes prior to March 15, 2001. Thereafter,
                                         interest on the New Notes will accrue at a rate of
                                         11 1/4% PER ANNUM and will be payable in cash
                                         semi-annually on March 15 and September 15 of each
                                         year, commencing on September 15, 2001.

Sinking Fund...........................  None.

Original Issue Discount................  The New Notes are being offered at an original issue discount for United States federal income tax
                                         purposes. Thus, although cash interest will not be
                                         payable on the New Notes prior to September 15,
                                         2001, original issue discount will accrue from the
                                         Issue Date of the New Notes and will be included as
                                         interest income periodically (including for periods
                                         ending prior to March 15, 2001) in a holder's gross
                                         income for United States federal income tax
                                         purposes in advance of receipt of the cash payments
                                         to which the income is attributable. See "Certain
                                         Federal Income Tax Considerations."

Optional Redemption....................  Except as described below, the Company may not redeem the New Notes prior to March 15, 2002. On or
                                         after such date, the Company may redeem the New
                                         Notes, in whole or in part, at the redemption
                                         prices set forth herein together with accrued and
                                         unpaid interest, if any, to the date of redemption.
                                         In addition, at any time prior to March 15, 2001,
                                         the Company may, at its option, redeem in the
                                         aggregate up to 33 1/3% of the original principal
                                         amount of the New Notes with the Net Cash Proceeds
                                         of one or more Equity Offerings received by the
                                         Company so long as there is a Public Market for the
                                         Class A Common Stock at the time of such
                                         redemption, at a redemption price equal to 111.25%
                                         of the Accreted Value of the New Notes to be
                                         redeemed, to the date of redemption; PROVIDED that
                                         at least 66 2/3% of the original principal amount
                                         of the New Notes remains outstanding immediately
                                         after each such redemption. See "Description of the
                                         New Notes-- Optional Redemption."

Change of Control......................  Upon a Change of Control, each holder will have the right to require the Company to make an offer to
                                         purchase the New Notes at a price equal to 101% of
                                         the Accreted Value

                                         of such New Notes prior to March 15, 2001 or 101%
                                         of the principal amount of such New Notes
                                         thereafter, together with accrued and unpaid
                                         interest, if any, to the date of purchase. See
                                         "Description of the New Notes--Change of Control."

Ranking................................  The New Notes will be unsecured, senior obligations of the Company and will rank PARI PASSU in right of
                                         payment to all existing and future senior
                                         indebtedness of the Company (including the
                                         Revolving Credit Facility), and will rank senior in
                                         right of payment to all existing and future
                                         subordinated indebtedness of the Company. The New
                                         Notes will be effectively subordinated to all
                                         existing and future indebtedness of the Company's
                                         Restricted Subsidiaries. On a pro forma basis after
                                         giving effect to the Offering and the application
                                         of the net proceeds therefrom as if it had occurred
                                         on December 31, 1997, the Company and its
                                         Restricted Subsidiaries would have had no
                                         indebtedness outstanding (other than the Notes).

Guarantees.............................  The Indenture provides that each of the Restricted
                                         Subsidiaries of the Company will guarantee the New
                                         Notes. The Restricted Subsidiaries' guarantees (the
                                         "Subsidiary Guarantees") will be general unsecured,
                                         full and unconditional, joint and several,
                                         obligations of each of the Restricted Subsidiaries
                                         and will rank PARI PASSU in right of payment with
                                         all existing and future senior indebtedness of the
                                         Restricted Subsidiaries and senior in right of
                                         payment to all existing and future subordinated
                                         indebtedness of the Restricted Subsidiaries. The
                                         Subsidiary Guarantees will be effectively
                                         subordinated in right of payment to all secured
                                         indebtedness of the Restricted Subsidiaries, to the
                                         extent of the value of the assets securing such
                                         indebtedness. Currently, the Company's only
                                         Subsidiaries are special purpose subsidiaries
                                         formed to hold the Company's radio licenses and
                                         certain other assets, each of which is classified
                                         as a Restricted Subsidiary. Substantially all of
                                         the assets of the Restricted Subsidiaries are
                                         pledged as security under the Revolving Credit
                                         Facility. See "Description of the New
                                         Notes--Certain Covenants--Subsidiary Guarantors."

Restrictive Covenants..................  The Indenture limits: (i) the incurrence of additional indebtedness, (ii) investments, (iii)
                                         the payment of dividends on, and redemption of,
                                         capital stock and the redemption of certain
                                         subordinated obligations, (iv) sales of assets, (v)
                                         certain transactions with affiliates, (vi) the
                                         creation and existence of liens, (vii) the types of
                                         businesses that the Company may operate, (viii)
                                         asset swaps, (ix) restrictions on distributions
                                         from Restricted Subsidiaries, (x) the sale of
                                         capital stock of Restricted Subsidiaries, and (xi)
                                         consolidations, mergers and transfers of all or

                                         substantially all of the Company's assets. However,
                                         all of these limitations and prohibitions are
                                         subject to a number of important qualifications and
                                         exceptions. See "Description of the New
                                         Notes--Certain Covenants."

Use of Proceeds........................  There will be no proceeds to the Company from the exchange of Existing Notes pursuant to the Exchange
                                         Offer.

                                  RISK FACTORS

    Holders of Existing Notes and prospective purchasers of New Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks associated with the Exchange Offer and an investment in the New Notes.

                         SUMMARY FINANCIAL INFORMATION

    The following table presents selected financial data of the Company which is derived from the audited and unaudited financial statements of the Company (i) as reported and (ii) on a pro forma basis to reflect (a) the consummation of the Offering and the application of the net proceeds therefrom; and (b) the acquisitions of the assets of WZVU-FM and WVVX-FM, Inc. See "Pro Forma Financial Statements." The data is qualified by reference to and should be read in conjunction with the financial statements of the Company and the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The historical financial results of the Company are not comparable from period to period because of the acquisition and sale of various broadcasting properties by the Company during the periods covered.

                                                                                   YEARS ENDED DECEMBER 31,
                                                                        ----------------------------------------------
                                                                                                            PRO FORMA
                                                                          1995     1996(1)(2)   1997(3)       1997
                                                                        ---------  ----------  ----------  -----------
                                                                                        (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues..........................................................  $   5,225  $    7,944  $   10,460   $  11,120
Station operating expenses............................................      7,185      12,253      12,979      12,951
Corporate general and administrative expenses.........................        425       1,201       1,745       2,134
Employment incentives(4)..............................................         --          --       3,863       3,863
Reimbursement of operating expenses under LMA.........................         --          --          --        (151)
Depreciation and amortization.........................................        798       1,388       1,931       2,250
Operating (loss)......................................................     (3,183)     (6,898)    (10,058)     (9,927)
Gain on sale..........................................................         --       6,608      --              --
Interest (expense), net...............................................       (842)     (2,827)     (4,348)    (14,501)
Other income, net.....................................................         20          19         101         101
Provision for income taxes............................................         --          --       2,300       2,300
Extraordinary loss....................................................         --          --         313         711
Net (loss)............................................................  $  (4,005) $   (3,098) $  (16,918)  $ (27,338)
OTHER FINANCIAL DATA:
Broadcast cash flow(5)................................................  $  (1,960) $   (4,309) $   (2,519)
EBITDA(6).............................................................     (2,385)     (5,510)     (4,264)
Net cash used in operating activities.................................     (2,942)     (7,448)     (8,661)
Net cash used in investing activities.................................     (3,883)    (24,235)    (21,942)
Net cash provided by financing activities.............................      7,779      30,851      30,449
Capital expenditures..................................................        333         653         488
Ratio of earnings to fixed charges(7).................................         --          --          --

                                                                                         AS OF DECEMBER 31, 1997
                                                                                         -----------------------
                                                                                           ACTUAL     PRO FORMA
                                                                                         ----------  -----------
BALANCE SHEET DATA:
Cash...................................................................................  $       80   $  91,095
Intangibles, net.......................................................................      54,115      54,115
Total assets...........................................................................      60,108     154,772
Long-term debt, including current portion..............................................      30,100     125,376
Stockholders' equity...................................................................      25,032      24,634

------------------------

(1) The Company acquired substantially all of the assets of the Los Angeles Stations and KWIZ-FM on May 30, 1996 and commenced operations of these stations under a LMA on March 26, 1996. The financial statements include the operations of these stations from commencement of the LMA period. KWIZ-FM was sold on December 20, 1996. No gain or loss was recognized on the sale of KWIZ-FM.

(2) The statement of operations data for the year ended December 31, 1996 include (i) the operations of WSTC-AM and WKHL-FM (referred to herein as the Q stations) to May 30, 1996, the date on which they were sold; and (ii) a gain on sale of stations of $6,608,000 in the year ended December 31, 1996 which represents the gain on sale of the Q stations.

(3) The Company acquired substantially all of the assets of WWHB-FM on April 1, 1997 and WZVU-FM on June 5, 1997 and commenced operations of these stations under a LMA during December 1996. WWHB-FM and WZVU-FM together with WRGX-FM broadcast as "Y-107 NY." The financial statements include the operations of Y-107 NY since December 1996.

(4) As of July 1, 1997, the Principal Stockholders transferred 68 shares of Old Common Stock to the Company's Chief Executive Officer as an employment incentive. The statement of operations data for the year ended December 31, 1997 reflects an accounting charge of $3,713,000 relating to this award which has been reflected as a capital contribution in Stockholders' Equity. The charge represents the approximate fair market value of the stock transferred.

(5) Broadcast cash flow is defined as operating loss plus depreciation and amortization plus corporate general and administrative expenses, plus non-cash charges relating to stock-based compensation expense in the amount of $3,863,000 for the year ended December 31, 1997 plus reimbursement of operating expenses under LMA. Although not calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcast industry as a measure of a broadcast company's operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating loss, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with generally accepted accounting principles.

(6) EBITDA is defined as operating loss plus depreciation and amortization and non-cash charges relating to stock-based compensation expense in the amount of $3,863,000 for the year ended December 31, 1997 plus reimbursement of operating expenses under LMA. The Company believes that EBITDA provides additional information for determining its ability to meet debt service requirements. Nevertheless, this measure excludes certain items such as depreciation and amortization, which are significant components in understanding and assessing the financial performance of the Company. This measure is not required by generally accepted accounting principles and should not be considered in isolation or as a substitute for operating loss, cash flow from operating, investing and financing activities as determined in accordance with generally accepted accounting principles or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with generally accepted accounting principles. In addition, the Company's use of EBITDA may not be comparable to similar titled measures presented by other companies due to the use by such other companies of different financial statement components in calculating EBTIDA.

(7) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest, expensed or capitalized, including amortization of deferred financing costs and debt discount and the estimated interest component of rent expense. Earnings were not sufficient to cover fixed charges by $4,005,000, $3,098,000 and $14,305,000 for the fiscal years ended December 31, 1995, 1996 and 1997, respectively.

                                  RISK FACTORS

    SET FORTH BELOW ARE THE PRINCIPAL RISK FACTORS INVOLVED IN AN EXCHANGE OF OR INVESTMENT IN THE NOTES. HOLDERS OF EXISTING NOTES AND PROSPECTIVE PURCHASERS OF THE NEW NOTES SHOULD CAREFULLY CONSIDER THESE RISK FACTORS AS WELL AS THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, WHICH MAY AFFECT A DECISION TO ACQUIRE THE NEW NOTES. FOR A DISCUSSION OF CERTAIN POTENTIAL TAX CONSEQUENCES OF SUCH AN INVESTMENT. SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS; INTEREST RATE FLUCTUATIONS

    Upon the consummation of the Offering and the application of the net proceeds therefrom, the Company continues to be highly leveraged. As of December 31, 1997, on an adjusted pro forma basis after giving effect to the Offering and the application of that portion of the net proceeds therefrom to be used to retire debt, the Company would have had approximately $125.4 million of outstanding long-term indebtedness (consisting of the Notes) and no amounts would be outstanding under the Revolving Credit Facility.

    The Indenture and the Revolving Credit Facility permit the Company to incur additional indebtedness, subject to certain limitations. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes and other Indebtedness (as defined), thereby reducing the funds available to the Company for other purposes; (iii) all of the indebtedness outstanding under the Revolving Credit Facility is secured by substantially all the assets of the Company and the Restricted Subsidiaries, and will mature prior to the Notes; (iv) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (v) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (vi) the Company may be more vulnerable in the event of a downturn in general economic conditions or in its industry or business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Capitalization," "Description of Revolving Credit Facility" and "Description of the New Notes."

    The Company's ability to pay the interest on and retire principal of the Notes and the Revolving Credit Facility is dependent upon its future operating performance, which in turn is subject to general economic conditions and to financial, business and other factors, many of which are beyond the Company's control. In the event that the Company is unable to generate cash flow that is sufficient to service its obligations in respect of the Notes and the Revolving Credit Facility, the Company may be forced to adopt one or more alternatives, such as reducing or delaying the acquisition of radio stations, attempting to refinance or restructure its indebtedness, selling material assets or operations or selling equity. There can be no assurance that any of such actions could be effected on satisfactory terms or at all, that they would enable the Company to satisfy its debt service requirements or that they would be permitted by the Revolving Credit Facility or the Indenture. The failure to generate such sufficient cash flow or to achieve such alternatives could significantly adversely affect the market value of the Notes and the Company's ability to pay the principal of and interest on the Notes.

    Any increase in the interest rates on the Company's indebtedness will reduce funds available to the Company for its operations and future business opportunities as well as for meeting its debt servicing obligations.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

    The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, create liens on assets, enter into transactions with affiliates, make investments, loans or advances, consolidate or merge with or into any other person or convey, transfer or lease all or substantially all of its assets or change the business conducted by the Company. In addition, the Revolving Credit Facility contains certain other and more restrictive covenants and prohibits the Company from prepaying certain indebtedness, including the Notes. A breach of any of these covenants could result in a default under the Revolving Credit Facility or the Indenture. Upon the occurrence of an event of default under the Revolving Credit Facility, the lenders could elect to declare all amounts outstanding under the Revolving Credit Facility to be due and payable, together with accrued and unpaid interest, and could terminate their commitments to make further extensions of credit under the Revolving Credit Facility. If the Company were unable to repay its indebtedness under the Revolving Credit Facility, the lenders could proceed against the collateral securing such indebtedness. If the indebtedness under the Revolving Credit Facility were accelerated, there could be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the Company's other indebtedness, including the Notes. Substantially all of the assets of the Company and the Restricted Subsidiaries are pledged as security under the Revolving Credit Facility. See "Description of Revolving Credit Facility" and "Description of the New Notes--Certain Covenants."

LIMITED HISTORY OF OPERATIONS; NET LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS

    The Company was formed in August 1994 and has a limited operating history. Accordingly, prospective investors have limited operating history and limited historical financial information upon which to base an evaluation of the Company's performance and an investment in the Notes. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development.

    Since its inception, the Company has not generated significant revenue, has incurred substantial net losses and has never generated positive cash flow from operations. The Company had net losses of $16.9 million, $3.1 million and $4.0 million for the years ended December 31, 1997, 1996 and 1995, respectively. The Company believes that losses will continue while the Company pursues its strategy of acquiring and developing radio stations. The Company will also incur losses during the initial reformatting and assimilation process with respect to the radio stations that it acquires. There can be no assurance that an adequate revenue base will be established or that the Company's radio stations will become profitable or generate positive cash flow. Continued losses and negative cash flow may prevent the Company from pursuing its strategies for growth and may have a material adverse effect on the Company.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY; FUTURE CAPITAL REQUIREMENTS

    One of the Company's principal growth strategies is to acquire additional radio stations. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by various associated risks, such as the difficulty of identifying appropriate acquisition candidates, including candidates that broadcast on the same frequencies, the competition among buyers of radio stations, the difficulty of assimilating the operations of the respective entities, the potential disruption of the Company's ongoing business, the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts, the failure to successfully incorporate licensed or acquired technology and rights into the Company's services, the inability to maintain uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts. See "Business--Business Strategy." In addition, entities acquired by the Company may have liabilities, including contingent liabilities, for which the Company may become responsible.

    Additional debt or equity financing may be required in order to complete future acquisitions. The Company's ability to arrange financing is restricted by the terms of the Indenture and the Revolving Credit Facility and such ability and the cost of such financing are dependent upon numerous factors, including general economic and capital market conditions, conditions in the radio broadcasting industry, regulatory developments, credit availability from banks or other lenders, investor confidence in the industry and the Company, the success of the Company's radio stations, and provisions of tax and securities laws that are conducive to raising capital. There can be no assurance that financing will be available to the Company on acceptable terms in the future. If the Company cannot arrange such financing, it may be forced to curtail its acquisition of additional radio stations which may have an adverse effect on its long-term business strategy.

    The number of radio stations operated by the Company will increase with the execution recently of agreements to purchase additional radio stations in the New York and Chicago MSAs and the Company is currently seeking out additional acquisition opportunities. See "Business--Acquisitions." Management will be required to devote significant time to assimilating these radio stations into the Company's business structure. There can be no assurance that this assimilation can be accomplished in the manner which management has planned or that the Company will be able to operate these radio stations profitably. See "--Limited History of Operations; Net Losses and Negative Cash Flow from Operations."

RISKS ASSOCIATED WITH THE COMPANY'S STRATEGY

    The Company's business strategy is, in part, based upon the implementation of engineering solutions such as STMC-TM- to create value. There are no significant barriers preventing other persons from implementing strategies similar to STMC-TM-and otherwise creating value by applying engineering solutions to radio stations. Also, there can be no assurance that the broadcast engineering techniques used by the Company enable it to provide clear and listenable signal in the entire Arbitron diary coverage areas covered by the broadcast signals of its radio stations. In addition, while the Company's purchase price for the Los Angeles Stations, New York Stations and Chicago Stations is significantly lower than the reported purchase prices of Class B stations in those markets since the passage of the Telecom Act, the Company did not have access to detailed data as to the financial performance, signal characteristics, listener profiles and consumer satisfaction of the radio stations used for comparison to the Company's broadcast properties. Prospective purchasers of the Notes are urged to consider this limitation on available information in evaluating the success of the Company's acquisition strategy and its prospects. In addition, recent consolidation in the radio broadcasting industry has resulted in an increase in the reported purchase prices paid for Class B radio stations and may limit the availability of Class B radio stations, which may subsequently increase the acquisition costs of Class A radio stations.

REGULATORY MATTERS AND DEPENDENCE ON LICENSES

    Each of the Company's radio stations operates pursuant to one or more broadcast licenses issued by the FCC, that presently have a maximum term of eight years. The Company's broadcast licenses expire at various times from 1998 to 2005. Although the Company may apply to renew these licenses, third parties may challenge the Company's renewal applications. While the Company does not anticipate any material difficulty in ultimately obtaining license renewals for full terms, there can be no assurance that the licenses will be renewed. See "Business--Federal Regulation of Radio Broadcasting--License Grants and Renewals." The Company must also comply with certain reporting, notification and technical requirements imposed by the Federal Aviation Administration ("FAA") with respect to the installation, painting and lighting of the transmitter antennas used by the Company's radio stations. Failure to obtain the renewal of any of the Company's broadcast licenses, to obtain FCC approval for an assignment or transfer to the Company of a license in connection with a radio station acquisition or to obtain and comply with FCC authorization or FAA requirements for the construction of required facilities or modification of technical parameters or specifications for operations may have a material adverse effect on the Company. Moreover, while the Company believes that recent changes to FCC rules and policies will enable it to obtain FCC authorizations to increase the operating power of several of the Company's radio stations, the applications to the FCC for such power increases, which the Company has filed or plans to file, are subject to prior FCC approval, and there can be no assurance that the FCC will approve these applications. Failure of the FCC to approve these applications may have a material adverse effect on the Company by limiting the Company's ability to expand its coverage. See "Business--Federal Regulation of Radio Broadcasting-- FCC Power Increase." In addition, if the Company or any of its officers, directors or significant stockholders violates the FCC's rules and regulations or the Communications Act of 1934, as amended (the "Communications Act"), is convicted of a felony, or is otherwise found to be disqualified from being a party to a FCC license, the FCC may in response to a petition from a third party or on its own motion, in its discretion, commence a proceeding to impose sanctions against the Company which could involve the imposition of monetary penalties, the revocation of the Company's broadcast licenses or other sanctions. In addition, the FCC has the ability upon the occurrence of certain events to revoke outstanding licenses.

    The radio broadcasting industry is subject to extensive and changing regulation. Among other things, the Communications Act and FCC rules and policies limit the number of stations that one individual or entity can own, or in which that individual or entity can hold an attributable interest, in a market and require FCC approval for transfers of control of FCC licensees and assignments of FCC licenses. The filing of petitions or complaints against the Company or other FCC licensees could result in the FCC delaying the grant of, or refusing to grant, its consent to the assignment of FCC licenses to or from an FCC licensee or the transfer of control of an FCC licensee. The Communications Act and FCC rules operate to impose limitations on ownership by Aliens (as defined in the Communications Act). No corporation owning a broadcast license may be more than one-fifth directly, or one-fourth indirectly, owned by Aliens, foreign governments or their representatives. The FCC rules also require, in certain circumstances, prior approval for changes in voting rights of the Company's common stock and changes in the Board of Directors of the Company. There can be no assurance that there will not be changes in the current regulatory scheme, the imposition of additional regulations or the creation of new regulatory agencies, which changes could restrict or curtail the ability of the Company to acquire, operate and dispose of radio stations or, in general, to compete profitably with other operators of radio and other media properties. Moreover, there can be no assurance that there will not be other regulatory changes, including aspects of deregulation, that will result in a decline in the value of broadcast licenses held by the Company or adversely affect the Company's competitive position. See "Business--Federal Regulation of Radio Broadcasting."

ANTITRUST MATTERS

    An important element of the Company's growth strategy involves the acquisition of additional radio stations, several of which are likely to require preacquisition antitrust review by the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). Following passage of the Telecom Act, the Antitrust Division has more frequently reviewed proposed acquisitions of radio stations and radio station networks, particularly in instances where the proposed acquiror already owns one or more radio stations in a particular market and the acquisition involves another radio station in the same market. In the past, the Antitrust Division has obtained consent decrees requiring an acquiror to dispose of at least one radio station in a particular market where the acquisition otherwise would have resulted in a concentration of radio advertising market share or domination of programming formats reaching certain listeners by the acquiror.

COMPETITION; DEPENDENCE ON AUDIENCE SHARE RATINGS AND TECHNOLOGY CHANGES

    Radio broadcasting is a highly competitive business. The financial success of each of the Company's radio stations depends, to a significant degree, upon its audience ratings, its share of the overall radio advertising revenue within its geographic market and the economic health of the market. The audience ratings and advertising revenue of the Company's individual stations are subject to change and any adverse change in a particular market could have a material adverse effect on the Company. The Company's radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations and with other media within their respective markets, such as newspapers, broadcast and cable television, magazines, billboard advertising, transit advertising, and direct mail advertising. Many of these entities are larger and have significantly greater resources than the Company. While the Company already competes with other radio stations with comparable programming formats in each of its markets, if another radio station in the market which currently does not have the same programming format as the Company's stations were to convert its programming format to a format similar to one of the Company's stations, if a new station were to adopt a competitive format, or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings and/or advertising revenue and could require increased promotional and other expenses. The Telecom Act facilitates the entry of other radio broadcasting companies into the markets in which the Company operates or may operate in the future, some of which may be larger and have more financial resources than the Company. In addition, certain of the Company's stations compete, and in the future other stations of the Company may compete, with combinations of stations operated by a single operator. There can be no assurance that the Company's radio stations will be able to maintain or increase their current audience ratings and radio advertising revenue. See "Business--Competition."

    Radio broadcasting is also subject to competition from new media technologies that are being developed or have been introduced, such as digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite (digital audio radio satellite service, or "DARS") or terrestrial means of multiple multi-channel, multi-format digital radio services with sound quality equivalent to compact discs to local and national audiences. In addition, cable television operators are introducing a new service commonly referred to as "cable radio," which provides cable television subscribers with several high-quality channels of music, news and other information. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry or on the Company. See "Business--Competition."

    The profitability of the Company's radio stations is subject to various other factors which influence the radio broadcasting industry as a whole. The Company's radio stations may be adversely affected by changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, proposals to limit the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance radio station acquisitions and operations. The Company cannot predict which, if any, of these factors might have a significant impact on the radio broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these events might have on the Company.

EFFECTS OF ECONOMIC RECESSION

    The Company derives substantially all of its revenue from the sale of advertising time on its radio stations. The Company's broadcasting revenue could be adversely affected by a future national recession. In addition, because a substantial portion of the Company's revenue is derived from local advertisers, the Company's ability to generate advertising revenue in specific markets could be adversely affected by local or regional economic downturns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELIANCE ON KEY PERSONNEL

    The Company's business is managed by a small number of key management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to attract and retain highly skilled and qualified personnel and to expand, train and manage its employee base. The Company has entered into an employment agreement with Mr. Kakoyiannis which includes provisions restricting the ability of Mr. Kakoyiannis to compete against the Company in certain circumstances. In addition, the Company maintains "key-man" insurance on the life of Mr. Kakoyiannis in the amount of $2.0 million. See "Management--Employment Agreements."

OBLIGATION TO PURCHASE THE NOTES UPON CHANGE OF CONTROL

    A Change of Control could require the Company to refinance substantial amounts of its indebtedness. Upon the occurrence of a Change of Control, the holders of the Notes would be entitled to require the Company to repurchase the Notes at a purchase price equal to 101% of the Accreted Value of such Notes prior to March 15, 2001 or 101% of the principal amount of such Notes thereafter, plus accrued and unpaid interest, if any, to the date of purchase. The exercise by the holders of their right to require the Company to repurchase the New Notes could cause a default under future Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The inability to repurchase all of the tendered Notes would constitute an Event of Default (as defined) under the Indenture. The provisions of the Indenture may not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly-leveraged transaction that may adversely affect the holders of the Notes if such transaction is not a transaction defined as a Change of Control. See "Description of Revolving Credit Facility" and "Description of the New Notes--Change of Control."

ORIGINAL ISSUE DISCOUNT; LIMITATIONS ON HOLDER'S CLAIMS

    The New Notes will be issued at a discount from their principal amount at maturity. Consequently, purchasers of the New Notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences" for a more detailed discussion of the federal income tax consequences to the purchasers of the Notes resulting from the purchase, ownership or disposition thereof.

    Under the Indenture, in the event of an acceleration of the maturity of the Notes upon the occurrence of an Event of Default, the holders of the Notes may be entitled to recover only the amount which may be declared due and payable pursuant to the Indenture, which will be less than the principal amount at maturity of such Notes. See "Description of the New Notes--Events of Default."

    If a bankruptcy case is commenced by or against the Company under the Bankruptcy Code (as defined), the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price of the Notes as set forth on the cover page hereof and (ii) that portion of the original issue discount (as determined on the basis of such issue price) which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

    The New Notes are new securities for which there is currently no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. The Existing Notes are currently eligible for trading in the PORTAL market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes (or any Existing Notes not exchanged). See "Plan of Distribution."

    The liquidity of, and trading market for, the New Notes or the Existing Notes may also be adversely affected by a general decline in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

FRAUDULENT TRANSFER CONSIDERATIONS

    The Restricted Subsidiaries' obligations under the Subsidiary Guarantees may be subject to review under state or Federal fraudulent transfer laws in the event of a Restricted Subsidiary's bankruptcy or other financial difficulty.

    Under those laws, if in a lawsuit by an unpaid creditor or representative of creditors of a Restricted Subsidiary, such as a trustee in bankruptcy or the Restricted Subsidiary as a debtor in possession under the Bankruptcy Code, a court were to find that (a) the Restricted Subsidiary received less than fair consideration or reasonably equivalent value for its Guarantee, and (b) when it entered into its Subsidiary Guarantee (or in some jurisdictions, when it became obligated to make payments thereunder), it either (i) was rendered insolvent,
(ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iii) intended to incur or believed (or reasonably should have believed) that it would incur debts beyond its ability to pay as they matured, the court could avoid its obligations under its Subsidiary Guarantee, or subordinate those obligations to its other obligations, and in either case direct the return of any amounts paid thereunder to the Restricted Subsidiary or to a fund for the benefit of its creditors. It should be noted that a court could avoid a Restricted Subsidiary's obligations under its Subsidiary Guarantee without regard to factors (a) and (b) above, if it found that it entered into its Subsidiary Guarantee with actual intent to hinder, delay, or defraud its creditors.

    A court will likely find that a Restricted Subsidiary did not receive fair consideration or reasonably equivalent value for its Subsidiary Guarantee to the extent that it did not benefit directly from the proceeds of the sale of the Existing Notes.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ADVERSE CONSEQUENCES OF FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES

    Issuance of the New Notes in exchange for Existing Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. A tender will not be deemed to have been timely received if the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes is mailed prior to the Expiration Date but is received by the Exchange Agent after the Expiration Date. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Neither the Company nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange.

    Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain conditions and restrictions. Upon consummation of the Exchange Offer certain registration rights of the Existing Notes under the Registration Rights Agreement will terminate.

    The Registration Rights Agreement provides that, if the Exchange Offer is not consummated on or prior to the 180th day after the Issue Date (as defined); or the Shelf Registration Statement (as defined in the Registration Rights Agreement) is filed and declared effective on or prior to the 150th day after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event, a "Registration Default"), the Company will be obligated to pay liquidated damages (the "Liquidated Damages") to each holder of Notes that are Transfer Restricted Securities (as defined in the Registration Rights Agreement), during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount (or Accreted Value as the case may be) of the Notes constituting outstanding Transfer Restricted Securities held by such holder until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued Liquidated Damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    The New Notes and any Existing Notes which remain outstanding after consummation of the Exchange Offer will constitute a single class of Notes under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture.

RECEIPT OF RESTRICTED SECURITIES UNDER CERTAIN CIRCUMSTANCES

    Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure of any holder to comply with such registration and prospectus delivery requirements will subject such holder to potentially both civil and criminal liability under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

ADVERSE EFFECT ON MARKET FOR EXISTING NOTES

    To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

    There will be no proceeds to the Company from the exchange of Existing Notes pursuant to the Exchange Offer. This Exchange Offer is intended to satisfy certain obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement. The net proceeds of approximately $125.4 million from the Offering were used by the Company to repay approximately $32.8 million indebtedness outstanding as of March 17, 1998 under the Company's Amended and Restated Credit Facility (the "Old Credit Facility") with The Chase Manhattan Bank ("Chase"), with the balance being used to finance the acquisition costs of radio station properties and for general working capital purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Acquisitions."

                                 CAPITALIZATION

    The following table sets forth the Company's capitalization as of December 31, 1997 (i) as reported, and (ii) on a pro forma basis to give effect to the Offering and the application of the net proceeds therefrom. The information set forth below should be read in conjunction with the "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                                                                   AS ADJUSTED
                                                                                                     FOR THE
                                                                           ACTUAL    ADJUSTMENTS     OFFERING
                                                                         ----------  -----------  --------------
                                                                                     (IN THOUSANDS)
Cash and cash equivalents..............................................  $       80   $  91,015    $     91,095
                                                                         ----------  -----------  --------------
Debt (including current maturities):
  Old Credit Facility..................................................  $   30,100   $ (30,100)   $    --
  Revolving Credit Facility(1).........................................      --          --             --
  Senior Discount Notes due 2005.......................................      --         125,376         125,376
                                                                         ----------  -----------  --------------
      Total debt.......................................................      30,100      95,276         125,376
Stockholders' equity...................................................      25,032        (398)         24,634
                                                                         ----------  -----------  --------------
      Total capitalization.............................................  $   55,132   $  94,878    $    150,000
                                                                         ----------  -----------  --------------
                                                                         ----------  -----------  --------------

------------------------

(1) For a description of the $15.0 million Revolving Credit Facility, see "Description of Revolving Credit Facility."

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The unaudited pro forma balance sheet as of December 31, 1997 is presented as if, at such date, the Offering and the application of the net proceeds therefrom had been consummated.

    The unaudited pro forma statement of operations for the year ended December 31, 1997 is presented as if, at the beginning of the period, (i) the Company had completed the acquisition of the assets of WZVU-FM (which acquisition was completed in June 1997), (ii) the Company had completed the acquisition of the assets of WVVX-FM, Inc. (which acquisition was completed in August 1997), and
(iii) the Offering and the application of the net proceeds therefrom had been consummated.

    These pro forma financial statements should be read in conjunction with the Company's financial statements and the related notes thereto and the financial statements and the related notes thereto of WZVU-FM, and WVVX-FM included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                              BIG CITY RADIO, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                                             OFFERING
                                                                               HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                               -----------  -----------  -----------
ASSETS
Current assets:
  Cash.......................................................................   $      80    $  91,015(1)  $  91,095
  Accounts receivable, net of allowance for doubtful accounts................       2,325       --            2,325
  Other current assets.......................................................         252       --              252
                                                                               -----------  -----------  -----------
    Total current assets.....................................................       2,657       91,015       93,672
Property and equipment, net..................................................       2,679       --            2,679
Intangible assets, net.......................................................      54,115       --           54,115

Deferred financing fees......................................................         612        3,649(2)      4,261

Other assets.................................................................          45       --               45
                                                                               -----------  -----------  -----------
    Total assets.............................................................   $  60,108    $  94,664    $ 154,772
                                                                               -----------  -----------  -----------
                                                                               -----------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities..........................................................   $   2,876    $  --        $   2,876
Deferred income taxes........................................................       2,100         (214)(2)      1,886
Long-term debt...............................................................      30,100      125,376(3)    125,376
                                                                                               (30,100)(4)     --
Stockholders' equity.........................................................      25,032         (398)(2)     24,634
                                                                               -----------  -----------  -----------
Total liabilities and stockholders' equity...................................   $  60,108    $  94,664    $ 154,772
                                                                               -----------  -----------  -----------
                                                                               -----------  -----------  -----------

------------------------

(1) Reflects the gross proceeds of the Offering net of the discounts payable to the Initial Purchasers and estimated expenses of the Offering payable by the Company and the application of such net proceeds to repay amounts outstanding under the Old Credit Facility as of December 31, 1997.

(2) Reflects adjustments to deferred financing fees to reflect the write-off of deferred fees on old debt net of tax effect, and capitalization of fees related to the Offering.

(3) Reflects the gross proceeds of the Offering.

(4) To reflect application of a portion of the net proceeds of the Offering to repay all amounts outstanding under the Old Credit Facility at December 31, 1997.

                              BIG CITY RADIO, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                             ACQUISITION OF
                                                            ACQUISITION OF      WVVX-FM,                      PRO
                                                HISTORICAL    WZVU-FM(1)         INC.(2)      ADJUSTMENTS    FORMA
                                                ----------  ---------------  ---------------  -----------  ----------
Gross revenue.................................  $   11,731     $     414        $     623      $    (375)(3) $   12,393
Less: commissions and fees....................       1,271             1                1                       1,273
                                                ----------         -----            -----     -----------  ----------
  Net revenues................................      10,460           413              622           (375)      11,120
Station operating expenses excluding
 depreciation and amortization................      12,979            92              255           (375)(3)     12,951
                                                ----------         -----            -----     -----------  ----------
Station operating income (loss) excluding
 depreciation and amortization................      (2,519)          321              367         --           (1,831)
Corporate, general and administrative
 expenses.....................................       1,745           220              169         --            2,134
Employment incentive..........................       3,863        --               --             --            3,863
Reimbursement of operating expenses under
 LMA..........................................      --              (151)          --             --             (151)
Depreciation and amortization.................       1,931            51              169             99(4)      2,250
                                                ----------         -----            -----     -----------  ----------
Operating income (loss).......................     (10,058)          201               29            (99)      (9,927)
Interest expense..............................       4,348           180              231          9,742(5)     14,501
Other (income) expense........................        (101)       --               --             --             (101)
                                                ----------         -----            -----     -----------  ----------
(Loss) before income taxes....................     (14,305)           21             (202)        (9,841)     (24,327)
Provision for (benefit from) income taxes.....       2,300        --                  (66)            66(6)      2,300
                                                ----------         -----            -----     -----------  ----------
(Loss) before extraordinary items.............     (16,605)           21             (136)        (9,907)     (26,627)
Extraordinary loss, net of income taxes.......         313        --               --                398(7)        711
                                                ----------         -----            -----     -----------  ----------
Net income (loss).............................  $  (16,918)    $      21        $    (136)     $ (10,305)  $  (27,338)
                                                ----------         -----            -----     -----------  ----------
                                                ----------         -----            -----     -----------  ----------

           See notes to unaudited pro forma statement of operations.

                              BIG CITY RADIO, INC.

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

------------------------

(1) Reflects historical results of operation for the period January 1, 1997 to May 31, 1997 of WZVU-FM, Long Branch, New Jersey, acquired from K&K Radio Broadcasting, LLC. on June 5, 1997.

(2) Reflects historical results of operation for the period January 1, 1997 to July 31, 1997 of WVVX-FM, Highland Park, Illinois, acquired from Douglas Broadcasting, Inc. on August 8, 1997.

(3) Eliminates LMA fees and expenses in the period January 1, 1997 to June 5, 1997, the period during which the Company managed WZVU-FM prior to ownership. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These fees and expenses were reported in the Company's historical results of operations as station operating expenses and in the historical results of operations of the acquired businesses as other income.

(4) Adjustment of historical depreciation and amortization expense of the acquired businesses to reflect the new allocations of purchase prices to the assets acquired.

(5) Reflects the pro forma adjustment required to report Pro Forma interest expense as interest on $126,375,700 at 11.25%, compounded semi-annually, plus the amortization of the deferred financing fees of the Notes.

(6) Pro forma adjustment raising to the elimination of taxes due to net operating losses.

(7) Reflects the write-off of deferred financing fees, net of tax effect on the Old Credit Facility due to the repayment of amounts outstanding under the facility from the proceeds of the Offering.

                            SELECTED FINANCIAL DATA

    The following table presents selected financial data and should be read in conjunction with the Company's financial statements and the related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The selected balance sheet data as of December 31, 1995 and 1994, and September 30, 1994 and 1993 and statement of operations data for the year ended December 31, 1995, the three months ended December 31, 1994 and the years ended September 30, 1994 and 1993 are derived from the Company's financial statements which have been audited by Holtz Rubenstein & Co., LLP, Certified Public Accountants. The selected balance sheet data as of December 31, 1996 and 1997 and statement of operations data for the year ended December 31, 1996 and 1997 are derived from the Company's financial statements which have been audited by KPMG Peat Marwick LLP, Independent Certified Public Accountants. The historical financial results of the Company are not comparable from period to period because of the acquisition and sale of various broadcasting properties by the Company during the periods covered.

                                                        YEARS ENDED       THREE MONTHS
                                                       SEPTEMBER 30,          ENDED            YEARS ENDED DECEMBER 31,
                                                    --------------------  DECEMBER 31,   ------------------------------------
                                                      1993       1994        1994(1)     1995(1)(2)   1996(3)(4)    1997(5)
                                                    ---------  ---------  -------------  -----------  -----------  ----------
                                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Gross revenues....................................  $   1,511  $   2,267    $     654     $   5,655   $     8,567  $   11,731
Net revenues......................................      1,383      2,074          604         5,225         7,944      10,460
Station operating expenses........................      2,325      2,326          687         7,185        12,253      12,979
Corporate, general and administrative expenses....     --         --           --               425         1,201       1,745
Employment incentives.............................     --         --           --            --           --            3,863
Depreciation and amortization.....................        622        524          113           798         1,388       1,931
Operating loss....................................     (1,563)      (776)        (196)       (3,183)       (6,898)    (10,058)
Gain on sale......................................     --         --           --            --            (6,608)     --
Interest expense..................................        258        439          120           842         2,827       4,348
Income tax benefit................................     --         --           --            --           --            1,050
Deferred income taxes resulting from conversion to
  C corporation status............................     --         --           --            --           --           (3,350)
Extraordinary loss on extinguishment of debt, net
  of income taxes       ..........................     --         --           --            --           --             (313)
Net (loss)........................................     (1,807)    (1,163)        (298)       (4,005)       (3,098)    (16,918)
BASIC INCOME (LOSS) PER COMMON SHARE:.............      (0.30)     (0.19)       (0.05)        (0.66)        (0.39)      (1.77)
OTHER FINANCIAL DATA:
Broadcast cash flow(6)............................  $    (942) $    (252)   $     (83)    $  (1,960)  $    (4,309)     (2,519)
EBITDA(7).........................................       (942)      (252)         (83)       (2,385)       (5,510)     (4,264)
Net cash used in operating activities.............     (1,228)    (1,007)        (227)       (2,942)       (7,448)     (8,661)
Net cash used in investing activities.............        (92)       (23)          (1)       (3,883)      (24,235)     21,942
Net cash provided by financing activities.........      1,296      1,066          172         7,779        30,851      30,449
Capital expenditures..............................         92         23            1           333           653         488
Ratio of earnings to fixed charges(8).............     --         --           --            --           --           --
BALANCE SHEET DATA:
Cash..............................................  $      20  $      56    $  --         $   1,066   $       234  $       80
Intangibles, net..................................      2,942      2,666        2,600         6,040        29,230      54,115
Total assets......................................      4,037      4,044        3,863         9,433        38,963      60,108
Notes payable to stockholders.....................      4,923      6,028        6,219        13,477        12,544
Long-term debt, including current portion.........     --         --           --            --            28,200      30,100
Stockholder's equity (deficit)....................     (1,022)    (2,185)      (3,484)       (5,821)       (3,800)     25,032

------------------------

(1) The financial statements for the 12 months ended December 31, 1995 include three months (October, November and December 1994) of operations of Q Broadcasting, Inc. that were included in the three months ended December 31, 1994 financial statements. Revenues and net loss for the duplicate period are $604,000 and $298,000, respectively.

(2) The Company acquired substantially all of the assets of WRGX-FM and WRKL-AM effective December 31, 1994 and commenced operations on January 1, 1995. The financial statements include the operations of these stations since January 1, 1995.

(3) The Company acquired substantially all of the assets of the Los Angeles Stations and KWIZ-FM on May 30, 1996 and commenced operations of these stations under a LMA on March 26, 1996. The financial statements include the operations of these stations from commencement of the LMA period. KWIZ-FM was sold on December 20, 1996. No gain or loss was recognized on the sale of KWIZ-FM.

(4) The Company acquired WSTC-AM and WKHL-FM during 1992. The financial statements include the operations of these stations from their date of acquisition to May 30, 1996, the date on which they were sold. For the year ended December 31, 1996, the gain on sale of stations represents the gain on sale of WSTC-AM and WKHL-FM.

(5) The Company acquired substantially all of the assets of WWHB-FM on April 1, 1997 and WZVU-FM on June 5, 1997 and commenced operations of these stations under a LMA during December 1996. WWHB-FM and WZVU-FM together with WRGX-FM form Y-107 NY. The financial statements include the operations of Y-107 NY since December 1996.

(6) Broadcast cash flow is defined as operating loss plus depreciation and amortization plus corporate, general and administrative expenses, plus non-cash charges related to stock-based compensation expense in the amount of $3,863,000 for the year ended December 31, 1997 plus reimbursement of operating expenses under LMA. Although not calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcast industry as a measure of a broadcasting company's operating performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating loss, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity calculated in accordance with generally accepted accounting principles.

(7) EBITDA is defined as operating loss plus depreciation, amortization and non-cash charges relating to stock based compensation expense in the amount of $3,863,000 for the year ended December 31, 1997 plus reimbursement of operating expenses under LMA. The Company believes that EBITDA provides additional information for determining its ability to meet debt service requirements. Nevertheless, this measure excludes certain items such as depreciation and amortization, which are significant components in understanding and assessing the financial performance of the Company. This measure is not required by GAAP and should not be considered in isolation or as a substitute for operating loss, cash flow from operating, investing and financing activities as determined in accordance with GAAP, or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with generally accepted accounting principles. In addition, the Company's use of EBITDA may not be comparable to similar titled measures presented by other companies due to the use by such other companies of different financial statement components in calculating EBITDA.

(8) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest, expensed or capitalized, including amortization of deferred financing costs and debt discount and the estimated interest component of rent expense. Earnings were not sufficient to cover fixed charges by $1,807,000 and $1,163,000 for the fiscal years ended September 30, 1993 and 1994, respectively, by $4,005,000, $3,098,000 and $14,305,000 for the fiscal years ended December 31, 1995, 1996 and 1997, respectively, and by $298,000 for the three months ended December 31, 1994.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

    The following discussion should be read in conjunction with "Selected Financial Data" and the other financial data appearing elsewhere in this Prospectus. Certain information included herein contains statements that constitute "forward-looking statements" containing certain risks and uncertainties. See "Special Note Regarding Forward-Looking Statements."

GENERAL

    The Company was incorporated in August 1994 and commenced operations on January 1, 1995, having acquired WRGX-FM, Briarcliff Manor, New York, and WRKL-AM, Pomona, New York (together, the "Original New York Stations"), on December 31, 1994. On May 30, 1996 the Company merged with Q Broadcasting, Inc. ("Q") in a transaction accounted for as a combination of entities under common control. As a result of this merger the two entities are deemed to be combined since inception (see notes to the financial statements included elsewhere in this Prospectus). Q owned and operated the Q stations in Stamford, Connecticut, from July 1992 up to the date of the combination with the Company. The Company reports on the basis of a December 31 year-end and Q reported on the basis of a September 30 year-end. As a result, the December 31, 1996 and 1995 financial statements reflect the operations of Q on the basis of the eight month period ended May 30, 1996 (the date of sale of the Q stations) and the 12 months ended September 30, 1995, respectively.

    The Q stations were operated in one facility, with one sales and support staff. Their financial performance is combined for purposes of the discussions that follow. Y-107 LA, Y-107 NY, WRKL-AM, and the stand-alone operations of WRGX-FM were operated with separate staffs and facilities, therefore their performance is separately identified.

    Between March 26, 1996 and May 30, 1996, when the stations were acquired, the Company operated the Los Angeles Stations and KWIZ-FM under a LMA. On March 26, all of the existing operations of the Los Angeles Stations were terminated, and the Company debuted Y-107 LA under a modern rock format with new staffing and no existing advertiser base. Although commencing with no revenues, Y-107 LA revenues had surpassed all other Company revenues combined by November 1996. During the LMA period, station operating expenses include significant LMA fees and other reimbursed expenses to the seller. KWIZ-FM was sold on December 20, 1996.

    On December 5, 1996, the Company commenced operation of WWZY-FM (formerly WZVU-FM), Long Branch, New Jersey, under a LMA, changing its format to country music. On that date, WWXY-FM (formerly WRGX-FM), Briarcliff Manor, New York, which the Company had operated as a stand-alone FM station since its acquisition on January 1, 1995, changed format to broadcast Y-107 NY as a new country music station with WWZY-FM. Furthermore, on December 30, 1996 the Company began operating WWVY-FM (formerly WWHB-FM), Hampton Bays, New York, under a LMA. Since that date, the New York Stations have operated as Y-107 NY. Y-107 NY retained certain advertisers and staff from all three of the previously stand-alone stations. WWVY-FM and WWZY-FM were subsequently acquired on April 1, 1997 and June 5, 1997, respectively. In order to improve Y-107 NY's listenable signal, the Company has recently signed an agreement to acquire a combined AM/FM radio station in the New York MSA for an aggregate purchase price of approximately $6.3 million and has entered into a LMA that enables it to immediately begin broadcasting Y-107 NY's country music on this station. Simultaneously with the consummation of this acquisition, the Company intends to resell the assets of the AM radio station for approximately $1.0 million. Following the consummation of this acquisition, the FM radio station will be simulcasted using STMC-TM- to broadcast on the 107.1-FM frequency with the Company's Y-107 NY radio stations. The consummation of this acquisition remains subject to a number of significant conditions to closing, including the consent of the FCC to the transfer of control from this station's operating entity to the Company. See "Business--Acquisitions" and "Business--Proposed Radio Station Disposition."

    On August 8, 1997 the Company acquired WVVX-FM, Highland Park, Illinois, and WJDK-FM, Morris, Illinois. Since February 1998, the Chicago Stations have operated as FM-103.1, broadcasting an adult contemporary format. The Company has recently signed agreements to purchase the assets of two FM radio stations and a combined AM/FM radio station in the Chicago MSA for an aggregate purchase price of approximately $24.0 million. Immediately following the consummation of these acquisitions, the Company intends to resell the assets of the combined AM/FM radio station and simulcast the two FM radio stations using STMC-TM- to broadcast collectively on the 92.7-FM frequency. The consummation of these acquisitions remains subject to a number of significant conditions to closing, including the consent of the FCC to the assignment of these stations' FCC licenses to the Company. See "Business--Acquisitions" and "Business--Proposed Radio Station Disposition."

RESULTS OF OPERATIONS

    The Company's financial results are dependent on a number of factors, including the general strength of the local and national economies, local market competition, the relative efficiency and effectiveness of radio broadcasting compared to other advertising media, government regulation and policies and the Company's ability to provide popular programming. The performance of a radio station group is customarily measured by its ability to generate broadcast cash flow, calculated as station operating income or loss excluding depreciation and amortization and corporate overhead. This measure, although widely used in the broadcast industry as a measure of operating performance, is not calculated in accordance with generally accepted accounting principles. Broadcast cash flow should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating activities, or any other measure for determining the Company's operating performance or liquidity calculated in accordance with generally accepted accounting principles.

    The Company's primary source of revenue is the sale of advertising. Total revenue is determined by the number of advertisements aired by the station and the advertising rates that the stations are able to charge. See
"Business--Advertising Sales."

    Given the fact that the Company's strategy involves developing brand new metropolitan area radio stations, the initial revenue base is zero and subject to factors other than ratings and radio broadcasting seasonality. After the start-up period, as is typical in the radio broadcasting industry, the Company's first calendar quarter generally will produce the lowest revenues for the year, and the fourth quarter generally will produce the highest revenues for the year. The Company's operating results in any period may be affected by the incurrence of advertising and promotion expenses that do not produce commensurate revenues in the period in which the expenses are incurred.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    NET REVENUES in the year ended December 31, 1997 were $10,460,000 as compared to $7,944,000 for the year ended December 31, 1996, an increase of $2,516,000, or 32%. This increase was due primarily to an increase of $4,647,000 in the net revenues of Y-107 LA compared to the prior year and an increase of the Y-107 NY net revenues in the year ended December 31, 1997 of $1,120,000, or 67%, compared to the net revenues of the stand-alone WWXY-FM in 1996. These increases in net revenues were partially offset by (a) the absence of net revenues for the Q stations and KWIZ-FM in the year ended December 31, 1997 compared to $2,050,000 and $1,106,000 net revenues, respectively, for the year ended December 31, 1996, and (b) the fact that WRKL-AM net revenues in the year ended December 31, 1997 were down $249,000, or 16%, when compared to 1996. The Y-107 LA increase was principally due to the fact that (a) the 1997 net revenues include twelve months of Y-107 LA operations, whereas the 1996 net revenues include only nine months of Y-107 LA operations, and (b) the 1996 period net revenues were the first nine months of operation of the Los Angeles Stations which was commenced with no existing business. The Y-107 NY increase reflects growth resulting from the commencement of the initial broadcast of Y-107 NY in January 1997.

    STATION OPERATING EXPENSES excluding depreciation and amortization in the year ended December 31, 1997 were $12,979,000, as compared to $12,253,000 in the year ended December 31, 1996, an increase of $726,000, or 6%. This increase was due to the inclusion of the expenses of Y-107 LA and Y-107 NY offset by the absence of operating expenses of the Q Stations. The increase in Y-107 LA operating expenses reflects the fact that (a) the 1997 station operating expenses represent twelve months of operations as compared to nine months operations reported in 1996, and (b) the nine month operations in 1996 were the first nine months of operation of the station, reflecting incomplete staffing and the absence of significant marketing initiatives, offset by the expense of LMA fees and expenses of $593,000 incurred in 1996. The increase in the Y-107 NY operating expenses when compared to the prior year operating expenses of the stand-alone WWXY-FM were due to (a) $540,000 of non-recurring LMA fees and expenses for WWZY-FM and WWVY-FM, (b) significantly increased advertising and promotional expenditures incurred to launch Y-107 NY and (c) increased selling and general and administrative expenses in developing the Y-107 NY infrastructure.

    DEPRECIATION AND AMORTIZATION EXPENSES for the year ended December 31, 1997 were $1,931,000, as compared to $1,388,000 for the prior year, an increase of $543,000, or 39%. This increase was due primarily to the amortization of intangibles and depreciation of capital assets related to the acquired stations.

    CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES for the year ended December 31, 1997 were $1,745,000, as compared to $1,201,000 for the prior year, an increase of $544,000, or 45%. This increase was primarily due to increases in administrative staff to support the growth of the Company.

    INTEREST EXPENSE for the year ended December 31, 1997 was $4,348,000 as compared to $2,827,000 for the prior year, an increase of $1,521,000, or 54%. This increase reflects borrowings under the Old Credit Facility made to fund the Company's acquisitions, and (b) increased stockholders' loans throughout 1997 compared to 1996. In the years ended December 31, 1997 and 1996, the average outstanding total debt for the Company was $56,898,000 and $37,026,000, respectively. The average rate of interest on the outstanding debt was 7.6% and 7.6%, respectively.

    NET LOSSES for the year ended December 31, 1997 were $16,918,000, as compared to $3,098,000 for the prior year. The increase in the net loss of $13,820,000 was primarily attributable to (a) 1996 period gain of $6,608,000 on the sale of the Q stations, (b) higher interest expense and depreciation and amortization expenses incurred as part of the radio station acquisitions of the Company, (c) a charge of $3,863,000 in 1997 relating to awards under the employment incentive arrangements, and (d) a one-time income tax charge of $3,350,000 relating to the change in taxable status of the Company from an S corporation to a C corporation, offset by the absence of the Q stations operations in 1997 and improvement in the Y-107 LA performance.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    NET REVENUES in the year ended December 31, 1996 were $7,944,000 as compared to $5,225,000 for the year ended December 31, 1995, an increase of $2,719,000, or 52%. This increase was primarily due to (a) net revenues of $1,567,000 and $1,106,000 from the Company's LMA operation and acquisition of the Los Angeles Stations and KWIZ-FM, respectively, and (b) an increase in net revenues of WRKL-AM of $320,000 for the year ended December 31, 1996 compared to the prior year. This increase was partially offset by decreases in net revenues of the Q stations of $237,000 due to their shorter period of operation and a small decrease in net revenues of $36,000 at WRGX-FM.

    STATION OPERATING EXPENSES excluding depreciation and amortization for the year ended December 31, 1996 were $12,253,000, as compared to $7,185,000 in the year ended December 31, 1995, an increase of $5,068,000, or 71%. This increase was primarily due to (a) station operating expenses of $3,870,000 and $359,000 from the Company's LMA operation and acquisition of Y-107 LA and KWIZ-FM, respectively, (b) an increase in WRKL-AM station operating expenses of $412,000 for the year ended December 31, 1996 compared to the prior year and (c) an increase of $476,000 in the Q stations operating expenses. The 1996 Y-107 LA operating costs of $3,870,000 include $593,000 of non-recurring LMA expenses incurred during the two-month period ended May 30, 1996. The increased WRKL-AM and Q stations operating costs in 1996 when compared to 1995 reflect significant investments in sales, marketing, programming and administrative support to grow the stations' ratings.

    DEPRECIATION AND AMORTIZATION EXPENSES for the year ended December 31, 1996 were $1,388,000, as compared to $798,000 for the year ended December 31, 1995, an increase of $590,000, or 74%. This increase was due primarily to the amortization of intangibles and the depreciation of capital assets acquired related to the Y-107 LA and KWIZ-FM acquisitions.

    CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES for the year ended December 31, 1996 were $1,201,000, as compared to $425,000 for the year ended December 31, 1995, an increase of $776,000, or 182%. This increase is due to the establishment of a corporate staff during 1995 and early 1996 to support implementation of the Company's business plan.

    INTEREST EXPENSE for the year ended December 31, 1996 was $2,827,000, as compared to $842,000 for the year ended December 31, 1995, an increase of $1,985,000, or 236%. This increase reflects (a) the initial borrowings of $31 million under the Old Credit Facility made to fund, in part, the acquisition of Y-107 LA and KWIZ-FM on May 30, 1996, and (b) increased stockholders' loans throughout 1996 compared to 1995. In the year ended December 31, 1996 and 1995, the average outstanding total debt for the Company was $37,026,000 and $11,390,000, respectively. The average rate of interest on the outstanding debt was 7.6% and 7.4%, respectively.

    NET LOSSES for the year ended December 31, 1996 were $3,098,000, as compared to $4,005,000 for the year ended December 31, 1995, a decrease of $907,000, or 23%. The net decrease is primarily attributable to the gain on the sale by the Q stations of $6,608,000 and increased net revenue, offset by (a) higher interest expense and depreciation and amortization expenses incurred as part of the radio station acquisitions of the Company, and (b) an increase in station operating expenses as the Company reconfigured and developed the Los Angeles Stations.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has reported net losses since inception primarily due to broadcast cash flow deficits characteristic of the start up of Y-107 LA and Y-107 NY, and depreciation and amortization charges relating to the Company's acquisition of radio stations, as well as interest charges on its outstanding debt. In addition, because its broadcast properties are in the early stages of development, the Company expects to generate significant net losses as it continues to expand its presence in major markets. Accordingly, the Company expects to generate consolidated net losses for the foreseeable future. As a result, working capital needs have been met by borrowings, including loans from the Principal Stockholders (which borrowings were contributed to the capital of the Company immediately prior to the consummation of the Initial Public Offering) and borrowings under the Old Credit Facility. The Company has entered into employment contracts with thirteen individuals comprised mainly of officers and senior management that provide for minimum salaries and incentives based upon specified levels of performance. The minimum payments under these contracts are $1,725,000 in 1998, $470,000 in 1999 and $300,000 in 2000.

    The Company has never paid cash or stock dividends on shares of its common stock. The Company will continue to report net losses throughout the start up period for the Chicago Stations. Furthermore, it intends to retain future earnings for use in its business and does not anticipate paying dividends on shares of its Common Stock in the foreseeable future.

    CASH FLOWS FROM OPERATING ACTIVITIES

    In each of the years ended December 31, 1995, 1996 and 1997, the Company reported cash used in operations. In the year ended December 31, 1996 these negative cash flow were predominantly due to the funding of start-up operations at Y-107 LA, together with an increase in interest expense in both periods, as borrowings under the Old Credit Facility were used to fund the Y-107 LA radio station acquisition. In the year ended December 31, 1997, the deficit was predominantly due to the start-up operating losses of Y-107 NY and increased interest expense for borrowings under the Old Credit Facility to finance the Y-107 NY and Chicago Stations acquisitions.

    CASH FLOWS FROM INVESTING ACTIVITIES

    Capital expenditures (excluding acquisitions of radio stations) were $333,000, $653,000 and $488,000 in the years ended December 31, 1995, 1996 and
1997, respectively. These expenditures primarily reflect costs associated with the FCC Power Increases and other technical improvements at the Company's stations, the upgrade and expansion of the studio and broadcast facilities, computer support equipment, and the purchase of promotional vehicles for the newly formed trimulcast stations. The Company has to date spent less than $250,000 per station group for the upgrades and other technical improvements associated with the implementation of its STMC-TM- concept for power increases at such station groups.

    CASH FLOWS FROM FINANCING ACTIVITIES

    Under the terms of the Old Credit Facility, the Company had a $35.0 million reducing revolving loan facility, of which amount Mr. Subotnick had guaranteed the payment of up to $6.0 million. At December 31, 1997, the Company had $30.1 million outstanding under the Old Credit Facility. The amounts outstanding under the Old Credit Facility were repaid with the proceeds of the Offering on March 17, 1998.

    The Company completed a private placement of $174.0 million aggregate principal amount of Existing Notes on March 17, 1998, generating approximately $125.4 million of gross proceeds for the Company of which the Company used approximately $32.8 million to repay outstanding indebtedness under its Old Credit Facility with the balance being used to finance the acquisition costs of radio station properties and for general working capital purposes. See "Business--Acquisitions."

    The Existing Notes were issued and the New Notes will be issued at an original issue discount and will accrete in value until March 15, 2001 at a rate of 11 1/4% per annum, compounded semi-annually, to an aggregate principal amount of $174.0 million. Cash interest will not accrue on the Notes prior to March 15, 2001. Thereafter, interest on the Notes will accrue at a rate of 11 1/4% per annum and will be payable in cash semi-annually, commencing September 15, 2001. The Notes will mature on March 15, 2005 but may be redeemed after March 15, 2001 at the option of the Company, in whole or in part at a redemption price of 105.625%, 102.813% or 100.000% if redeemed during the 12-month period commencing on March 15 of 2002, 2003 and on and after 2004, respectively. In addition, up to 33 1/3% of the original principal amount of the Notes may be redeemed at the option of the Company prior to March 15, 2001 at a redemption price equal to 111.25% of the accreted value of the Notes with net cash proceeds of one or more equity offerings of the Company so long as there is a public market for the Class A Common Stock at the time of such redemption and provided that at least 66 2/3% of the original principal amount of the Notes remains outstanding.

    Holders of the Notes have the right to require the Company to repurchase their Notes upon a Change of Control of the Company, at a price equal to 101% of the accreted value of the Notes if such repurchase occurs prior to March 15, 2001 or 101% of the principal amount of such Notes if such repurchase occurs thereafter, plus accrued and unpaid interest, if any, to the purchase date. A Change of Control for purposes of the Notes is deemed to occur (i) when any person other than the Principal Stockholders, the management and their affiliates (the "Permitted Holders"), becomes the owner of more than 35% of the total voting power of the Company's stock and the Permitted Holders own in the aggregate a lesser percentage of such voting power and do not have the right or ability to elect a majority of the Board of Directors, (ii) when the Board of Directors does not consist of a majority of continuing directors, (iii) upon the occurrence of a sale or transfer of all or substantially all of the assets of the Company taken as a whole, or (iv) upon the adoption by the stockholders of a plan for the liquidation or dissolution of the Company.

    Payments under the Notes are guaranteed on a senior unsecured full and unconditional, joint and several, basis by the Company's restricted subsidiaries. The Notes contain certain financial and operational covenants and other restrictions with which the Company and its restricted subsidiaries must comply, including restrictions on the incurrence of additional indebtedness, investments, payment of dividends on and redemption of capital stock and the redemption of certain subordinated obligations, sales of assets and the use of proceeds therefrom, transactions with affiliates, creation and existence of liens, the types of businesses in which the Company may operate, asset swaps, distributions from restricted subsidiaries, sales of capital stock of restricted subsidiaries and consolidations, mergers and transfers of all or substantially all of the Company's assets. The Company is currently in compliance with all covenants and other restrictions under the Notes and anticipates that it will continue to meet the requirements of the Notes.

    The Notes contain customary events of default including payment defaults and default in the performance of other covenants, certain bankruptcy defaults, judgment and cross defaults, and failure of a subsidiary guarantee to be in full force and effect.

    In connection with the consummation of the Offering, the Company entered into a Second and Amended Restated Credit Agreement with Chase (the "Revolving Credit Facility") providing for up to $15.0 million of availability, based upon a multiple of the Company's Los Angeles Stations' cash flow. See "Description of Revolving Credit Facility." The Revolving Credit Facility will mature on the fifth anniversary of the date of original issuance of the Existing Notes and amounts outstanding under the Revolving Credit Facility will bear interest at an applicable margin plus, at the Company's option, Chase's prime rate (in which case the applicable margin will initially be 2.00% subject to reduction upon obtaining performance criteria based on the Company's leverage ratio) or the London Interbank Borrowing Rate (in which case the applicable margin will initially be 3.00% subject to reduction upon obtaining performance criteria based on the Company's leverage ratio). The Company's obligations under the Revolving Credit Facility are secured by a pledge of substantially all of the Company's and its Restricted Subsidiaries' assets. The Company will pay a fee of
0.5 percent per annum on the aggregate unused portion of the facility.

    The Revolving Credit Facility contains certain financial and operational covenants and other restrictions with which the Company must comply, including, among others, limitations on capital expenditures, the incurrence of additional indebtedness, restrictions on sales of assets, restrictions on the use of borrowings, limitations on paying cash dividends and redeeming or repurchasing capital stock of the Company or the Notes, and requirements to maintain certain minimum interest coverage ratios. The Company is currently in material compliance with all covenants and other restrictions under the Revolving Credit Facility and anticipates that it will continue to meet the requirements of the Revolving Credit Facility.

    The Revolving Credit Facility contains customary events of default, including material misrepresentations, payment defaults and default in the performance of other covenants, certain bankruptcy and ERISA defaults, judgment and cross defaults, revocation of any of the Company's broadcast licenses and change in control. The Revolving Credit Facility also provides that an event of default will occur upon the occurrence of a "change of control" as defined in the Revolving Credit Facility. For purposes of the Revolving Credit Facility, a "change of control" will occur when (i) any person or group other than the Principal Stockholders and their affiliates obtains the power to elect a majority of the Board of Directors, (ii) the

Company fails to own 100% of the capital stock of its subsidiaries owning any of the FCC broadcast licenses, or when (iii) the Board of Directors does not consist of a majority of continuing directors.

    The Company is actively reviewing potential STMC-TM-, and other station acquisition candidates. See "Business--Acquisitions." After giving effect to the Offering and application of the net proceeds therefrom, the Company has available approximately $88.5 million of cash on hand and up to $15.0 million of borrowing capacity under the Revolving Credit Facility, which can be used for working capital purposes, including financing these acquisitions. Cash on hand and amounts available under the Revolving Credit Facility may not be sufficient to support the Company's growth strategy and as a result the Company may require additional debt or equity financing in order to acquire additional radio stations and accomplish its long-term business strategies. There can be no assurance that any such financing will be available or available on acceptable terms. In addition, because of the Company's substantial indebtedness, a significant portion of the Company's broadcast cash flow will be required for debt service.

    The Company anticipates that the net proceeds of the Offering, its available borrowing capacity and its broadcast cash flow from operations will be sufficient to finance its capital expenditure programs, as well as existing operational and debt service requirements, through December 31, 1998. Management believes that its long term liquidity needs will be satisfied through a combination of (i) the Company's successful implementation and execution of its growth strategy to acquire and build a major market broadcast group; and (ii) the Company's properties achieving positive operating results and cash flows through revenue growth and control of operating expenses. If the Company is unable successfully to implement its strategy, the Company may be required to obtain additional financing through public or private sale of debt or equity securities of the Company or otherwise restructure its capitalization.

YEAR 2000

    Some of the Company's older computer programs were written using two digits rather than four to define the application year. As a result, those computer programs each have time-sensitive softwares that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause system failure or miscalculations causing disruptions of operations, including, among other things, temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company has completed the review of its systems and has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remedy their own year 2000 issues. All of the systems tested and a majority of the third parties reviewed to date are year 2000 compliant. Year 2000 costs are not expected to have a material impact on the Company's ongoing results of operations. There is no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

REPORTING COMPREHENSIVE INCOME

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997, although earlier adoption is permitted. Reclassification of financial information for earlier periods presented for comparative purposes is required under SFAS No. 130. As this statement only requires additional disclosures in the Company's consolidated financial statements, its adoption will not have any impact on the Company's consolidated financial position or results of operations. The Company has adopted SFAS No. 130 effective January 1, 1998.

                               THE EXCHANGE OFFER

GENERAL

    The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $174.0 million aggregate principal amount at maturity of New Notes for a like aggregate principal amount at maturity of Existing Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes. The total aggregate principal amount of Existing Notes and New Notes will in no event exceed $174.0 million.

    As of the date of this Prospectus, $174.0 million aggregate principal amount at maturity of the Existing Notes was outstanding. This Prospectus, together
with the Letter of Transmittal, is first being sent on or about       , 1998, to
all holders of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions to the Exchange Offer" below.

PURPOSE OF THE EXCHANGE OFFER

    The Existing Notes were issued by the Company on March 17, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Existing Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission on or before May 16, 1998 (60 days after the date of issuance of the Existing Notes) a registration statement relating to the Exchange Offer (or use its reasonable best efforts to file a shelf registration statement relating to the offer and sale of the Existing Notes that are Transfer Restricted Securities) and to use its best efforts to cause the registration statement relating to the Exchange Offer or the shelf registration statement to become effective on or before August 14, 1998 (150 days after the date of issuance of the Existing Notes). The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement.

    Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases New Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution." A secondary resale transaction in the United States by a holder using the Exchange Offer to participate in a distribution of Existing Notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K. See "--Consequences of Failure to Exchange; Resale of New Notes."

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The Exchange Offer will expire at 5:00 P.M., New York City time, on       ,
1998, unless the Company, in its reasonable discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. In addition, the Company has agreed in the Registration Rights Agreement to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date that notice thereof is first mailed to the holders of the Existing Notes. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Existing Notes, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by press release or other public announcement communicated, unless otherwise required by applicable law or regulation, in each case, no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

    In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

    For purposes of the Exchange Offer, the term "business day" has the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

PROCEDURES FOR TENDERING EXISTING NOTES

    The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

    A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below. A tender will not be deemed to have been timely received if the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes is mailed prior to the Expiration Date but is received by the Exchange Agent after the Expiration Date.

    THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED,

WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

    The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Existing Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Existing Notes by causing such book-entry transfer facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not timely or properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Existing Notes.

    If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes within the meaning of the Securities Act and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or if such holder or such other person is an "affiliate," such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

    Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

WITHDRAWAL RIGHTS

    Tenders of Existing Notes may be withdrawn at any time prior to the close of business, New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Existing Notes to be withdrawn (the "Depositor"),
(ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "--Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount or Accreted Value, as the case may be, equal to that of the surrendered Existing Note.

    In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Existing Notes for exchange or the exchange of the New Notes for such Existing Notes any of the following events shall occur:

       (i) any action or proceeding shall have been instituted or threatened in any court or before any governmental agency or body that in the Company's judgment would reasonably be expected to prohibit, prevent or otherwise impair the ability of the Company to proceed with the Exchange Offer;

       (ii) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of the New Notes;

       (iii) a law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

       (iv) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

       (v) any change, or any development involving a prospective change, in the business or financial affairs of the Company has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company, in whole or in part, at any time or from time to time, if it determines in its reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Existing Notes and return any Existing Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered Existing Notes to withdraw their tendered Existing Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Existing Notes that have not been withdrawn or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a post-effective amendment to the Registration Statement of which this Prospectus is a part and will distribute an amended or supplemented Prospectus to each registered holder of Existing Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver or amendment and the manner of disclosure to the registered holders of the Existing Notes, if the Exchange Offer would otherwise expire during such period.

    The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange.

EXCHANGE AGENT

    U.S. Bank Trust National Association (formerly known as First Trust National Association) has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed if delivered by mail, by hand or by overnight mail or courier, as follows:

                      U.S. Bank Trust National Association
                             U.S. Bank Trust Center
                             180 East Fifth Street
                              Saint Paul, MN 55101
                            Confirm: (612) 244-0721
                              Fax: (612) 244-1537

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company.

    Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

    The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Existing Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the carrying value of the Existing Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Existing Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

    Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. However, if (i) because of any change in law or applicable interpretations thereof by the Commission, the Company determines that it and the Subsidiary Guarantors are not permitted to effect the Exchange Offer, (ii) any Existing Notes validly tendered pursuant to the Exchange Offer and not withdrawn are not exchanged for New Notes within 180 days after their date of original issuance, (iii) any Initial Purchaser so requests with respect to Existing Notes not eligible to be exchanged for New Notes in the Exchange Offer or held by it following the consummation of the Exchange Offer, (iv) any applicable law or interpretation thereof does not permit any holder to participate in the Exchange Offer, (v) any holder that participates in the Exchange Offer does not receive freely transferable New Notes in exchange for tendered Existing Notes or (vi) the Company and the Subsidiary Guarantors so elect, then the Company is obligated, as promptly as practicable, to use its reasonable best efforts to file with the Commission a shelf registration statement (a "Shelf Registration Statement") on the appropriate form under the Securities Act relating to the then outstanding Existing Notes.

    Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases New Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge in the Letter of Transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A secondary resale transaction in the United States by a holder using the Exchange Offer to participate in a distribution of Existing Notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company and the Subsidiary Guarantors have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to use their reasonable best efforts to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions within the United States as any holder of the Existing Notes reasonably requests in writing.

    Participation in the Exchange Offer is voluntary, and holders of Existing Notes should carefully consider whether to participate. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, this Exchange Offer, the Company and the Subsidiary Guarantors will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of Existing Notes." All untendered Existing Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected. See "Risk Factors--Adverse Consequences of Failure to Adhere to Exchange Offer Procedures."

    The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

                                    BUSINESS

GENERAL

    The Company was formed in 1994 to acquire radio broadcast properties in or adjacent to major metropolitan markets and utilize innovative engineering techniques and low-cost, ratings-driven operating strategies to develop these properties into successful metropolitan radio stations. In order to accomplish this objective, the Company applies a variety of innovative broadcast engineering techniques to the radio broadcast properties it acquires, including STMC-TM-. STMC-TM- consists of acquiring two or more stations which broadcast on the same frequency and simulcasting their signals to achieve broad coverage of a targeted metropolitan market. In addition to STMC-TM-, the Company intends to employ other broadcast engineering techniques to enter major metropolitan markets at attractive valuations. These engineering techniques include acquiring suburban radio stations and moving the stations' broadcast antennas closer to the metropolitan market ("move-ins") and acquiring high-power stations adjacent to major metropolitan markets and focusing such stations' broadcast signal into the metropolitan area.

    The Company's acquisition/engineering strategies enable it to provide near seamless coverage of major metropolitan markets at a significantly lower acquisition cost than is typically required to acquire a major market Class B station. Class B radio stations are defined by the FCC as those facilities whose signal is predicted to cover a regional urban area. The Company currently owns and operates STMC-TM- station combinations in New York, Los Angeles and Chicago, the three largest radio markets in the United States in terms of aggregate advertising revenues.

    The Company's first targeted market was Los Angeles where the Company operates a three-station combination, which broadcasts as Y-107 ("Y-107 LA"), featuring a modern rock format on the 107.1-FM frequency. Y-107 LA covered approximately 75% of the Arbitron diaries in the Los Angeles MSA and as a result of an increase in its transmission power pursuant to the FCC Power Increase which the Company has recently implemented, Y-107 has increased its coverage to approximately 90%. The Company has demonstrated the success of its strategy in Los Angeles where Y-107 LA has consistently ranked as one of the top five most listened to modern rock radio stations in America over the past year and achieved a significant share of 0.8% in the 12+ category as of the Winter 1998 Arbitron book. The Company has successfully translated its strong listenership into significant revenues as exemplified by the increase in its power ratio (defined as a station's share of the aggregate radio market revenues divided by its Arbitron listenership share) from 0.8 in the six-month period ended March 1997 to 1.3 in the six-month period ended December 1997. The Company's three Los Angeles Stations were acquired in May 1996 for a combined purchase price significantly lower than the reported purchase prices of Class B stations in the Los Angeles MSA, as evidenced by reported transactions consummated since the deregulation initiated by the passage of the Telecom Act in 1996. See "--Business Strategy" below.

    The Company's three stations in the New York collectively broadcast as Y-107 on the 107.1-FM frequency. Y-107 NY commenced operations in December 1996 as the only country music station covering the New York City market. Y-107 NY earned a 0.9% share in the 12+category as of the Winter 1998 Arbitron book. Y-107 NY currently covers approximately 75% of the Arbitron diaries in the New York MSA and will increase its coverage to approximately 90% as a result of an increase in its transmission power pursuant to the FCC Power Increase and completion of other technical improvements, which the Company is currently implementing. The Company's three New York Stations were acquired by the Company for a combined purchase price significantly lower than the reported purchase prices of Class B stations in the New York MSA, as evidenced by reported transactions consummated since the passage of the Telecom Act. In order to improve Y-107 NY's listenable signal, the Company has recently signed an agreement to acquire a combined AM/FM radio station in the New York MSA for an aggregate purchase price of approximately $6.3 million and has entered into a LMA that enables it to immediately begin broadcasting Y-107 NY's country music on this station. Simultaneously with the consummation of this acquisition, the Company intends to resell the assets of the AM radio station for approximately $1.0 million. Following the consummation of this acquisition, the FM radio station will be simulcasted using STMC-TM- to broadcast on the 107.1-FM frequency with the Company's Y-107 NY radio stations. The consummation of this acquisition remains subject to a number of significant conditions to closing, including the consent of the FCC to the transfer of control from this station's operating entity to the Company. See "--Acquisitions" and "--Business Strategy."

    The Company's two stations in the Chicago MSA collectively broadcast as FM-103.1 on the 103.1-FM frequency. FM-103.1 commenced operations in February 1998, broadcasting an adult contemporary format. FM-103.1 currently covers approximately 70% of the Arbitron diaries in the Chicago MSA and will increase its coverage to approximately 90% as a result of the planned increase in its transmission power pursuant to the FCC Power Increase and other technical improvements, which the Company plans to implement in 1998 pending receipt of FCC approval. The Chicago Stations were acquired for a combined purchase price which is significantly less than the reported purchase prices of Class B stations in the Chicago MSA, as evidenced by transactions consummated since the passage of the Telecom Act. The Company has recently signed agreements to purchase the assets of two FM radio stations and a combined AM/FM radio station in the Chicago MSA for an aggregate purchase price of approximately $24.0 million. Immediately following the consummation of these acquisitions, the Company intends to resell the assets of the combined AM/FM radio station and simulcast the two FM radio stations using STMC-TM- to broadcast collectively on the 92.7-FM frequency. The consummation of these acquisitions remains subject to a number of significant conditions to closing, including the consent of the FCC to the assignment of these stations' FCC licenses to the Company. See "--Acquisitions," "--Proposed Radio Station Disposition" and "--Business Strategy."

    The Company is controlled by Stuart Subotnick, a general partner of Metromedia Company ("Metromedia"), and Anita Subotnick, who own approximately 59% of the Company's common stock, representing 94% of the voting power of the Company's common stock (without giving effect to the exercise of any options to acquire shares of the Company's Class A Common Stock).

BUSINESS STRATEGY

    The Company's objective is to achieve a significant presence in selected top-20 radio markets by acquiring radio broadcast properties in or adjacent to major metropolitan markets and utilizing innovative engineering techniques and low-cost, ratings-driven operating strategies to develop these properties into successful metropolitan radio stations. The following are the key elements of the Company's business strategy:

    ENTER TOP-20 MARKETS WITH LOW CAPITAL INVESTMENT

    The Company intends to utilize STMC-TM- and other innovative acquisition and engineering strategies to gain low-cost entry into major metropolitan radio markets and achieve market coverage, which the Company believes is equivalent to the market coverage of Class B metropolitan stations.

    - LOW ACQUISITION COST. Industry research indicates that the prices of Class B radio stations in major MSAs have increased significantly since the passage of the Telecom Act. The Company has created radio stations which it believes will achieve Arbitron market coverage equivalent to the Arbitron market coverage of Class B radio stations in the three largest radio markets, for a substantially lower capital investment. For example, in the Los Angeles MSA, prices have ranged from $113.0 million to $312.0 million while the Company has created for $26.8 million a Los Angeles station which, following the implementation of the FCC Power Increase, has an Arbitron market coverage that the Company believes is equivalent to the Arbitron market coverage of Class B radio stations in the Los Angeles MSA. Similarly, in the New York MSA where prices have ranged from $83.5 million to $286.0 million, the Company has created, for $19.5 million (exclusive of the NY Station Acquisition), a New York station which, following the FCC Power Increase and completion of other technical improvements, will have an Arbitron market coverage that the Company believes is equivalent to the Arbitron market coverage of Class B radio stations in the New York MSA. In the Chicago MSA, prices have ranged from $22.0 million to $225.0 million while the Company has created, for $10.6 million, a Chicago station which, following the FCC Power Increase and other technical improvements, will have an Arbitron market coverage that the Company believes is equivalent to the Arbitron market coverage of Class B radio stations in the Chicago MSA. The purchase price for the Chicago Station Acquisition will be $24.0 million, but the Company anticipates that it will recoup part of this price through the disposition of the combined AM/FM radio station. Based on the range of purchase prices in recently consummated transactions as specified above, achieving entry into the top three radio markets would have required an aggregate investment of between $218.5 million and $823.0 million, while the Company has entered these three markets with an aggregate investment of approximately $56.9 million. All of the foregoing information regarding price ranges of Class B stations has been derived from published industry reports of sales of Class B radio stations in the MSAs where the Company operates. The Company has recently entered into agreements for the purchase of several radio stations in the New York and Chicago MSAs and continues to explore opportunities to acquire additional stations in its existing markets to increase its signal strength or Arbitron diary coverage area and to explore similar opportunities in other attractive top-20 markets and believes that there is potential to achieve low-cost entry by using methods such as STMC-TM-, "move-ins" and acquisitions of high power stations adjacent to major metropolitan markets.

    - EFFECTIVE COVERAGE OF ARBITRON RATED METROPOLITAN MARKETS. The Company's objective is to achieve coverage in excess of 90% of the Arbitron diaries in its targeted MSAs, which the Company believes is equivalent to the coverage typically provided by Class B radio stations in major metropolitan markets. Accordingly, the Company bases its acquisition strategy primarily on the location of Arbitron diaries. Furthermore, to enhance the Arbitron diary coverage of a station, once acquired, the Company's experienced engineering staff tailors an engineering solution to optimize the Arbitron diary coverage of each station. Equivalent Arbitron diary coverage is determined by comparing the coverage of the Company's targeted STMC-TM- stations and typical Class B radio stations located in the same MSAs. This comparison considers the actual received signal strength of the selected station(s) and the actual number of Arbitron diaries covered that are predicted to receive a listenable signal. The coverage of any one station compared to another station within any MSA will vary due to locations of the transmitter. Generally, most Class B radio stations within a targeted MSA will cover between 90% and 100% of the Arbitron diaries.

    MAXIMIZE STATION PERFORMANCE

    The Company seeks to maximize the operating performance of its stations by employing a ratings-driven, cash flow focused operating strategy.

    - MAXIMIZE STATION REVENUE. Based on an extensive market research study, the Company carefully selects the format of the station to maximize penetration of audience share and advertising revenues in that market. For example, the Company believes that its carefully selected modern rock format in Los Angeles, unique country music format in New York City and its innovative adult contemporary format in Chicago provide it with a competitive advantage and enhanced listenership in the respective markets. The Company believes that its strong listenership has translated into significant revenue as exemplified by the increase in its power ratio from
      0.8 in the six-month period ended March 1997 to 1.3 in the six-month period ended December 1997 in the Los Angeles market.

    - MAXIMIZE BROADCAST CASH FLOW. Another key aspect of the Company's operating strategy is to maximize its broadcast cash flow by controlling its operating costs. The Company has not historically, and does not intend at present, to expend the significant costs associated with hiring highly compensated on-air personalities. The Company maintains operating costs at a relatively low level and focuses on core programming content to achieve high ratings.

RECENT DEVELOPMENTS

    INITIAL PUBLIC OFFERING

    The Company successfully completed the Initial Public Offering of 4,600,000 shares of Class A Common Stock on December 24, 1997 at an offering price of $7.00 per share, generating $28.5 million of net proceeds for the Company which were used by the Company to repay outstanding indebtedness under the Old Credit Facility. In connection with the consummation of the Initial Public Offering, the Company changed its fiscal year-end from September 30 to December 31. In addition, simultaneously with the consummation of the Initial Public Offering, the Principal Stockholders contributed approximately $13.3 million of stockholder loans to the Company, the Company reclassified each share of its Old Common Stock into 7,610 shares of Class A Common Stock, and the Principal Stockholders exchanged their shares of Class A Common Stock for shares of Class B Common Stock. The rights of holders of Class A Common Stock and Class B Common Stock are identical, except that each share of Class A Common Stock entitles its holder to one vote per share on all matters voted upon by the Company's stockholders, whereas each share of Class B Common Stock entitles its holder to ten votes per share on all matters voted upon by the Company's stockholders. In addition, holders of Class B Common Stock vote as a separate class to elect up to 75% of the members of the Company's Board of Directors. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. The Principal Stockholders own all of the outstanding shares of Class B Common Stock.

STATION OPERATIONS

    The Company currently owns station groups in Los Angeles, New York, and Chicago, the three largest markets in the United States in terms of aggregate radio revenues. Y-107 LA and Y-107 NY have each exhibited significant increases in Arbitron ratings and net revenue since their respective launches. FM-103.1 began broadcasting an adult contemporary format in the Chicago MSA in February 1998.

    LOS ANGELES

    The Los Angeles market is the second largest Arbitron market in terms of population and the largest in terms of aggregate radio market revenues in the United States, with 1997 revenues of $562.7 million. From 1991 to 1997, radio advertising revenue in the Los Angeles MSA grew from $440.0 million to $562.7 million, a compound annual growth rate of 4.2%. Los Angeles is the first market in which the Company implemented STMC-TM-, with its acquisitions of three radio stations for an aggregate purchase price of $26.8 million. Y-107 LA initially covered approximately 75% of the Arbitron diaries in the Los Angeles MSA and, as a result of an increase in its transmission power, which the Company has recently implemented, Y-107 LA has increased its coverage to approximately 90%. The Company believes that this coverage is substantially similar to the Arbitron diary coverage of many of the highest-ranked Los Angeles Class B stations. In addition to its coverage of the Los Angeles market, Y-107 LA covers parts of the Ventura, Orange, Riverside-San Bernardino and San Diego markets.

    The Company believes that identifying the appropriate format in a particular market is crucial to the station's ability to achieve meaningful penetration of the market's listening audience and aggregate advertising revenues. After extensive research of the Los Angeles market, the Company launched a modern rock format, as it believed that there was no comparable station that offered a lively mix of modern rock music that primarily targets the important 25-54 demographic. The Company has demonstrated the success of its strategy in Los Angeles where Y-107 LA has consistently ranked as one of the top 5 most listened-to modern rock radio stations in America over the past year and achieved a significant share of 0.8% in the 12+ category as of the Winter 1998 Arbitron book. The Company has successfully translated its strong listenership into significant revenues as exemplified by the increase in its power ratio from 0.8 in the six-month period ended March 1997 to 1.3 in the six-month period ended December 1997. Y-107 LA's cume (the estimated number of different persons who listened to a station for a minimum of five minutes in a quarter-hour of a reported daypart) grew from 50,000 to 574,500 in its first six months of operation.

    The Company believes that to achieve Class B station equivalent Arbitron coverage and broadcast quality requires extensive engineering expertise. In Los Angeles, the Company uses several advanced techniques to achieve what the Company believes to be substantially full coverage. In addition to the three stations, the Company uses a booster located in the San Fernando Valley to enhance its coverage of the market. The Company believes these engineering solutions have resulted in significantly broader coverage than traditional simulcasting.

    NEW YORK

    The New York MSA is the largest Arbitron market in terms of population and the second largest in terms of aggregate radio market revenues in the United States, with 1997 revenues of $530.0 million. From 1991 to 1997, radio advertising revenue in the New York MSA grew from $349.0 million to $530.0 million, a compound annual growth rate of 7.2%. New York is the second market which the Company entered with its acquisitions of three radio stations for an aggregate purchase price of approximately $19.5 million (exclusive of the NY Station Acquisition). The Company has implemented STMC-TM- in New York as well and believes that it has created the equivalent of a New York Class B station. Subsequent to the implementation of the planned power increase of the New York Stations and completion of other technical improvements, which the Company is currently implementing, the Arbitron diary coverage of Y-107 NY will increase to approximately 90%. The Company believes that this coverage is substantially similar to the Arbitron diary coverage of many of the highest-ranked New York Class B stations.

    Y-107 NY has an exclusive format presence in New York, as the Company believes there are no other country music stations covering substantially all of the New York MSA. Country music is traditionally a very strong 25-54 demographic format, which routinely generates high power ratios relative to other formats. As the only country music station covering substantially all of the New York market, Y-107 NY's recognition and popularity was significantly enhanced recently when the station broadcasted live the Garth Brooks concert in Central Park in New York City. Y-107 NY commenced operations on January 1, 1997 and has already earned a share of 0.9% in the 12+category as of the Winter 1998 Arbitron book.

    The Company has recently entered into an agreement to acquire a combined AM/FM radio station in the New York MSA. See "--Acquisitions."

    CHICAGO

    The Chicago market is the third largest Arbitron market in terms of population and aggregate radio market revenues in the United States with 1997 revenues of $358.4 million. From 1991 to 1997, radio advertising revenue in the Chicago MSA grew from $252.0 million to $358.4 million, a compound annual growth rate of 6.0%. The Company has to date acquired two radio stations in the Chicago MSA for an aggregate purchase price of $10.6 million and FM-103.1 began broadcasting an adult contemporary format in February, 1998. FM-103.1 currently cover approximately 70% of the Arbitron diaries in the Chicago MSA. Subsequent to the implementation of the planned power increase of the Chicago Stations and other technical improvements, which the Company expects to complete during 1998, FM-103. 1 will cover approximately 90% of the Arbitron diaries in the Chicago MSA. The Company has recently entered into agreements to purchase the assets of two FM radio stations and a combined AM/FM radio station in the Chicago MSA. See "--Acquisitions."

ADVERTISING SALES

    The rates a station can charge are in large part dictated by the station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by Arbitron Radio Market Reports. The Company believes that identifying the appropriate format in a particular market is crucial to the station's ability to achieve meaningful penetration of the listening audience of the market. In each market entered by the Company, an extensive competitive analysis is performed to select the format with the greatest audience and revenue potential.

    Virtually all of the Company's revenues are generated from the sale of local and national advertising for broadcast on its radio stations. The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on (i) a station's share of the audience in the demographic groups targeted by advertisers, (ii) the number of stations in the market competing for the same demographic groups, and (iii) the supply of and demand for radio advertising time. Rates are generally highest during morning and afternoon commuting hours.

    The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. The Company's stations strive to maximize revenue by constantly managing the number of commercials available for sale and adjusting prices based upon local market conditions. In the broadcasting industry, radio stations often utilize trade (or barter) agreements to generate advertising time sales in exchange for goods or services (such as travel and lodging) instead of for cash. The Company minimizes its use of trade agreements. The Company determines the number of advertisements broadcast hourly, which maximizes available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period varies, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year. As is typical of the radio broadcasting industry, the Company's stations respond to changing demand for advertising inventory by varying prices rather than by varying the target inventory level for a particular station.

    Most advertising contracts are short-term and run only for a few weeks. Ninety percent of the Company's gross revenue is generated from local advertising, which is sold primarily by a station's sales staff. To achieve greater control over advertising dollars, the Company's sales force focuses on establishing direct relationships with local advertisers. To generate national advertising sales, the Company has recruited in-house staff to represent it in the largest national sales markets of New York City, Boston, Philadelphia, Chicago, Atlanta, Dallas, Detroit and San Francisco and has entered into an agreement with an independent firm to represent Y-107 LA in certain of these national sales markets. This also helps to contain commission costs as large national representative firms tend to have higher commission rates than an in-house national sales representative.

COMPETITION

    Radio broadcasting is a highly competitive business. Within their respective markets, each of the Company's radio stations competes for audience share and advertising revenue directly with other radio stations, as well as with other media such as television, print media, billboards, compact discs and music videos. There are a number of other better-capitalized companies competing in the same geographic markets as the Company, many of which have greater financial resources. In addition, recently the radio industry has experienced significant consolidation which has resulted in several radio station groups that have a large number of radio stations throughout the United States and vastly greater financial resources and access to capital than the Company.

    The financial success of each of the Company's radio stations is dependent principally upon its share of the overall radio advertising revenue within its geographic market, its promotion and other expenses incurred to obtain that revenue and the economic health of the geographic market. Radio advertising revenues are, in turn, highly dependent upon audience share. Radio station operators are subject to the possibility of another station changing programming formats to compete directly for listeners and advertisers or launching an aggressive promotional campaign in support of an already existing competitive format. If a competitor, particularly one with substantial financial resources, were to attempt to compete in either of these fashions, the broadcast cash flow of the Company's affected station could decrease due to increased promotional and other expenses and/or lower advertising revenues resulting from lower ratings. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings and radio advertising revenue market share.

    The Company will also face competition from other radio stations that attempt to replicate the engineering techniques of the Company to cover a metropolitan area and from stations that simply simulcast on the same or first adjacent frequencies. While simulcasting has been employed by other broadcast radio operators in the past, the primary purpose has been to reduce programming costs for the individual stations. The Company believes that most broadcast radio operators that have employed simulcasting have done so on different frequencies. The Company believes that few operators have successfully used simulcasting to effectively cover an entire MSA.

    Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems or the introduction of a new technology known as DAB. DAB may deliver by satellite or terrestrial means multi-channel, multi-format digital radio services with sound quality equivalent to compact discs to nationwide and regional audiences. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry.

ACQUISITIONS

    Since its incorporation in August 1994, the Company has acquired the assets of ten radio stations and has disposed of one station. The following is a summary of the acquisitions and dispositions of radio stations which the Company has consummated since its incorporation and other planned acquisitions. All of these transactions were with non-affiliated persons.

    NEW YORK

    In December 1994, the Company acquired the assets of radio station WRGX-FM (now WWXY-FM), Briarcliff Manor, New York, from West-Land Communicators, Inc. ("West-Land") for a purchase price of $2.5 million and the issuance of a promissory note in the amount of $1.0 million to West-Land. In April 1997, the Company acquired the assets of radio station WWHB-FM (now WWVY-FM), Hampton Bays, New York, from South Fork Broadcasting Corporation ("South Fork") for a purchase price of $4.0 million. In June 1997, the Company acquired the assets of radio station WZVU-FM (now WWZY-FM), Long Branch, New Jersey, including a radio tower, a radio antenna and a building, from K&K Radio Broadcasting L.L.C. and K&K Tower, L.L.C. for an aggregate purchase price of $12.0 million and certain payments under existing leases of the building facilities. K&K Radio Broadcasting, L.L.C., K&K Tower, L.L.C. and each of their controlling members and the general manager of WZVU-FM entered into a covenant not to compete with the Company for a period of three years. The Company intends to add an additional station to Y-107 NY following consummation of the acquisition of WRNJ-FM in Belvidere, New Jersey. See "--Other Planned Acquisitions." Also, in December 1994, the Company acquired the assets of radio station WRKL-AM, Pomona, New York, from Rockland Communicators, Inc. for a purchase price of $1.0 million. The Company intends to dispose of this station.

    LOS ANGELES

    In May 1996, the Company acquired four radio stations in the Los Angeles area from Douglas Broadcasting, Inc. ("Douglas"). The Company acquired the assets of radio station KMAX-FM (now

KLYY-FM), Arcadia, California, KAXX-FM (now KVYY-FM), Ventura, California, KBAX-FM (now KSYY-FM), Fallbrook, California, and KWIZ-FM, Santa Ana, California, for an aggregate purchase price of $38.0 million. The Company also acquired FM Translator station K252BF, Temecula, California, which rebroadcasts on 98.3 MHZ the signal of KSYY-FM, and FM Booster station KLYY-FM, Burbank, California, which boosts on 107.1 MHZ the broadcast of the signal of KLYY-FM. In December 1996, the Company sold radio station KWIZ-FM to Liberman Broadcasting, Inc. for a price of $11.2 million.

    CHICAGO

    In August 1997, the Company acquired the assets of radio station WVVX-FM (now WXXY-FM), Highland Park, Illinois, from WVVX License, Inc., for a purchase price of $9.5 million. Douglas, WVVX, Inc. and WVVX License, Inc. agreed not to compete for a period of eighteen months. In August 1997, the Company acquired the assets of radio station WJDK-FM (now WYXX-FM), Morris, Illinois, from DMR Media, Inc., for a purchase price of $1.1 million. In addition, the Company agreed not to compete with DMR Media, Inc.'s operations of radio station WCSJ-AM, Morris, Illinois, for a period of five years. The Company intends to add a second station group in Chicago, broadcasting on the 92.7-FM frequency. See "--Other Planned Acquisitions."

    OTHER PLANNED ACQUISITIONS

    The Company's principal business strategy is to add radio station properties to its existing station groups in order to augment signal strength and Arbitron diary coverage in these MSAs and to acquire additional station groups to which the Company may deploy its STMC-TM- concept in existing markets (Los Angeles, New York and Chicago) and in other top-20 markets throughout the U.S. The Company is currently actively seeking out such acquisition opportunities and is in the process of negotiating several transactions in its existing markets and in other markets. The Company has recently executed agreements to purchase the assets of WCBR-FM, Arlington Heights, Illinois, WLRT-FM, Kankakee, Illinois, and WDEK-FM and WLBK-AM, DeKalb, Illinois, for an aggregate purchase price of approximately $24.0 million. Immediately following the consummation of these acquisitions, the Company intends to resell the assets of WDEK-FM and WLBK-AM and simulcast WCBR-FM and WLRT-FM using STMC-TM- to broadcast collectively on the 92.7-FM frequency.

    The Company has recently signed an agreement to acquire all of the stock of Radio New Jersey, owner of the FCC licenses of WRNJ-FM, Belvidere, New Jersey, and WRNJ-AM, Hackettstown, New Jersey a combined AM/FM radio station for an aggregate purchase price of approximately $6.3 million and has entered into a LMA that enables it to immediately begin broadcasting Y-107 NY's country music on this station. Simultaneously with the consummation of this acquisition, the Company intends to resell the assets of WRNJ-AM for approximately $1.0 million. Following the consummation of this acquisition, the FM radio station will be simulcasted using STMC-TM- to broadcast on the 107.1-FM frequency with the Company's Y-107 NY radio stations. Consummation of these acquisitions remains subject to a number of significant conditions to closing, including negotiation and execution of definitive documentation, the consent of the FCC to the assignment of these stations' licenses and, in the case of the NY Station Acquisition, the consent of the FCC to the transfer of control from Radio New Jersey, to the Company and completion of a satisfactory due diligence review.

PROPOSED RADIO STATION DISPOSITION

    The Company intends to dispose of the assets of radio station WRKL-AM, Pomona, New York during 1998. The Company and Polnet Communications, Ltd. ("Polnet") have executed a non-binding letter of intent for the sale by Big City Radio of the assets of WRKL-AM to Polnet, for a sale price of $1.625 million, subject to certain adjustments. Consummation of this proposed sale remains subject to a number of conditions to closing including, but not limited to, execution of definitive documentation, consent of the FCC to the assignment of the WRKL-AM license to Polnet and certain other conditions to closing including, but not limited to, conveyance of good title to the assets, free and clear of all liens, claims, mortgages, security interests and encumbrances except those assumed by Polnet. Immediately following the consummation of the Chicago Station Acquisition, the Company intends to resell the assets of both WDEK-FM and WLBK-AM. In addition, simultaneously with the consummation of the acquisition of WRNJ-FM, Belvidere, New Jersey, the Company intends to resell the assets of the AM station of this combined AM/FM radio station.

EMPLOYEES

    At March 31, 1998, the Company had approximately 114 full-time employees and 92 part-time employees. Nine full-time employees of radio station WRKL-AM are represented by a union. The Company believes that its relations with its employees are good.

    The Company employs several on-air personalities and generally enters into employment agreements with certain of these personalities to protect its interests in those relationships that it believes to be valuable. The loss of certain of these personalities could result in a short term loss of audience share but the Company does not believe that any such loss would have a material adverse effect on the Company.

PATENTS AND TRADEMARKS

    The Company owns registered trademark rights for STMC-TM- and domestic trademark registrations related to the business of the Company. The Company does not own any patents or patent applications. The Company does not believe that any of its trademarks are material to its business or operations.

PROPERTIES

    The Company leases approximately 3,200 square feet in Hawthorne, New York, where its corporate offices are located.

    The type of properties required to support each of the Company's radio stations includes offices, studios, transmitter sites, booster sites, translator sites and antenna sites. The Company owns, leases or licenses the properties required to operate its radio stations. The Company owns facilities for the New York Stations in Long Branch (approximately 6,500 square feet) and for WRKL-AM in Pomona (approximately 5,100 square feet). The Company leases or licenses facilities for the Los Angeles Stations in Arcadia, Fallbrook (approximately 355 square feet), Los Angeles, Pasadena (approximately 4,896 square feet), Ventura (approximately 758 square feet), Temecula and Burbank. The Company leases facilities for the New York Stations in Hampton Bays (approximately 1,260 square feet), Hawthorne, East Quoque and Westchester. The Company leases facilities for the Chicago Stations in Highland Park (approximately 2,120 square feet) and Morris. The Company considers its facilities to be suitable and of adequate sizes for its current and intended purposes and does not anticipate any difficulties in renewing those leases or licenses or in leasing or licensing additional space, if required.

    The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment. The Company owns towers in Long Branch, NJ, Highland Park, IL, and Morris, IL. The towers, antennae and other transmission equipment used in the Company's stations are generally in good condition.

    The following table sets forth the location of the Company's principal properties as of the date of this Prospectus:

LOCATION                               FACILITY
-------------------------------------  --------------------------------------------------------------------------

Y-107 LOS ANGELES

Arcadia, CA..........................  FM tower(4)

Fallbrook, CA........................  FM tower, studio, transmitter site(1)

Pasadena, CA.........................  Studio, business offices(1)

Ventura, CA..........................  FM tower(4), studio, transmitter site(1)

Temecula, CA.........................  Translator site(1)

Burbank, CA..........................  Booster site(1)

Los Angeles, CA......................  Transmitter site(1)

Y-107 NEW YORK

Hampton Bays, NY.....................  Business offices(1)

Hawthorne, NY........................  Studio, corporate offices(1)

Long Branch, NJ......................  FM tower, studio(2)

Westchester, NY......................  FM tower(1)

East Quoque, NY......................  FM tower, transmitter site(1)

FM-103.1 CHICAGO

Highland Park, IL....................  FM tower(4), studio(1)

Morris, IL...........................  Studio(1), FM tower, transmitter site(2)

WRKL-AM

Pomona, NY...........................  Tower, studio(3)

------------------------

(1) Leased.

(2) Owned.

(3) Held for sale. See "--Proposed Radio Station Disposition."

(4) Tower owned by the Company while the property is leased.

LEGAL PROCEEDINGS

    The Company is involved in litigation from time to time in the ordinary course of its business. In management's opinion, the outcome of all pending legal proceedings, individually and in the aggregate, will not have a material adverse effect on the Company.

FEDERAL REGULATION OF RADIO BROADCASTING

    The ownership, operation and sale of radio stations are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act of 1934, as amended (the "Communications Act"). Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and power of stations; issues, renews, revokes and modifies station licenses;

determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; imposes regulations and takes other action to prevent harmful interference between stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, management, programming, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act. In February 1996, Congress enacted the Telecommunications Act of 1996 (the "Telecom Act") to amend the Communications Act. The Telecom Act, among other measures, directed the FCC, which has since conformed its rules, to (a) eliminate the national radio ownership limits; (b) liberalize the local radio ownership limits as specified in the Telecom Act; (c) issue broadcast licenses for periods of up to eight years; and (d) eliminate the opportunity for the filing of competing applications against broadcast license renewal applications.

    Congress, via the Balanced Budget Act of 1997, authorized the FCC for the first time to conduct auctions for the awarding of initial broadcast licenses or construction permits for commercial radio and television stations. To facilitate the settlement without auctions of already pending mutually exclusive applications, Congress directed the FCC to waive existing rules as necessary. The FCC has initiated a rulemaking proceeding to implement these provisions. While the Company is not a participant in any such proceeding, this recent action should result in the awarding of construction permits for additional radio stations, some of which might have the potential to compete with the Company's radio stations.

    LICENSE GRANTS AND RENEWALS

    The Communications Act provides that a broadcast license may be granted to an applicant if the grant would serve the public interest, convenience and necessity, subject to certain limitations referred to below. In making licensing determinations, the FCC considers the legal, technical, financial and other qualifications of the applicant, including compliance with the Communications Act's limitations on alien ownership, compliance with various rules limiting common ownership of broadcast, cable and newspaper properties, and the "character" of the licensee and those persons holding "attributable" interests in the licensee. Broadcast licenses are granted for specific periods of time and, upon application, are renewable for additional terms. The Telecom Act amended the Communications Act to provide that broadcast licenses be granted, and thereafter renewed, for a term not to exceed eight years, if the FCC finds that the public interest, convenience, and necessity would be served.

    Generally, the FCC renews broadcast licenses without a hearing. The Telecom Act amended the Communications Act to require the FCC to grant an application for renewal of a broadcast license if: (1) the station has served the public interest, convenience and necessity; (2) there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and (3) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC which, taken together, would constitute a pattern of abuse. Competing applications against broadcast license renewal applications are therefore not entertained. The Telecom Act provided that if the FCC, after notice and an opportunity for a hearing, decides that the requirements for renewal have not been met and that no mitigating factors warrant lesser sanctions, it may deny a renewal application. Only thereafter may the FCC accept applications by third parties to operate on the frequency of the former licensee. The Communications Act continues to authorize the filing of petitions to deny against broadcast license renewal applications during particular periods of time following the filing of renewal applications. Petitions to deny can be used by interested parties, including members of the public, to raise issues concerning the qualifications of the renewal applicant.

    The Company's Chicago Stations' broadcast licenses were renewed in 1996 and will expire in 2003. The Los Angeles Stations' broadcast licenses were renewed on November 25, 1997 and will expire on December 31, 2005. The New York Stations' and WRKL-AM's broadcast licenses will expire on June 1, 1998. Renewal applications were due on February 2 for the Company's New York Stations and WRKL-AM, and were timely filed. Petitions to deny renewal of the Company's broadcast licenses for all the New York Stations except WRKL-AM were filed with the FCC on May 1, 1998 by the Rainbow\PUSH

Coalition, alleging that the Company has not used adequate affirmative action efforts under the Equal Employment Opportunity rules of the FCC. In addition, an informal objection to the renewal of the Company's broadcast license for WRKL-AM was filed by a former employee of WRKL-AM seeking the delay of the grant of such renewal pending the result of existing legal proceedings against the Company. See "--Federal Regulation of Radio Broadcasting--Programming Requirements" and "--Legal Proceedings." The Company does not anticipate any material difficulty in ultimately obtaining license renewals for full terms in the future.

    The action of the FCC or its staff granting a renewal application may be reconsidered during specified time periods by the FCC or its staff on their own motion or by request of the petitioner, and the petitioner may also appeal within a certain period actions by the FCC to the U.S. Court of Appeals. If the FCC does not, on its own motion, or upon a request by an interested party for reconsideration or review, review a staff grant or its own action within the applicable time periods, and if no further reconsideration, review or appeals are sought within the applicable time periods, an action by the FCC or its staff becomes a final order ("Final Order").

    LICENSE ASSIGNMENTS AND TRANSFERS OF CONTROL

    The Communications Act prohibits the assignment of an FCC license or the transfer of control of a corporation holding such a license without the prior approval of the FCC. Applications to the FCC for such assignments or transfers are subject to petitions to deny by interested parties and must satisfy requirements similar to those for renewal and new station applicants. Many transactions involving radio stations provide, as a waivable pre-condition to closing, that the FCC consent to the transaction has become a Final Order.

    In connection with the Company's acquisition of the broadcast licenses of several radio stations, the Company has recently requested that the FCC issue to the Company authorizations for auxiliary stations of use to the Company's radio stations. The Company expects to receive such authorizations during the course of 1998.

    OWNERSHIP RULES

    Rules of the FCC limit the number and location of broadcast stations in which one licensee (or any party with a control position or attributable ownership interest therein) may have an attributable interest. The FCC, pursuant to the Telecom Act, eliminated the previously existing "national radio ownership rule." Consequently, there now is no limit imposed by the FCC to the number of radio stations one party may own nationally.

    The "local radio ownership rule" limits the number of stations in a radio market in which any one individual or entity may have a control position or attributable ownership interest. Pursuant to the Telecom Act, the FCC revised its rules to set the local radio ownership limits as follows: (a) in markets with 45 or more commercial radio stations, a party may own up to eight commercial radio stations, no more than five of which are in the same service (AM or FM); (b) in markets with 30-44 commercial radio stations, a party may own up to seven commercial radio stations, no more than four of which are in the same service; (c) in markets with 15-29 commercial radio stations, a party may own up to six commercial radio stations, no more than four of which are in the same service; and (d) in markets with 14 or fewer commercial radio stations, a party may own up to five commercial radio stations, no more than three of which are in the same service, provided that no party may own more than 50% of the commercial stations in the market. FCC cross-ownership rules also prohibit one party from having attributable interests in a radio station as well as in a local television station or daily newspaper, although such limits are waived by the FCC under certain circumstances. In addition, the FCC has a "cross interest" policy that may prohibit a party with an attributable interest in one station in a market from also holding either a "meaningful" non-attributable equity interest (e.g., non-voting stock, voting stock, limited partnership interests) or key management position in another station in the same market, or which may prohibit local stations from combining to build or acquire another local station. The FCC is presently evaluating its radio/television, radio/newspaper and cross-interest rules and policies as well as policies governing attributable ownership interests. The Company cannot predict whether the FCC will adopt any changes in these policies or, if so, what the new policies will be or how they might affect the Company.

    ATTRIBUTION RULES

    All holders of attributable interests must comply with, or obtain waivers of, the FCC's multiple and cross-ownership rules. Under the current FCC rules, an individual or other entity owning or having voting control of 5% or more of a corporation's voting stock is considered to have an attributable interest in the corporation and its stations, except that banks holding such stock in their trust accounts, investment companies, and certain other passive interests are not considered to have an attributable interest unless they own or have voting control over 10% or more of such stock. The FCC is currently evaluating whether to raise the foregoing benchmarks to 10% and 20%, respectively. An officer or director of a corporation or any general partner of a partnership also is deemed to hold an attributable interest in the media license. At present, when a single shareholder holds a majority of the voting stock of a corporate licensee, the FCC considers other shareholders, unless they are also officers or directors, exempt from attribution. The FCC has asked for comments as to whether it should continue the single majority shareholder exemption. Holders of non-voting stock generally will not be attributed an interest in the issuing entity, and holders of debt and instruments such as warrants, convertible debentures, options, or other non-voting interests with rights of conversion to voting interests generally will not be attributed such an interest unless and until such conversion is effected. The FCC is currently considering whether it should expand its attribution rules to reach certain of these interests in certain circumstances. The Company cannot predict whether the FCC will adopt these or any other proposals to change its attribution policies.

    Under current FCC rules, any stockholder of the Company with 5% or more of the outstanding votes (except for qualified institutional investors, for which the 10% benchmark is applicable), will be considered to hold attributable interests in the Company. Such holders of attributable interests must comply with or obtain waivers of the FCC's multiple and cross-ownership rules. At present, none of the attributable stockholders, officers and directors of the Company have any other media interests besides those of the Company that implicate the FCC's multiple ownership limits. In the event that the Company learns of a new attributable stockholder and if such stockholder holds interests that exceed the FCC limits on media ownership, under the Company's Amended and Restated Certificate of Incorporation (as defined), the Board of Directors of the Company has the corporate power to redeem stock of the Company's stockholders to the extent necessary to be in compliance with FCC and Communications Act requirements, including limits on media ownership by attributable parties.

    The FCC will consider a radio station providing programming and sales on another local radio station pursuant to a LMA to have an attributable ownership interest in the other station for purposes of the FCC's radio multiple ownership rules. In particular, a radio station is not permitted to enter into a LMA giving it the right to program more than 15% of the broadcast time, on a weekly basis, of another local radio station which it could not own under the FCC's local radio ownership rules.

    ALIEN OWNERSHIP LIMITS

    Under the Communications Act, broadcast licenses may not be granted, transferred or assigned to any corporation of which more than one-fifth of the capital stock is owned of record or voted by non-U.S. citizens or foreign governments or their representatives or by foreign corporations. Where the corporation owning the license is controlled by another corporation, the parent corporation cannot have more than one-fourth of the capital stock owned of record or voted by Aliens, unless the FCC finds it in the public interest to allow otherwise. The FCC has issued interpretations of existing law under which the Alien ownership restrictions in slightly modified form apply to other forms of business organizations, including general and limited partnerships. The FCC also prohibits a licensee from continuing to control broadcast licenses if the licensee otherwise falls under Alien influence or control in a manner determined by the FCC to be in violation of the Communications Act or contrary to the public interest. At present, one of the Company's officers is known by the Company to be an Alien and no other officers, directors or stockholders are known to be Aliens. In the event that the Company learns that Aliens own, control or vote stock in the Company in excess of the limits set in the Communications Act and the FCC's rules, under the Amended and Restated Certificate of Incorporation, the Board of Directors of the Company has the corporate power to redeem stock of the Company's stockholders to the extent necessary to be in compliance with FCC and Communications Act requirements on alien ownership.

    PROGRAMMING REQUIREMENTS

    While the FCC has relaxed or eliminated many of its regulatory requirements related to programming and content, radio stations are still required to broadcast programming responsive to the problems, needs and interests of the stations' service areas and must comply with various rules promulgated under the Communications Act that regulate political broadcasts and advertisements, sponsorship identifications, indecent programming and other matters. Affirmative action requirements also exist though their continuing applicability has been brought into question by an April 1998 decision of the United States Court of Appeals, DC circuit, which declares the FCC's current affirmative action requirements to be unconstitutional. The decision of the Court of Appeals may be subject to appeal or followed by further action by the FCC. Failure to observe these or other FCC rules can result in the imposition of monetary forfeitures, in the grant of a "short" (less than full term) license term or, where there have been serious or a pattern of violations, license revocation.

    TECHNICAL AND INTERFERENCE RULES

    FCC rules specify technical and interference requirements and parameters that govern the signal strength and coverage area of radio stations, and which, unless waived, must be complied with in order to obtain FCC consent to modify a station's service area or other technical operations. The FCC allots specific FM radio frequencies and class designations to particular communities of license. The FM class designations, which vary by geographic location, include (in order of increasing potential coverage area) Class A, B1, C3, B, C2, C1 and C. (The C Class designations are generally not allocated to communities in the more densely-populated regions of the United States, such as the Northeast and California.) Each FM class has minimum and maximum power specifications and must not cause interference to the protected service areas of other radio stations, domestic or international, operating on the same or adjacent frequencies. Under FCC rules, a radio station must transmit a minimum predicted signal strength to its allocated community of license, and therefore must locate its transmitting antenna at a site providing such coverage while also being within a specified power and height range for that station's class designation, and at specified minimum distances from the transmitting sites of nearby radio stations operating on the same or adjacent frequencies. The Company must also comply with certain technical, reporting, and notification requirements imposed by the FAA with respect to the installation, location, lighting, and painting of the transmitter antennas used by the Company's radio stations. The combination of these requirements sets limits on the ability of a particular radio station to relocate in certain directions and to increase signal coverage. Stations may petition the FCC to change a particular station's community of license and/or class, which changes are granted by the FCC when its service priorities are met and conflicting reallotment proposals, if any, are resolved. As to minimum distance separation requirements designed to afford interference protection to other FM stations, the FCC rarely waives such specifications. However, the FCC permits radio stations in certain circumstances to relocate to a site not meeting the minimum distance separation rule when the station demonstrates that the service contours of neighboring radio stations will be protected from interference. Because STMC-TM- uses radio stations that operate on the same or adjacent frequencies, the STMC-TM- stations' transmitting sites must be sufficiently distant from each other to comply with the FCC's interference protection guidelines, unless such stations are exempt from compliance by their grand fathered status.

    FCC POWER INCREASE

    In most instances, changes to the technical specifications of radio stations, such as increases in the power (effective radiated power, or "ERP") and subsequent increased coverage area, may be made only after application to the FCC, and grant by the FCC of a construction permit for the modification of the station. The Company has received approval for its application to the FCC and the grant by the FCC of a construction permit for the modifications of WRKL-AM, Pomona, New York. The FCC has initially granted applications for modifications of WWXY-FM, Briarcliff Manor, New York, WWVY-FM, Hampton Bays, New York, and WWZY-FM, Long Branch, New Jersey. The WWXY-FM, the WWVY-FM and the WWZY-FM modification applications requested increases in the authorized power of the stations from the current equivalent three kilowatt to maximum six kilowatt level permitted for the stations' FCC classification. The Company withheld filing these applications while the FCC was considering changes to its policy relating to modifications of "grandfathered short-spaced" FM stations, such as WWXY-FM, WWVY-FM and WWZY-FM. Grandfathered short-spaced stations are those that do not meet the current FCC's requirements for distance separation of FM radio stations operating on the same or adjacent frequencies as the stations were authorized before the adoption of the current rules. In the past, power increases or relocations of such grandfathered stations often did not comply with the FCC's current technical rules, and would be authorized by the FCC only in limited circumstances. In August 1997, the FCC adopted a new policy, which the Company believes will permit it to increase the power of a number of radio stations to the maximum six kilowatt level (the "FCC Power Increase"). Until the grant of the subject modification applications, the Company cannot be certain that the new policy will serve to permit the increases in the Company's coverage areas. There can be no assurance that the FCC will approve the Company's modification applications. In January 1998, KLYY-FM, Arcadia, California implemented its increase in ERP from three kilowatts to the maximum six kilowatts level permitted for the station's FCC classification, and an application for issuance of a license reflecting this change is pending before the FCC.

    AGREEMENTS WITH OTHER BROADCASTERS

    Over the past several years a significant number of broadcast licensees, including the Company, have entered into cooperative agreements with other stations in their markets. One typical example is a local marketing agreement ("LMA") between two separately or co-owned stations, whereby the licensee of one station programs substantial portions or all of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments for its own account. The FCC has held that LMAs do not per se constitute a transfer of control and are not contrary to the Communications Act provided that the licensee of the station maintains ultimate responsibility for and control over operations of its broadcast station. As is the case of the Company, typically the LMA is entered into in anticipation of the sale of the station, with the proposed acquiror providing programming for the station while the parties are awaiting the necessary regulatory approvals to the transaction.

    The FCC's rules also prohibit a radio licensee from simulcasting more than 25% of its programming on other radio stations in the same broadcast service (i.e., AM-AM or FM-FM), whether it owns both stations or operates one or both through a LMA, where such stations serve substantially the same geographic area as defined by the stations' principal community contours. The Company's stations are not subject to this limitation.

    PROPOSED REGULATORY CHANGES

    The FCC has not yet formally implemented certain of the changes to its rules necessitated by the Telecom Act. Moreover, the Congress and the FCC have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, (i) affect the operation, programming, technical requirements, ownership and profitability of the Company and its radio broadcast stations, (ii) result in the loss of audience share and advertising revenues of the Company's radio broadcast stations, (iii) affect the ability of the Company to acquire additional radio broadcast stations or finance such acquisitions, (iv) affect cooperative agreements and/or financing arrangements with other radio broadcast licensees, (v) affect the Company's competitive position in relationship to other advertising media in its markets, or (vi) affect the Company's ability to exploit its unique technical capabilities and innovative approach to acquiring and using radio broadcast stations. Such matters include, for example, changes to the license, authorization, and renewal process; proposals to revise the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in broadcasting; proposals to alter the benchmarks or thresholds for attributing ownership interest in broadcast media; proposals to change rules or policies relating to political broadcasting; changes to technical and frequency allocation matters, including those relative to the implementation of digital audio broadcasting on both a satellite and terrestrial basis; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership, Alien ownership and cross-ownership policies; and proposals to limit the tax deductibility of advertising expenses by advertisers.

    Although the Company believes the foregoing discussion is sufficient to provide the reader with a general understanding of all material aspects of FCC regulations that affect the Company, it does not purport to be a complete summary of all provisions of the Communications Act or FCC rules and policies. Reference is made to the Communications Act, FCC rules, and the public notices and rulings of the FCC for further information.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the directors and executive officers of the Company as of the date of this Prospectus.

NAME                                                       AGE                     OFFICE OR POSITION HELD
-----------------------------------------------------      ---      -----------------------------------------------------
Stuart Subotnick.....................................          56   Chairman of the Board
Michael Kakoyiannis..................................          55   Chief Executive Officer, President and Director
Anita Subotnick......................................          54   Director
Steven G. Blatter....................................          31   Vice President--Programming
Alan D. Kirschner....................................          46   Vice President--Engineering
Bryan Subotnick......................................          34   Executive Vice President--Corporate Development
Paul R. Thomson......................................          41   Vice President, Chief Financial Officer and Treasurer
Silvia Kessel........................................          47   Executive Vice President and Director
Arnold L. Wadler.....................................          54   Executive Vice President, General Counsel, Secretary
                                                                    and Director
Michael H. Boyer.....................................          47   Director
Leonard White........................................          58   Director

    Each director is elected to serve until a successor is elected and qualified or, if earlier, until the director's death, resignation or removal. Officers, subject to the terms of their respective employment agreements, serve at the pleasure of the Board of Directors. See "Employment Agreements."

    Set forth below is the background of each of the Company's executive officers and directors.

    STUART SUBOTNICK founded the Company in 1994 and has served as Chairman of the Board of Directors since the Company's inception. Mr. Subotnick has spent approximately 30 years at Metromedia and its predecessor and together with long-time partner John W. Kluge, has overseen Metromedia's investments in numerous media, entertainment and communications businesses. Mr. Subotnick has served since 1996 as Vice Chairman, President and Chief Executive Officer of Metromedia International Group, Inc. ("MMG"), an international telecommunications and media company that invests in telecommunications and media joint ventures in Eastern Europe, Russia, the People's Republic of China, the republics of the former Soviet Union and other selected emerging markets. Mr. Subotnick has also served as Executive Vice President of Metromedia and its predecessor for over five years. Metromedia and its predecessor owned and operated radio stations, television stations, an outdoor advertising business, and cellular telephone and paging operations throughout the United States. Mr. Subotnick is also a director of Carnival Cruise Lines, Inc., a cruise line company, and Metromedia Fiber Network, Inc. ("Metromedia Fiber"), a provider of high bandwidth, fiber optic transmission capacity. Mr. Subotnick is married to Anita Subotnick. Stuart and Anita Subotnick are the parents of Bryan Subotnick.

    MICHAEL KAKOYIANNIS founded the Company in 1994 and has served as Chief Executive Officer, President and a Director of the Company since its inception. Mr. Kakoyiannis has over 25 years of experience in the radio broadcasting business in major metropolitan markets. Prior to joining the Company, Mr. Kakoyiannis was Executive Vice President of the Westwood One Stations Group ("Westwood One"), which operated three stations in Los Angeles and New York:
WNEW-AM and WYNY-FM in New York and KQLZ-FM, known as "Pirate Radio," in Los Angeles. Additionally, Mr. Kakoyiannis was Vice President and General Manager of all three stations. Prior to his tenure at Westwood One, Mr. Kakoyiannis was an Executive Vice President from 1986 to 1989 at Metropolitan Broadcasting, a company that was owned by Metromedia and its predecessor, and controlled nine stations that were generally located in major metropolitan markets.

    ANITA SUBOTNICK a founded the Company in 1994 and has been serving as a Director since the Company's inception. Mrs. Subotnick has been a private investor for more than the last five years.

    STEVEN G. BLATTER has been serving as Vice President in charge of Programming for the Company since 1995. Mr. Blatter served as Program Director for the radio station WRGX-FM, which is owned by the Company, from 1993 to 1995 and as Director of Programming for MJI Broadcasting from 1991 to 1993. Mr. Blatter served as Music Director for the radio station WYNY-FM owned by Westwood One Stations Group, from 1988 to 1991.

    ALAN D. KIRSCHNER has been a Vice President of the Company since September 1997 and a Director of Engineering since July 1995. Mr. Kirschner has been serving as radio technical consultant for AM and FM radio stations since 1972. Mr. Kirschner served as Chief Engineer responsible for technical operations of radio station WYNY owned by Broadcasting Partners, Inc. and Evergreen Media, in New York from 1993 to 1995 and a Director of Engineering for Westwood One Stations Group in New York from 1988 to 1993.

    BRYAN SUBOTNICK has served as Executive Vice President--Corporate Development of the Company since September 1997. Mr. Subotnick served as Vice President of the Company from January 1997, and Director of Operations from May 1995 to December 1996. Prior to joining the Company, Mr. Subotnick was Vice President and General Counsel of Papamarkou & Company, an international finance and investment company, in 1995, and as a General Partner in the law firm of Shanker & Subotnick, which specialized in entertainment law, from 1992 to 1994. Mr. Subotnick is the son of Stuart Subotnick, the Chairman of the Board of Directors of the Company, and of Anita Subotnick, a Director of the Company.

    PAUL R. THOMSON has served as Vice President of the Company since September 1997 and as Chief Financial Officer of the Company since January 1996. Prior to joining the Company, Mr. Thomson served as Corporate Controller of Herbalife International, Inc. from 1993 to 1996, as Chief Financial Officer of Bernard Salick Companies from 1992 to 1993 and as Controller--Radio Stations Group of Westwood One, Inc. from 1989 to 1992. Prior to 1992, Mr. Thomson worked with Price Waterhouse LLP for 12 years in London, Caracas and Los Angeles. He is a certified public accountant and a member of the Institute of Chartered Accountants in England and Wales.

    SILVIA KESSEL has served as a Director of the Company since December 1997 and has served as Executive Vice President of the Company since September 1997. Ms. Kessel has served as Executive Vice President of Metromedia Fiber since October 1997, Chief Financial Officer and Treasurer of MMG since 1995 and Executive Vice President of MMG since 1996. In addition, Ms. Kessel served as Executive Vice President of Orion Pictures Corporation ("Orion"), a motion picture production and distribution company, from January 1993 through July 1997, Senior Vice President of Metromedia since 1994 and President of Kluge & Company since January 1994. Prior to that time, Ms. Kessel served as Senior Vice President and a Director of Orion from June 1991 to November 1992 and Managing Director of Kluge & Company from April 1990 to January 1994. Ms. Kessel is a member of the Board of Directors of MMG and Metromedia Fiber.

    ARNOLD L. WADLER has served as a Director and General Counsel of the Company since December 1997 and has served as Executive Vice President and Secretary of the Company since September 1997. Mr. Wadler has served as Director of Metromedia Fiber since July 1997, General Counsel of Metromedia Fiber since August 1997, Secretary of Metromedia Fiber since October 1997, Executive Vice President, General Counsel and Secretary of MMG since August 29, 1996 and, from November 1, 1995 until that date, as Senior Vice President, General Counsel and Secretary of MMG. In addition, Mr. Wadler serves as a director of MMG and has served as a Director of Orion from 1991 until July 1997 and as Senior Vice President, Secretary and General Counsel of Metromedia for over five years.

    MICHAEL H. BOYER was elected as a Director of the Company as of January 1998. Mr. Boyer is currently Senior Vice President and Chief Financial Officer of Stanadyne Automotive Corp., a manufacturer of diesel fuel injection equipment and hydraulic value lifters, where he has been employed since July 1978.

    LEONARD WHITE has served as a Director of the Company since December 1997. Mr. White has served as President and Chief Executive Officer of Rigel Enterprises, a management and private investment firm, since July 1997. Mr. White served as President and Chief Executive Officer of Orion from 1992 until 1997 and as President and Chief Executive Officer of Orion Home Entertainment Corporation from 1987 to 1992. Mr. White is also a Director of MMG, American Film Technologies, Inc. and Metromedia Fiber.

BOARD; ELECTION OF DIRECTORS; AGREEMENTS REGARDING BOARD POSITIONS

    From and after the Company's first annual meeting of stockholders, 25% of the members of the Board of Directors of the Company will be elected by a majority of the votes cast by holders of shares of Class A Common Stock, voting as a separate class, at the annual meeting of stockholders and hold office until their successors have been duly elected and qualified or until their death, resignation or removal. Holders of shares of Class B Common Stock will vote as a separate class to elect up to 75% of the Board of Directors. Directors may be removed, with or without cause, only by the holders of the class of Common Stock or series of Preferred Stock that, as of the date such removal is effected, would be entitled to elect such directors at the next annual meeting of stockholders. Vacancies in a directorship may be filled only by (a) the remaining directors elected by holders of each class of Common Stock or series of Preferred Stock that (x) elected such director and (y) as of the date such vacancy is filled, would be entitled to elect such director at the next annual meeting of the stockholders or (b) if there are no such remaining directors, then by the vote of the holders of the class or classes of Common Stock or series of Preferred Stock that, as of the date such vacancy is filled, would be entitled to elect such director at the next annual meeting of stockholders, voting as a separate class at a meeting, special or otherwise, of the holders of Common Stock of such class or series of Preferred Stock.

COMMITTEES OF THE BOARD

    The Board of Directors has established an Executive Committee, a Compensation Committee and an Audit Committee of the Board of Directors of the Company (the "Executive Committee," the "Compensation Committee" and the "Audit Committee," respectively). The Executive Committee has all of the powers of the Board of Directors in the management and affairs of the Company as provided under Delaware laws. The Compensation Committee makes recommendations concerning the salaries and incentive compensation of employees of and consultants to the Company. The Audit Committee, a majority of which are directors who are not employees of the Company, is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth information on compensation awarded to, earned by or paid to the Company's Chief Executive Officer and other most highly compensated executive officers whose individual compensation exceeded $100,000 during the fiscal years ended December 31, 1997, and 1996 for services rendered in all capacities to Big City Radio and its subsidiaries.

    The persons listed in the table below are referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION AWARDS
                                                                                 -----------------------------------------------
                                                     ANNUAL COMPENSATION           RESTRICTED      SECURITIES
                                               --------------------------------       STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR     SALARY($)   BONUS($)     AWARD(S)($)    STOCK OPTIONS    COMPENS.($)
---------------------------------------------  ---------  ----------  ---------  ---------------  -------------  ---------------
Michael Kakoyiannis..........................       1997  $  300,000  $  75,000  $  1,968,855(1)            --      $      --
  (President and Chief Executive Officer)           1996     230,000         --               --                           --
Paul R. Thomson..............................       1997     175,000     30,000               --     75,000(2)             --
  (Vice President and Chief Financial               1996     165,000     25,000               --            --
  Officer)
Steven G. Blatter............................       1997     165,000     27,500               --     75,000(2)             --
  (Vice President--Programming)                     1996     150,000     25,000               --            --
Bryan Subotnick..............................       1997     100,000         --               --     75,000(2)             --
  (Executive Vice President-Corporate               1996         (3)        (3)               --           (3)            (3)
  Development)
Alan D. Kirschner............................       1997      94,000      5,000               --     75,000(2)             --
  (Vice President-Engineering)                      1996         (3)        (3)               --           (3)            (3)

------------------------

(1) Pursuant to his employment agreement, Mr. Kakoyiannis is entitled to receive 93,755 shares of Class A Common Stock for every 20% increase in the average closing price of the Class A Common Stock following the Company's Initial Public Offering (up to a maximum of 281,265 shares). The aggregate value of such shares was calculated based on the price of the Class A Common Stock in the Company's Initial Public Offering ($7.00 per share) by the maximum number of shares which Mr. Kakoyiannis may be entitled to receive under his employment agreement. No shares were issued to Mr. Kakoyiannis under his employment agreement in 1997.

(2) Includes options to purchase 25,000 shares of Class A Common Stock at an exercise price of $6.00 per share, exercisable immediately, and options to purchase 50,000 shares of Class A Common Stock at an exercise price of $7.00 per share, that will become exercisable in five annual installments commencing December 18, 1998.

(3) Compensation information is omitted because aggregate compensation during fiscal year 1996 was less than $100,000.

    During 1997, Mr. Wadler and Ms. Kessel, each of whom serves as an executive officer of the Company, were employed and paid by Metromedia. No other amounts were paid by Big City Radio to such Named Executive Officers or to Metromedia for services during 1997.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Michael Kakoyiannis, Paul R. Thomson, Steven G. Blatter and Alan D. Kirschner.

    EMPLOYMENT AGREEMENT WITH MICHAEL KAKOYIANNIS

    Mr. Kakoyiannis and the Company are parties to an employment agreement that provides that he will be employed as the Company's President and Chief Executive Officer through December 31, 2000 and that Mr. Kakoyiannis will receive a base salary of $300,000 a year. In addition to his base salary, Mr. Kakoyiannis is also entitled to an annual bonus as determined by the Compensation Committee if certain performance targets have been met. Mr. Kakoyiannis is entitled to participate in all benefits generally made available to senior executives of the Company. The Company has caused a term life insurance to be issued to Mr. Kakoyiannis for $2.0 million. Under his employment agreement, Mr. Kakoyiannis is entitled to receive 93,755 shares of Class A Common Stock for every 20% increase in the average closing price of the Class A Common Stock following the Initial Public Offering (up to a maximum of 281,265 shares) provided that such price remains in effect for six consecutive months. If Mr. Kakoyiannis earns these grants of shares of Class A Common Stock, the Company will record future non-cash, compensation expense equal to the fair value of such stock on the date of grant. If the fair value were based on exact 20% increments over the Initial Public Offering price of $7.00 per share, future compensation expense would be approximately $2.9 million. If the Company terminates Mr. Kakoyiannis' employment without cause, it will be obligated to pay him severance payments in an amount equal to eighteen times his base monthly salary. In addition, Mr. Kakoyiannis' employment-related benefits will continue for eighteen months after his termination of employment. If Mr. Kakoyiannis' employment is terminated for cause or disability, the Company will not be obligated to make any severance payments or continue any benefits. Mr. Kakoyiannis will be entitled to terminate his employment and to receive severance payments upon the occurrence of a "change of control" of the Company (as defined in Mr. Kakoyiannis' employment agreement). Following the termination of his employment with the Company for any reason, Mr. Kakoyiannis will not, during eighteen months thereafter, own, acquire or obtain any license for an AM or FM radio station or render any services or advice to, or be engaged in any AM or FM radio station within 75 miles of the transmitter of any radio station owned or operated by the Company.

    EMPLOYMENT AGREEMENT WITH PAUL R. THOMSON

    The Company and Mr. Thomson are parties to an employment agreement that provides for Mr. Thomson's employment as Vice President and Chief Financial Officer through December 31, 1998. Mr. Thomson's employment agreement provides for an annual base salary of $187,500. Mr. Thomson is entitled to participate in all benefits generally made available to senior executives of the Company and to receive annual bonus compensation as determined by the Compensation Committee if certain performance targets have been met. Such bonus compensation will not exceed $35,000 for 1998. If the Company terminates Mr. Thomson's employment without cause or upon the occurrence of a "change of control" (as defined in Mr. Thomson's employment agreement), the Company will be obligated to make severance payments in an amount equal to the lesser of (i) three times Mr. Thomson's monthly base salary or (ii) the base salary for the remaining months of Mr. Thomson's employment under his employment agreement. Following the termination of his employment with the Company for any reason, Mr. Thomson shall not serve in any accounting or financial capacity for, or otherwise be involved in the accounting and financial functions of any radio station with a rock-based format within 50 miles of the transmitter of any of the Company's radio stations for a period of six months following the termination of Mr. Thomson's employment agreement.

    EMPLOYMENT AGREEMENT WITH STEVEN G. BLATTER

    The Company and Mr. Blatter are parties to an employment agreement that provides for Mr. Blatter's employment as Vice President--Programming through December 31, 1998. Mr. Blatter's employment agreement provides for an annual base salary of $181,500. Mr. Blatter is entitled to participate in all benefits generally made available to senior executives of the Company and to receive semi-annual bonus compensation as determined by the Compensation Committee if certain performance targets have been met. Such semi-annual bonus compensation shall not exceed $15,000 for 1998. If the Company terminates Mr. Blatter's employment agreement without cause, the Company will be obligated to make severance payments in an amount equal to (i) six times Mr. Blatter's base monthly salary if such termination occurs before July 1, 1998, or (ii) the aggregate amount of Mr. Blatter's monthly salary for the remaining term of his employment if the termination occurs after July 1, 1998. If Mr. Blatter's employment agreement is terminated following a "change of control" (as defined in Mr. Blatter's employment agreement),

Mr. Blatter will be entitled to one and one-half times his base monthly salary. Following the termination of his employment with the Company for any reason, Mr. Blatter shall not serve as Program Director, or otherwise be involved in the programming of any radio station with a rock-based format within 50 miles of the transmitter of any of the Company's radio stations for 180 days following the termination of Mr. Blatter's employment agreement.

    EMPLOYMENT AGREEMENT WITH ALAN D. KIRSCHNER

    The Company and Mr. Kirschner are parties to an employment agreement that provides for Mr. Kirshner's employment as Vice President-Engineering through December 31, 1998. Mr. Kirschner's employment agreement provides for an annual base salary of $110,000. Mr. Kirschner is entitled to participate in all benefits generally made available to senior executives of the Company and to receive annual bonus compensation as determined by the Compensation Committee if certain performance targets have been met. Such bonus compensation shall not exceed $15,000. If Mr. Kirschner's employment agreement is terminated without cause or upon Mr. Kirschner's disability, the Company will be obligated to make severance payments in an amount equal to six times Mr. Kirschner's base monthly salary. If Mr. Kirschner's employment agreement is terminated upon a "change of control" (as defined in Mr. Kirschner's employment agreement), the Company shall pay Mr. Kirschner twelve times his monthly salary. Following the termination of his employment with the Company for any reason, Mr. Kirschner shall not serve in any engineering or technical capacity for, or otherwise be involved in the engineering and technical functions of any radio station within 50 miles of the transmitter of any of the Company's radio stations for 30 days following the termination of Mr. Kirschner's employment agreement.

COMPENSATION OF DIRECTORS

    Directors who are officers, employees or affiliates of the Company receive no compensation for their services as directors. Each director of the Company who is not also an officer, employee or affiliate of the Company (an "outside director") will be entitled to receive annual directors' fees of $20,000, plus $1,200 for each Board of Directors meeting attended ($500 if attended telephonically) and $500 for each committee meeting attended. Outside directors will be eligible to participate in the 1997 Incentive Stock Plan and the 1998 Incentive Stock Plan (each, as defined) pursuant to which options to purchase an aggregate of 2,500 shares of Class A Common Stock will be granted without duplication under the plans to each outside director immediately upon such director's initial election and qualification for the Board of Directors. Options to purchase an aggregate of 2,500 shares of Class A Common Stock will be granted without duplication under the plans annually on the day of each annual stockholders' meeting. Each outside director will be eligible to receive options to purchase a maximum of 25,000 shares of Class A Common Stock pursuant to the 1997 Incentive Stock Plan and the 1998 Incentive Stock Plan, without duplication under the plans. Each option will have an exercise price equal to the fair market value of a share of Class A Common Stock on the date of grant. All such options granted to outside directors will be immediately exercisable.

1997 STOCK INCENTIVE PLAN

    The Company has adopted the Big City Radio, Inc. 1997 Incentive Stock Plan (the "1997 Incentive Stock Plan") pursuant to which key employees, officers and directors (including independent directors and members of the Compensation Committee) of the Company and its subsidiaries who have substantial responsibility in the direction of the Company and its subsidiaries, and others whom the Compensation Committee determines provide substantial and important services to the Company may be granted (i) incentive stock options ("ISOs") and/or (ii) non-qualified stock options ("NQSOs" and together with ISOs, "Stock Options" and "Awards"). The aggregate number of shares of the Class A Common Stock that may be the subject of Awards under the 1997 Incentive Stock Plan is 700,000 and the maximum number of shares of Class A Common Stock available with respect to Awards granted to any one grantee is 100,000 shares.

    The exercise price of all ISOs is not less than the fair market value of the Class A Common Stock on the date of grant (or 110% of such fair market value with respect to ISOs granted to persons who own stock possessing more than 10% of the voting rights of Big City Radio's capital stock) and the exercise price of all NQSOs is determined by the Compensation Committee. Stock Options vest and become exercisable over a period of years and have a term not to exceed ten years, as determined by the Compensation Committee.

    If a grantee's employment with the Company or a subsidiary is terminated because of the grantee's death, or the grantee's retirement on or after attaining age sixty-five prior to the date when the Stock Option is by its terms exercisable, the Stock Option shall be immediately exercisable (and the restrictions thereof, if any, shall lapse) as of the date of the termination of the grantee's employment, subject to the other terms of the 1997 Incentive Stock Plan. Upon a "change of control" of the Company (as defined in the 1997 Incentive Stock Plan) and at the sole discretion of the Board of Directors, each holder of a Stock Option shall have the right to exercise the Stock Option in full without regard to any waiting period, installment period or other limitation or restriction thereon. Upon a grantee's termination of employment from the Company or a subsidiary on account of disability, the grantee or the legal representative of the grantee, shall have the right for a period of one year following the date of such termination to exercise an Award to the extent such award is exercisable and to the extent such Award has not yet expired. In the event the grantee's employment with the Company or a subsidiary is terminated for any reason other than disability, death or retirement on or after attaining age sixty-five, the grantee may exercise an Award to the extent then vested within three months after his or her termination of employment.

    On December 1, 1997, the Board of Directors granted to each of Steven G. Blatter, David J. Howard, Alan D. Kirschner, Sean O'Neill, Bryan Subotnick and Paul R. Thomson Stock Options to purchase up to 25,000 shares (which represents an aggregate of 150,000 shares) of Class A Common Stock at an exercise price of $6.00 per share. All these Stock Options are exercisable immediately. The Company will record a future non-cash charge of approximately $150,000 based on the initial public offering price of $7.00 per share of Class A Common Stock in the Initial Public Offering. Also on December 1, 1997, the Board of Directors granted to each of Steven G. Blatter, David J. Howard, Alan D. Kirschner, Sean O'Neill, Bryan Subotnick, Paul R. Thomson, Silvia Kessel and Arnold Wadler Stock Options to purchase up to 50,000 shares (which represents an aggregate of 400,000 shares) of Class A Common Stock at an exercise price per share equal to the initial public offering price of $7.00 per share in the Initial Public Offering. These Stock Options will become exercisable in five annual installments, as determined by the Board of Directors.

    On December 1, 1997, the Board of Directors granted to Leonard White Stock Options to purchase up to 2,500 shares of Class A Common Stock at an exercise price per share equal to the initial public offering price of $7.00 per share in the Initial Public Offering and on January 16, 1998, Stock Options to purchase up to 2,500 shares of Class A Common Stock were granted to Michael H. Boyer at an exercise price of $7.125 per share. These Stock Options are immediately exercisable.

1998 INCENTIVE STOCK PLAN

    The Company has adopted the Big City Radio, Inc. 1998 Incentive Stock Plan (the "1998 Incentive Stock Plan") pursuant to which key employees, officers and directors (including independent directors and members of the Compensation Committee) of the Company and its subsidiaries who have substantial responsibility in the direction of the Company and its subsidiaries, and others whom the Compensation Committee determines provide substantial and important services to the Company may be granted (i) incentive stock options ("ISOs") and/or (ii) non-qualified stock options ("NQSOs" and together with ISOs, "Stock Options" and "Awards"). The aggregate number of shares of the Class A Common Stock that may be the subject to Awards under the 1998 Incentive Stock Plan is 300,000 and the maximum number of shares of Class A Common Stock available with respect to Awards granted to any one grantee is 100,000 shares.

    The exercise price of all ISOs is not less than the fair market value of the Class A Common Stock on the date of grant (or 110% of such fair market value with respect to ISOs granted to persons who own stock possessing more than 10% of the voting rights of Big City Radio's capital stock) and the exercise price of all NQSOs is determined by the Compensation Committee. Stock Options vest and become exercisable over a period of years and have a term not to exceed ten years, as determined by the Compensation Committee.

    If a grantee's employment with the Company or a subsidiary is terminated because of the grantee's death, or the grantee's retirement on or after attaining age sixty-five prior to the date when the Stock Option is by its terms exercisable, the Stock Option shall be immediately exercisable (and the restrictions thereof, if any, shall lapse) as of the date of the termination of the grantee's employment, subject to the other terms of the 1998 Incentive Stock Plan. Upon a "change of control" of the Company (as defined in the 1998 Incentive Stock Plan) and at the sole discretion of the Board of Directors, each holder of a Stock Option shall have the right to exercise the Stock Option in full without regard to any waiting period, installment period or other limitation or restriction thereon. Upon a grantee's termination of employment from the Company or a subsidiary on account of disability, the grantee or the legal representative of the grantee, shall have the right for a period of one year following the date of such termination to exercise an Award to the extent such award is exercisable and to the extent such Award has not yet expired. In the event the grantee's employment with the Company or a subsidiary is terminated for any reason other than disability, death or retirement on or after attaining age sixty-five, the grantee may exercise an Award to the extent then vested within three months after his or her termination of employment.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of March 31, 1998, certain information regarding the beneficial ownership (as such term is defined in Rule 13(d)(3) under the Exchange Act) of each class of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) under the Exchange Act) known to own beneficially more than 5% of the outstanding shares of each class of common stock of the Company, (ii) each director and director nominee of Big City Radio, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation" and (iv) all directors and executive officers of Big City Radio as a group. In accordance with the rules promulgated by the Commission, such ownership includes shares currently owned as well as shares of which the named person has the right to acquire beneficial ownership within 60 days, including, but not limited to, shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person.

                                                                                                    PERCENTAGE OF
                                                                             NUMBER OF SHARES OF     OUTSTANDING
                                                                                COMMON STOCK       CLASS OF COMMON
TITLE OF CLASS                          NAME OF BENEFICIAL OWNER             BENEFICIALLY OWNED         STOCK
---------------------------  ----------------------------------------------  -------------------  -----------------
Class B Common Stock         Stuart Subotnick and Anita Subotnick (1)......       8,250,458(2)           100.0%
Class A Common Stock         Michael Kakoyiannis (3).......................       1,125,062               19.7%
                             Capital Guardian Trust Company (4)............         500,000                8.7%
                             Strong Capital Management, Inc. (5)...........         450,000                7.9%
                             Michael H. Boyer..............................           2,500(6)            *
                             Silvia Kessel.................................           7,140(7)            *
                             Arnold L. Wadler..............................           6,000(7)            *
                             Leonard White.................................           2,500(6)            *
                             Steven G. Blatter.............................          25,450(8)            *
                             Bryan Subotnick...............................          25,000(8)            *
                             Alan D. Kirschner.............................          25,000(8)            *
                             Paul R. Thomson...............................          30,000(8)            *
                             All Directors and Executive Officers as a
                             Group (11 persons)............................       9,499,110(9)            68.0%

------------------------

* Holdings do not exceed one percent of the total outstanding shares of any class of Common Stock.

(1) Mr and Mrs. Subotnick's address is c/o Kluge & Company, 215 East 67th Street, New York, New York 10021.

(2) The shares of Class B Common Stock are convertible into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock and the holders of shares of Class B Common Stock are entitled to 10 votes per share and to vote as a separate class to elect 75% of the members of the Company's Board of Directors. Mr. and Mrs. Subotnick have shared voting and investment power with respect to their shares.

(3) Mr. Kakoyiannis' address is c/o Big City Radio, Inc., 11 Skyline Drive, Hawthorne, NY 10532.

(4) Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Securities Act, is the beneficial owner of 500,000 shares of Class A Common Stock as a result of its serving as the investment manager of various institutional accounts. Capital Guardian Trust Company is a wholly-owned subsidiary of The Capital Group Companies, Inc., the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported. The Capital Group Companies, Inc. does not have investment power or voting power over any of the securities reported herein; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Exchange Act. The business address of The Capital Group Companies, Inc. and Capital Guardian Trust Company is 333 South Hope Street, Los Angeles, California 90071.

(5) Strong Capital Management, Inc. is an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940. Richard S. Strong is the Chairman of the Board and the principal shareholder of Strong Capital Management, Inc. The business address of Strong Capital Management, Inc. and Richard S. Strong is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

(6) Includes 2,500 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date of this Prospectus.

(7) Does not include 50,000 shares issuable upon exercise of options that will become exercisable in five annual installments commencing December 18, 1998.

(8) Includes 25,000 shares issuable upon exercise of options that are currently exercisable and does not include 50,000 shares issuable upon exercise of options that will become exercisable in five annual installments commencing December 18, 1998.

(9) Includes 105,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date of this Prospectus and does not include 300,000 shares issuable upon exercise of options that will become exercisable in five annual installments commencing December 18, 1998.

    With respect to holders of 5% or more of the shares of either class of the Company's Common Stock, the foregoing information is based on a review, as of March 31, 1998, by Big City Radio of statements filed with the Commission under Sections 13(d) and 13(g) of the Exchange Act. To the best knowledge of Big City Radio, except as set forth above, no person owns beneficially more than 5% of the outstanding Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On May 29, 1996, the Company was merged with Q Broadcasting, Inc., a Delaware corporation, owned by the Principal Stockholders with the Company as the surviving corporation. As a result of the merger, Mr. and Mrs. Subotnick each received 216 shares of the Old Common Stock (which were converted into 1,643,760 shares of Class B Common Stock for each of the Principal Stockholders in the Reclassification).

    On May 30, 1996, the Company entered into the Old Credit Facility with Chase pursuant to which Chase agreed to make revolving credit loans to the Company from time to time until December 24, 2002 or earlier, as provided under the Old Credit Facility. The payment and performance by the Company under the Old Credit Facility was guaranteed by Stuart Subotnick under a Guarantee Agreement, dated as of May 30, 1996. Simultaneously with the consummation of the Initial Public Offering of the Company and the application or the use of proceeds therefrom, Mr. Subotnick's guarantee was reduced from a guarantee of the entire Old Credit Facility to a guarantee of up to $6.0 million thereunder. On March 17, 1998, in connection with the consummation of the Offering and the application of the proceeds therefrom, the Company entered into the Revolving Credit Facility with Chase and repaid its indebtedness under the Old Credit Facility and Mr. Subotnick's guarantee of the Old Credit Facility was terminated. Mr. Subotnick does not guarantee any portion of the Revolving Credit Facility.

    In addition, pursuant to a Pledge Agreement, dated as of May 30, 1996 (the "Pledge Agreement"), the Principal Stockholders each granted Chase a first priority security interest in their shares of Old Common Stock and Mr. Kakoyiannis granted Chase a second priority security interest in his shares of Old Common Stock. In connection with the consummation of the Company's Initial Public Offering, the Pledge Agreement terminated.

    On October 31, 1997, Mr. Subotnick gave a support letter to the Company guaranteeing his financial support through the earlier of a successful minimum initial public offering of $36.0 million of equity securities to the public or October 1, 1998. In connection with the consummation of the Offering, this support letter was terminated.

    The Principal Stockholders have made various loans to the Company in order to finance the Company's radio station acquisitions and working capital requirements. The loans from the Principal Stockholders bear interest at variable rates not exceeding 8%, payable monthly, and aggregated approximately $8.7 million of principal amount on May 30, 1996. In May 1996, in connection with the merger of Q Broadcasting, Inc. with and into the Company, the Principal Stockholders contributed $5.1 million principal amount of stockholders' loans to Q Broadcasting, Inc. to the capital of Q Broadcasting, Inc. The Principal Stockholders' outstanding loans to Q Broadcasting, Inc. and to the Company of $11.7 million of aggregate principal amount were subordinated to the Old Credit Facility pursuant to a subordinated promissory note dated May 24, 1996. Immediately prior to the consummation of the Initial Public Offering on December 18, 1997, the Principal Stockholders contributed $13.3 million representing the entire amount of their then outstanding stockholders' loans to the capital of the Company. In addition, in connection with the consummation of the Initial Public Offering, the Principal Stockholders exchanged all of their shares of Class A Common Stock for shares of Class B Common Stock, effectively giving them control of the Company.

    As of July 1, 1997, Mr. and Mrs. Subotnick transferred an aggregate of 68 shares of Old Common Stock (which were converted into 517,480 shares of Class A Common Stock in the Reclassification) to Mr. Kakoyiannis as an employment incentive.

    Mr. Subotnick and Mr. Kakoyiannis entered into a Loan Agreement, dated as of August 4, 1995, as amended, pursuant to which Mr. Subotnick made a loan to Mr. Kakoyiannis as evidenced by a promissory note, dated August 4, 1995, in the original principal amount of $500,000. This loan is secured by a first priority security interest in favor of Mr. Subotnick in Mr. Kakoyiannis' shares of Class A Common Stock.

On April 30, 1998, Mr. Subotnick agreed to subordinate his security interest in connection with the pledge by Mr. Kakoyiannis of his shares to Chase.

    The Company receives certain legal, accounting, tax and other services from Metromedia for which it will pay to Metromedia an annual fee not to exceed initially $200,000, increasing to up to $500,000. Mr. Subotnick is a general partner of Metromedia. No such management fee was paid in 1997.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY

    The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Revolving Credit Facility.

    In connection with the consummation of the Offering, the Company entered into the existing Revolving Credit Facility providing for up to $15.0 million of availability with Chase (based upon a multiple of the Company's Los Angeles Stations' cash flow). The Revolving Credit Facility will mature on the fifth anniversary of the date of original issuance of the Existing Notes and amounts outstanding under the Revolving Credit Facility bear interest at an applicable margin plus, at the Company's option, Chase's prime rate (in which case the applicable margin will initially be 2.00%, subject to reductions upon obtaining performance criteria based on the Company's leverage ratio) or LIBOR (in which case the applicable margin will initially be 3.00%, subject to reductions upon obtaining performance criteria based on the Company's leverage ratio). The Company's obligations under the Revolving Credit Facility are secured by a pledge of substantially all of the Company and its Restricted Subsidiaries' assets. The Company will pay a fee of 0.5 percent per annum on the aggregate unused portion of the facility.

    The Revolving Credit Facility contains certain financial and operational covenants and other restrictions with which the Company must comply, including, among others, limitations on capital expenditures, the incurrence of additional indebtedness, restrictions on sale of assets, restrictions on the use of proceeds from borrowings, limitations on paying cash dividends and redeeming or repurchasing capital stock of the Company or the Notes, and requirements to maintain certain minimum interest coverage ratios. The Company is currently in compliance with all covenants and other restrictions under the Revolving Credit Facility and anticipates that it will continue to meet the requirements of the Revolving Credit Facility. See "Risk Factors--Substantial Leverage; Pledge of Assets; Covenants."

    The Revolving Credit Facility contains customary events of default, including material misrepresentations, payment defaults and default in the performance of other covenants, certain bankruptcy and ERISA defaults, judgment and cross defaults, and revocation of any of the Company's broadcast licenses and change in control. The Revolving Credit Facility also provides that an event of default will occur upon the occurrence of a "change of control," as defined in the Revolving Credit Facility. For purposes of the Revolving Credit Facility, a "change of control" will occur when (i) any person or group other than the Principal Stockholders and their affiliates obtains the power to elect a majority of the Board of Directors, (ii) the Company fails to own 100% of the capital stock of its subsidiaries owning any of the FCC broadcast licenses, or
(iii) the Board of Directors does not consist of a majority of continuing directors.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

    The Existing Notes were issued under an indenture dated as of March 17, 1998, as amended and supplemented from time to time (as so amended or supplemented, the "Indenture"), among the Company, the Subsidiary Guarantors named therein and U.S. Bank Trust National Association (formerly known as First Trust National Association), a national association, as trustee (the "Trustee"), a copy of which is available upon request to the Company. The form and terms of the New Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes, which do not apply to the New Notes. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture has been filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and is incorporated by reference as an Exhibit to the Registration Statement of which this Prospectus is a part; the Indenture is also incorporated herein by reference. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary the term the "Company" refers only to Big City Radio, Inc. and not to any of its Subsidiaries.

    Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New
York) except that, at the option of the Company, payment of interest may be made by check mailed to the addresses of the holders as such addresses appear in the note register of the Company. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. All interest payments and payments on account of redemption or mandatory offers including pursuant to a Change of Control or an Asset Sale by the Company to purchase Notes shall be made together with liquidated damages, if any.

    The New Notes will be issued in fully registered form without interest coupon, in denominations of $1,000 principal amount and any integral multiple of $1,000 principal amount. The New Notes will be represented by one or more registered notes in global form and in certain circumstances may be represented by New Notes in definitive form. See "Book Entry, Delivery and Form."

TERMS OF THE NOTES

    The Notes will be issued at a discount to their aggregate principal amount at maturity and will mature on March 15, 2005. The Notes will accrete in value until March 15, 2001 at the rate of 11 1/4% per annum, compounded semi-annually, to an aggregate principal amount on such date of $174.0 million. Cash interest will not accrue on the Notes prior to March 15, 2001. Thereafter, interest will accrue at the rate of 11 1/4% per annum and will be payable semi-annually in cash and in arrears to the holders of record on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 2001. Cash interest on the Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from March 15, 2001. All references to the principal amount of the Notes herein are references to the principal amount at final maturity.

    The Notes will be unsecured, senior obligations of the Company and will rank PARI PASSU in right of payment to all existing and future senior indebtedness of the Company (including the Revolving Credit Facility) and senior to all existing and future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all existing and future secured indebtedness and liabilities of the Company (including all indebtedness under the Revolving Credit Facility) and total indebtedness to any Unrestricted Subsidiary. The Notes will be guaranteed on a senior, full and unconditional, joint and several, basis by the Restricted Subsidiaries. The Subsidiary Guarantees will be unsecured, senior obligations of the Subsidiary Guarantors and will rank PARI PASSU in right of payment to all existing and future senior indebtedness of the Restricted Subsidiaries and senior to all existing and future subordinated indebtedness of the Restricted Subsidiaries. The Subsidiary Guarantees will be effectively subordinated to all existing and future secured indebtedness and liabilities of the Restricted Subsidiaries (including indebtedness under the Revolving Credit Facility) to the extent of the value of the assets securing such indebtedness and to all indebtedness of any Unrestricted Subsidiary. At December 31, 1997, on a pro forma basis, after giving effect to the Offering and the portion of the proceeds therefrom used to retire indebtedness, the Company and its Restricted Subsidiaries would have had no Indebtedness outstanding (other than the Notes). On the date of this Prospectus, there are no Unrestricted Subsidiaries.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes will not be redeemable at the option of the Company prior to March 15, 2002. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    If redeemed during the 12-month period commencing on March 15 of the years set forth below:

PERIOD                                                                            REDEMPTION PRICE
--------------------------------------------------------------------------------  ----------------
2002............................................................................         105.625%
2003............................................................................         102.813%
2004 and thereafter.............................................................         100.000%

    In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings received by the Company so long as there is a Public Market for the Class A Common Stock at the time of such redemption, at a redemption price (expressed as a percentage of Accreted Value thereof) of 111.25%, to the date of redemption; PROVIDED, HOWEVER, that at least 66 2/3% of the original principal amount of the Notes must remain outstanding after each such redemption.

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

    The Notes will not have the benefit of any sinking fund.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder (as defined) will have the right to require the Company to purchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) or, in the case of purchases of Notes prior to March 15, 2001, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase:

        (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets); and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or such successor; or

        (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of the then remaining members of the Board of Directors of the Company or was nominated or elected by such then remaining members of the Board of Directors of the Company) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

       (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

        (iv) the adoption by the stockholders of a plan for the liquidation or dissolution of the Company.

    Within 30 days following any Change of Control the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) or, in the case of purchases of Notes prior to March 15, 2001, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase; (ii) the date of purchase (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the Company consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    Certain events that constitute a change of control under the Revolving Credit Facility would cause an event of default under such Revolving Credit Facility. Future Indebtedness of the Company and its

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Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be purchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions of the Indenture may not afford Holders of the Notes the right to require the Company to purchase the Notes in the event of a highly leveraged transaction that may adversely affect the Holders of the Notes if such transaction is not a transaction defined as a Change of Control.

    The Change of Control provisions described above may deter certain mergers, tender offers and takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition or "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to purchase the Notes as described above.

CERTAIN COVENANTS

    The Indenture contains certain covenants including, among others, the following.

    LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company may incur Indebtedness if, on the date of such Incurrence, the Consolidated Leverage Ratio of the Company for the most recent four consecutive fiscal quarters ending prior to the date of such Incurrence, after giving effect, on a pro forma basis, to such Incurrence of Indebtedness and, to the extent set forth in the definition of Consolidated Leverage Ratio, the use of proceeds thereof, would be no more than 7 to 1.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may incur Indebtedness under any Senior Credit Facility; PROVIDED that (i) such Indebtedness would be permitted to be incurred under paragraph (a) of this covenant if it were being incurred solely by the Company and (ii) the Consolidated Senior Leverage Ratio of the Company for the most recent four consecutive fiscal quarters ending prior to the date of such Incurrence, after giving effect, on a pro forma basis, to such Incurrence of Indebtedness under such Senior Credit Facilities and, to the extent set forth in the definition of Consolidated Senior Leverage Ratio, the use of proceeds thereof, would be no more than 4 to 1.

    (c) Notwithstanding the foregoing paragraphs (a) and (b), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (w) Indebtedness of the Company and its Restricted Subsidiaries under the Revolving Credit Facility not to exceed (including any Refinancing Indebtedness Incurred with respect to any such Indebtedness) $15 million in the aggregate outstanding at any time pursuant to this clause

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(c)(ii)(w), (x) the Notes, the Indenture and the Subsidiary Guarantees in
amounts set forth therein on the Issue Date, (y) any Indebtedness outstanding on the Issue Date (after giving effect to the use of proceeds from the Notes to retire Indebtedness) or (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (ii) or (iii) of this paragraph (iii) or Incurred pursuant to paragraph (a) or (b) above; (iii) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate, or otherwise in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above, on a pro forma basis as set forth in such paragraph (a); (iv) Indebtedness under Interest Rate Agreements entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and that correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture; (v) Indebtedness of the Company or any Restricted Subsidiary consisting solely of indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the disposition of any assets of the Company (other than the Capital Stock of any Unrestricted Subsidiary) or any Restricted Subsidiary; and (vi) Indebtedness (other than Indebtedness described in clauses (i) through (v) of this paragraph (c) in an amount which, when taken together with the amount of all other Indebtedness Incurred pursuant to this clause (vi) and then outstanding (including any Refinancing Indebtedness Incurred with respect to any such Indebtedness), would not exceed $15 million in the aggregate.

    In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the foregoing paragraphs (a),(b) or (c) above, the Company, in its sole discretion, shall classify such item of Indebtedness as having been incurred under one of such provisions and, except as specifically provided otherwise, shall only be required to include the amount and type of such Indebtedness as having been incurred pursuant to such clause.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or accretions of liquidation value or distributions payable in the Company's Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company shall not be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness;" or
(3) the aggregate amount of Restricted Payments made on or subsequent to the Issue Date (the amount

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expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds, without duplication, the sum of (a) (x) 100% of the aggregate Consolidated EBITDA of the Company (or, in the event such Consolidated EBITDA shall be a deficit, minus 100% of such deficit) accrued subsequent to the Issue Date to the most recent date for which financial information is available to the Company, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period, plus (b) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other Capital Contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus (c) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company converted or exchanged for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); plus (d) the amount equal to the net reduction in Investments made by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (i) Net Cash Proceeds to the Company or a Restricted Subsidiary from (A) repurchases or redemptions of such Investments by such Person, (B) proceeds realized upon the sale of such Investment to a purchaser other than a Subsidiary, (C) repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated EBITDA. For purposes of this covenant, the amount of any Restricted Payments, if other than in cash, shall be determined in good faith by the Board of Directors of the Company as evidenced by a certificate filed with the Trustee, except that in the event the value of any non-cash consideration shall be $5 million or more, the value shall be as determined in writing by an independent investment banking or valuation firm.

    (b) The provisions of paragraph (a) of this covenant shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale and the reduction in the amount of Indebtedness as applicable, shall be excluded from clause (3) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments; (iv) payments for the purpose of, and in amounts equal to, amounts required to permit the Company to redeem or repurchase its Capital Stock from existing or former employees, management or directors of the Company or any Subsidiary or their assigns, estates or heirs, in

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each case in connection with the repurchase provisions under plans (or amendments thereto) or agreements (including employment agreements) under which such individuals purchase or sell or are granted the option to purchase or sell, shares of Capital Stock; PROVIDED that such redemption or repurchases pursuant to this clause shall not exceed $1 million in the aggregate; PROVIDED, FURTHER, that such dividends shall be included in the calculation of the amount of Restricted Payments; (v) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; PROVIDED, HOWEVER, that (A) such repurchases shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) of paragraph
(a); (vi) Investments in any other Person which were received as consideration for an Asset Disposition in accordance with the "--Limitation on Sales of Assets" covenant PROVIDED that such Investments shall be included in the calculation of Restricted Payments; (vii) Investments made in Related Businesses, subsequent to the Issue Date, in an aggregate amount not to exceed $2 million at any one time outstanding (after giving effect to any such Investments that are returned to the Company or the Restricted Subsidiary that made such Investment, without restriction, in cash on or prior to the date of such calculation provided that such amounts shall be included in the calculation of Restricted Payments); (viii) Investments in an amount not to exceed $10 million in another Person for the purpose of conducting a Related Business in North America (other than the United States); PROVIDED, that the Company shall use its best efforts, subject to applicable legal restrictions, to cause substantially all of the earnings of such Restricted Subsidiary or Person to be paid promptly to the Company provided that such amounts shall not be included in the calculation of Restricted Payments; and (ix) management fees paid to Metromedia or its successors for certain legal, accounting, tax and other services in an amount not to exceed (A) $200,000 in fiscal 1998, (B) $300,000 in fiscal 1999, (C) $400,000 in fiscal 2000 and (D) $500,000 in each fiscal year thereafter, provided that such amounts shall not be included in the calculation of Restricted Payments.

    LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, the Subsidiary Guarantee by such Restricted Subsidiary of the Notes equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is so secured.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, the Revolving Credit Facility but after giving effect to the use of proceeds from the issuance of the Notes to retire Indebtedness on such date);
(b) any encumbrance or restriction imposed by the Notes or any pari passu Indebtedness incurred in accordance with the Indenture and whose restrictions are no more restrictive than those in the Indenture; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate or otherwise Incurred in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary) and outstanding on such date; (d) any encumbrance or restriction imposed by any Senior Credit Facility that is no more restrictive than those contained in the Revolving Credit Facility; (e) any encumbrance or restriction with respect to any agreement effecting a

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refinancing, refunding, replacement, renewal, repayment or extension (including pursuant to defeasance or discharger mechanisms) of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b), (c) or (d) of this covenant or this clause (e) or contained in any amendment to an agreement referred to in clause (a), (b), (c) or (d) of this covenant or this clause (e); PROVIDED, HOWEVER,that the encumbrances and restrictions with respect to any such agreement or amendment are not materially more restrictive than encumbrances or restrictions contained in such agreements; (f) in the case of clause (iii) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; (g) any restriction with respect to a Restricted Subsidiary (or any of its property or assets imposed pursuant to an agreement entered into for the, direct or indirect, sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets, that are subject to such restriction) pending the closing of such sale or disposition; (h) encumbrances or restrictions arising or existing by reason of applicable law; (i) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to the covenant "Limitation on Indebtedness;" PROVIDED such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness; (j) any restriction pursuant to the Indenture, the Notes or the Subsidiary Guarantees.

    LIMITATION ON SALES OF ASSETS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless
(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company (including as to the value of all non-cash consideration), of the assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of the Senior Credit Facilities), to prepay, repay or purchase Indebtedness under any of the Senior Credit Facilities within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election, to the investment in Broadcast Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to make an offer to purchase (an "Offer") the Notes at a price in cash equal to, prior to March 15, 2001, 100% of the Accreted Value thereof on the purchase date and, thereafter 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date, and other PARI PASSU debt obligation subject to a similar covenant (collectively, the "PARI PASSU debt obligations") at par plus accrued and unpaid interest (or Accreted Value, as applicable) to the purchase date; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for other general corporate purposes not prohibited by the Indenture; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from any Asset Dispositions or series of related Asset Dispositions exceeds $500,000. The Company shall not be required to make an Offer for the Notes and for the PARI PASSU debt obligations pursuant to this covenant if the Net Available Cash available therefore (after application of the proceeds as provided in clauses (A) and (B)) are less than $5 million (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

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    (b) If the aggregate principal amount (or Accreted Value, as applicable) of
Notes and PARI PASSU obligations validly tendered and not withdrawn in connection with an Offer pursuant to clause (C) above exceed the funds available therefor ("Offer Proceeds"), the Trustee will select the Notes and such PARI PASSU obligations to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof, will be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

    (c) For the purposes of this covenant, the following will be deemed to be cash or Cash Equivalents: (x) the assumption by the transferee of Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company (in each case, other than Subordinated Obligations) and the release of the Company and such Restricted Subsidiary from all liability on such Indebtedness (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) notes or other obligations or securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are within 30 business days converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents and used in accordance with this covenant.

    (d) If the aggregate purchase price of the Notes and any PARI PASSU debt obligations tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes and any PARI PASSU debt obligations, the Company will apply the remaining Net Available Cash in accordance with clause
(a) (iii) (D) above.

    (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

    LIMITATION ON ASSET SWAPS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $1 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company and (iii) in the event such Asset Swap involves an aggregate amount in excess of $5 million, the Company has received a written opinion from an independent investment banking firm or other valuation firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;
(ii) in the event such Affiliate Transaction or series of related Affiliate Transactions involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction or series of related Affiliate Transactions involves an aggregate amount in excess of $5 million, the Company has received a written opinion from an independent investment banking firm or valuation firm of nationally recognized standing that such Affiliate Transaction or series of related

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Affiliate Transactions is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

    (b) The foregoing paragraph (a) shall not apply to (i) payment of customary fees to members of the Board of Directors of the Company, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) any transaction between the Company and a Wholly-Owned Subsidiary Guarantor or between Wholly-Owned Subsidiary Guarantors, (v) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,
(vi) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case, in the ordinary course of business, (vii) any employment, noncompetition or confidentiality agreement entered into by the Company and its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the pledge of any Capital Stock of any Unrestricted Subsidiary to support any Indebtedness thereof or (ix) management fees paid to Metromedia or its successors for certain legal, accounting, tax or other services in an amount not to exceed (A) $200,000 in fiscal 1998, (B) $300,000 in fiscal 1999, (C) $400,000 in fiscal 2000 and (D) $500,000 in each fiscal year thereafter.

    LIMITATION ON RESTRICTED SUBSIDIARY CAPITAL STOCK. The Company will not permit any Restricted Subsidiary to issue or suffer to exist any Capital Stock, except (i) Capital Stock issued to and held by the Company or a Wholly-Owned Subsidiary, (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; PROVIDED THAT such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A),
(B) or (C), (iii) if, immediately after giving effect to such issuance, neither the Company nor any of its Restricted Subsidiaries owns any Capital Stock of such Person who was a Restricted Subsidiary, or (iv) if, immediately after giving effect to such issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the "--Limitation on Restricted Payments" covenant, if made on the date of such issuance.

    SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide, within 15 days after the Company is (or would be) required to file the same with the Commission, the Trustee and the Holders of the Notes with the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13(a) and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

    MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligation of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor

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Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "-- Limitation on Indebtedness;" and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released form the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing clauses (ii) and (iii), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Wholly Owned Subsidiary; PROVIDED such transaction involves no other parties either directly or indirectly and (y) the Company may merge with an Affiliate with no Indebtedness incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

    SUBSIDIARY GUARANTORS. On and after the Issue Date, the Company will cause each Restricted Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis, which such Subsidiary Guarantees will rank PARI PASSU in right of payment to all existing and future guarantees of such Restricted Subsidiaries under the Revolving Credit Facility.

    The obligations of each Subsidiary Guarantor will be limited in a manner intended to limit such Guarantee to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

    Each Subsidiary Guarantor will be permitted to consolidate with or merge into or sell all or part of its assets or properties to the Company or another Subsidiary Guarantor without limitation and such merger, sale or other transfer will not be subject to the "--Limitation on Sales of Assets" covenant. Subject to the other provisions of the Indenture each Subsidiary Guarantor will be permitted to consolidate with or merge into or sell all or substantially all of its assets or properties to any Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary Guarantor of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "Certain Covenants--Limitation on Sales of Assets"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

    LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage, to more than a de minimus extent, in any business other than a Related Business.

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EVENTS OF DEFAULT

    Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "Certain Covenants -- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid, waived or cured within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any final judgment or decree for the payment of money in excess of $5 million (net of applicable insurance coverage provided that the insurance carriers have acknowledged coverage) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain unvacated, undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture or such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of more than 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) or
(v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal amount and accrued and unpaid interest or, if prior to March 15, 2001, Accreted Value shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on (or if prior to March 15, 2001, the Accreted Value of) all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or Accreted Value, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on (or if prior to March 15, 2001, the Accreted Value of) any Notes, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment to the Indenture, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note,
(iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) make any Note payable in money other than that stated in the Note, (v) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (vi) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, or (vii) cause the Notes or the Subsidiary Guarantees to be subordinated to any other Indebtedness.

    Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture in accordance with the terms of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the amendment.

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
DEFEASANCE

    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In such event, the Subsidiary Guarantees in effect at such time shall terminate. The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Certain Covenants--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clause (iii) under "Certain Covenants--Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its covenant defeasance option, the Company may, by written notice to the Trustee prior to the delivery of the Opinion of Counsel referred to below, elect to have any Subsidiary Guarantees in effect at such time terminate.

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vi), (vii) (with respect only to Significant Subsidiaries), or (viii) under "Events of Default" above or because of the failure of the Company to comply with clause (iii) under "Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    U.S. Bank Trust National Association (formerly known as First Trust National Association), a national association, is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Accreted Value" means as of the date of determination prior to March 15, 2001, with respect to any Note, the sum of (a) the initial offering price of such Note and (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 11 1/4% per annum, compounded semi-annually on each March 15 and September 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Note on or after March 15, 2001 shall be 100% of the principal amount thereof.

    "Affiliate" of any specified Person means any other Person, direct or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

    "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated into or merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary or the Company to the Company or a Restricted Subsidiary (ii) the disposition of Cash Equivalents in the ordinary course of business, (iii) a disposition of inventory or other property in the ordinary course of business, (iv) a disposition of obsolete, damaged or worn out equipment or equipment that is no longer useful in the conduct of business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (v) transactions permitted under "Certain Covenants Merger and Consolidation" above, (vi) for purposes of "Certain Covenants--Limitation on Sales of Assets" only, a disposition subject to "Certain Covenants-- Limitation on Restricted Payments,"
(vii) transactions permitted by paragraph (b) under the covenant "Certain Covenants--Limitation on Affiliate Transactions" above, (viii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (ix) pursuant to foreclosure or other exercise of remedies, and (x) an Asset Swap made in compliance with the covenant "Certain Covenants--Limitation on Asset Swaps."

    "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Broadcast Assets between the Company or any of its Restricted Subsidiaries and another Person or group of Affiliated Persons; PROVIDED that any amendment to or waiver of any closing condition which individually or in the aggregate, is material to the Asset Swap shall be deemed to be a new Asset Swap.

    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest (or accretion) rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "Broadcast Asset" means assets used or useful in the radio broadcast or any business reasonably related thereto.

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
    "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration, other than the issuance of shares of common stock with no redemption rights or special preferences, privileges or voting rights is given.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "The Company" means Big City Radio, Inc., a Delaware corporation, or any successor thereto which assumes the obligations under the Notes pursuant to the Indenture.

    "Consolidated EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization of intangibles and (v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period of amortization of a prepaid cash expense that was paid in a prior period not included in the calculation). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the interest, depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated

                                       88
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with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest and accrued interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Interest Rate Agreements (including amortization of fees), (viii) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of Subsidiaries (other than pay in kind dividends or accretions to liquidation value of Preferred Stock that is not Disqualified Stock), in each case, held by Persons other than the Company or a Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; PROVIDED, HOWEVER that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Leverage Ratio" shall mean, as to any Person, the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Consolidated Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all Disqualified Stock of the Company and of all outstanding Preferred Stock of Consolidated Subsidiaries of the Company to (ii) the Consolidated EBITDA of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

    For purposes of this definition, the aggregate outstanding amount of Indebtedness of the Person and its Consolidated Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" of any Person shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Consolidated Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time on or subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment as the case may be, occurred on the first day of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during such Four Quarter Period or such shorter period when such facility and any replaced facility was outstanding), and (ii) any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Consolidated Subsidiaries (including any person that becomes a Consolidated Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any pro forma effects on Consolidated EBITDA associated with such Asset

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Acquisition) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated EBITDA," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in
(iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company' equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

    "Consolidated Senior Leverage Ratio" shall mean, as to any Person, the ratio of (i) the aggregate outstanding amount of secured Indebtedness of the Company and its Consolidated Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Consolidated EBITDA of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

    For purposes of this definition, the aggregate outstanding amount of secured Indebtedness of the Person and its Consolidated Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been Incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such secured Indebtedness is being Incurred had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, Consolidated EBITDA of any Person shall be calculated on a pro forma basis after giving effect to (i) the Incurrence of the Indebtedness of such Person and its Consolidated Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any Incurrence (and the application of the proceeds therefrom) or repayment of other

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Indebtedness, other than the Incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time on or subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such Incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, and (ii) any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Consolidated Subsidiaries (including any Person that becomes a Consolidated Subsidiary as a result of such Asset Acquisition) Incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Disposition or Asset Acquisition (including the Incurrence, assumption or liability for any such secured Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of Consolidated EBITDA," (i) interest on secured Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually Incurred on the date of the transaction giving rise to the need to calculate the Consolidated Senior Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Subsidiaries" means, with respect to any Person, the Restricted Subsidiaries of such Person that are consolidated with such Person in accordance with GAAP.

    "Default" means any event which is, or after notice or passage of time or both would be, and Event of Default.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, PROVIDED, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock and PROVIDED FURTHER that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "Change of Control" and under "Certain Covenants--Limitations on Sales of Assets" and if such provisions do not permit payment to the holders of such Capital Stock prior to the Holders of the Notes.

    "Equity Offering" means an offering or issuance for cash by the Company of its shares of Capital Stock (other than Disqualified Stock).

    "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. All determinations in the covenants of Fair Market Value shall be made by the Board of Directors of the Company and shall be evidenced by a resolution of such Board of Directors set forth in an Officers' Certificate delivered to the Trustee, upon which the Trustee may conclusively rely.

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
    "GAAP" means generally accepted accounting principles in the United States of America, as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Holder" means the Person or Persons in whose name a Note is registered on the Registrar's books.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for (including as a result of an Asset Acquisition); PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. "Incurrence" shall have a correlative meaning.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal and premium (if any) in respect of Indebtedness of such Person for borrowed money; (ii) the principal and premium (if any) in respect of obligations of such Person evidenced by bonds, the Notes, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the 30th day following payment on the letter of credit; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
(v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of (A) any Disqualified Stock or, (B) with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations of such Person under Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or by payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to the Company' equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

    "Issue Date" means the date on which the Notes are originally issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Net Available Cash" from an Asset Disposition means cash or Cash Equivalent payments received (including any cash or Cash Equivalent payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commission and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition and (v) employee severance and termination costs.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

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
    "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or the Secretary of the Company.

    "Officers' Certificate" means a certificate signed by two Officers.

    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Permitted Holders" means (i) the Class B Permitted Holders (as such term is defined in the Company's Amended and Restated Certificate of Incorporation in effect on the Issue Date); (ii) any officer or other member of management employed by the Company or any Subsidiary as of the Issue Date; (iii) without duplication of (i), family members or relatives of the persons described in clauses (i) and (ii); (iv) any trusts created for the sole benefit of the persons described in clause (i), (ii) or (iii); or (v) in the event of the incompetence or death of any of the persons described in clauses (i) or (ii), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries.

    "Permitted Investment" means an investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) cash and Cash Equivalents; (iv) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER,that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; or (viii) Investments made in connection with any Asset Disposition permitted under the covenant "Certain Covenants--Limitation on Asset Sales."

    "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, including landlords' and carriers', warehousemen's, suppliers', materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall there be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of the Company in accordance with GAAP; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness; (e) encumbrances, easements, rights-of-way, minor defects or irregularities in title or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its

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properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Interest Rate Agreement; (g) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (h) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (i) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of Purchase Money Indebtedness relating to assets or property acquired or constructed in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and (z) such Purchase Money Indebtedness was incurred pursuant to "Certain Covenants-- Limitation on Indebtedness;" (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (y) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (k) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (l) Liens existing on the Issue Date; (including Liens under the Revolving Credit Facility whether or not there is any indebtedness outstanding thereunder on the Issue Date after giving effect to the repayment of Indebtedness on such date) and any additional Liens created under the terms of the agreements relating to such Liens existing on the Issue Date; (m) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary, PROVIDED, FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (n) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (o) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary;
(p) Liens securing Refinancing Indebtedness incurred to Refinance Indebtedness that was previously so secured, PROVIDED that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate; and (q) Liens securing Indebtedness incurred pursuant to paragraph (b) of the covenant "Limitation on Indebtedness" so long as such Indebtedness is permitted to be incurred thereunder.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    A "Public Market" exists at any time with respect to the common stock of the Company if (i) the common stock of the Company is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the Nasdaq National Market and
(ii) at least 15% of the total issued and outstanding shares of common stock of the Company has been distributed prior to such time by means of an effective registration statement under the Securities Act.

    "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition or construction (including in the case of a Capitalized Lease Obligation, the lease) of any business or real or personal tangible property (or, in each case, any interest therein) acquired or constructed after the Issue Date which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to a Related Business of the Company and which is incurred concurrently with, or within 180 days of, such acquisition or the completion of such construction and, if secured, is secured only by the assets so financed.

    "Refinancing Indebtedness" means Indebtedness that is Incurred in exchange for or to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and
(iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced.

    "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "Revolving Credit Facility" means the Revolving Credit Agreement, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors and the lenders named therein, as in effect on the Issue Date.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

    "Senior Credit Facilities" means secured Indebtedness for borrowed money Incurred under agreements with financial institutions.

    "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

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    "Subordinated Obligation" means any Indebtedness of the Company or any
Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) which expressly is subordinate or junior in right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

    "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in the Indenture.

    "Subsidiary Guarantor" means any Restricted Subsidiary created or acquired by the Company which Guarantees Indebtedness of the Company under the Notes.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then the Restricted Payments to or with respect to such Subsidiary would be permitted under "Certain Covenants-- Limitation on Restricted Payments." The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) under "Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors qualifying shares and shares that, under applicable law, are required to be held by third persons) is owned by the Company or another Wholly Owned Subsidiary.

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                         BOOK-ENTRY; DELIVERY AND FORM

    Except as set forth below, the New Notes will initially be issued in the form of one or more registered New Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited on the date of the closing of the exchange of the New Notes for Existing Notes (the "Exchange Offer Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee.

    DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve system, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

    The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with an interest in the Global Note and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer New Notes or to pledge the New Notes as collateral will be limited to such extent.

    So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the "Certificated Securities"), and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

    Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

    Payments with respect to the principal of, premium, if any, and interest on, any New Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interests in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

    If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the New Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

    Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

                         DESCRIPTION OF EXISTING NOTES

    On March 17, 1998, the Company issued and sold $174.0 million aggregate principal amount of Existing Notes. The form and terms of the Existing Notes are the same as the form and terms of the New Notes except that the Existing Notes are not registered under the Securities Act and bear legends restricting the transfer thereof. See "Description of the New Notes."

    In connection with the issuance of the Existing Notes, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement to provide for, among other things, the Exchange Offer. The Registration Rights Agreement also obligates the Company and the Subsidiary Guarantors under certain circumstances to file with the Commission a shelf registration statement. The Registration Rights Agreement further provides that if the Company fails to complete the Exchange Offer or have a shelf registration statement become effective under the Securities Act within and for certain specified time periods, the Company would become obligated to pay to the holders of affected Existing Notes liquidated damages in an amount equal to $0.192 per week per $1,000 principal amount (or Accreted Value as the case may be) of the Notes ("Liquidated Damages") constituting outstanding Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued Liquidated Damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Except as described under "Plan of Distribution," completion of the Exchange Offer with respect to tendered Existing Notes on or before September 13, 1998 will satisfy the Company's obligations under the Registration Rights Agreement with respect to the Exchange Offer. Following completion of the Exchange Offer, the Company will be obligated to file and cause to become effective under the Securities Act a shelf registration statement only if (i) because of any change in law or applicable interpretations thereof by the Commission's staff the Company and the Subsidiary Guarantors are not permitted to effect the Exchange Offer, (ii) any Existing Notes validly tendered pursuant to the Exchange Offer and not withdrawn are not exchanged for New Notes within 180 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Existing Notes not eligible to be exchanged for New Notes in the Exchange Offer pursuant to the terms of the Registration Rights Agreement and held by it following the consummation of the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Existing Notes to participate in the Exchange Offer, (v) any holder that participates in the Exchange Offer does not receive freely transferrable New Notes in exchange for tendered Existing Notes, or (vi) the Company and the Subsidiary Guarantors so elect.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion of certain of the anticipated Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of Federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, persons whose functional currency is not the United States dollar, tax-exempt organizations, persons that hold Notes as part of a straddle, shortsale or conversion transaction, or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. As used herein, a "U.S. Holder" of a Note means a holder that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a U.S. person as described in Section 7701(a)(30) of the Code. A "Non-U.S. Holder" is a holder that is not a U.S. Holder. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF NOTES.

CONSEQUENCES TO U.S. HOLDERS

    ORIGINAL ISSUE DISCOUNT

    The Notes will have original issue discount for Federal income tax purposes. The amount of original issue discount ("OID") on a Note is the excess of its "stated redemption price at maturity" (the sum of all payments to be made on the Note, whether denominated as interest or principal) over its "issue price." The "issue price" of each Note will be the initial offering price at which a substantial amount of Notes are sold. Each U.S. Holder (whether a cash or accrual method taxpayer) will be required to include such OID in income on an economic accrual basis (using the constant yield method of accrual described in Section 1272(a) of the Code and the Treasury regulations promulgated thereunder) in advance of the receipt of some or all of the related cash payments. A U.S. Holder will not be required to recognize any income upon the receipt of interest payments on the Notes.

    The amount of OID includable in income by the initial U.S. Holder of a Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year on which such holder held such Note ("accrued OID"). The daily portion is determined by allocating to each day in any accrual period for such Note a pro rata portion of the OID allocable to that accrual period. The amount of OID allocable to any accrual period other than the initial short accrual period (if any) and the final accrual period is an amount equal to the product of the Note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The amount of OID allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the Note at the beginning of the final accrual period. The adjusted issue price of the Note at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments with respect to such Note.

    The tax basis of a Note in the hands of the U.S. Holder will be increased by the amount of OID, if any, on the Note that is included in the holder's income pursuant to these rules, and will be decreased by the amount of any payments made with respect to the Note (including the payment of stated interest).

    U.S. Holders that acquire Notes after their original issuance will be required to determine for themselves whether, by reason of the rules described below, they are eligible to report a reduced amount of OID for Federal income tax purposes.

    ACQUISITION PREMIUM

    A subsequent U.S. Holder of a Note is generally subject to rules for accruing OID described above. However, if the U.S. Holder's purchase price for the Note (i) exceeds the "adjusted issue price" (the sum of the issue price of the Note and the aggregate amount of the OID includible in the gross income of all holders for periods before the acquisition of the Note by such holder reduced by any payments previously made on the Note), and (ii) is less than the stated redemption price at maturity (reduced by any payments made on the Note), the excess (referred to as "acquisition premium") is offset ratably against the amount of OID otherwise includible in such holder's taxable income (i.e., such holder may reduce the daily portions of OID by a fraction, the numerator of which is the excess of such holder's purchase price for the Note over the adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date over the Note's adjusted issue price). If a subsequent U.S. Holder's tax basis in a Note immediately after such holder's acquisition of the Note were to exceed its stated redemption price at maturity (reduced as described above), such holder would not be required to include any OID in income.

    MARKET DISCOUNT

    If a subsequent U.S. Holder purchases a Note for an amount that is less than its "revised issue price" (the sum of the issue price of the Note and the aggregate amount of OID includible in the gross income of all holders for periods before the acquisition of the Note), the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such a Note at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

    SALE, EXCHANGE AND RETIREMENT

    A U.S. Holder's tax basis in a Note will, in general, be the U.S. Holder's cost therefor, increased by any accrued OID or market discount previously included in income by the holder and reduced by any previous payments with respect to a Note. Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the adjusted tax basis of the Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. For U.S. Holders other than individuals, capital gain or loss will be long-term capital gain or loss if the holding period for the Notes is more than one year. For U.S. Holders that are individuals, the maximum tax rate for such holders on long-term capital gain will be 20% for most capital assets (including the Notes) held for more than 18 months. For individuals holding

Notes for more than one year but not more than 18 months, the maximum tax rate on capital gain will be 28%. Capital gain or loss will be short-term if the Note is held for one year or less. The deductibility of capital losses sustained with respect to the Notes is subject to limitations.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Company is required to report the amount of OID accrued on Notes held of record by persons other than corporations and other exempt holders, which may be based on accrual periods other than those chosen by the holder. In addition, certain information reporting requirements may apply to the proceeds of sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's Federal income tax liability provided the required information is furnished to the IRS.

    TAXATION OF HOLDERS ON EXCHANGE

    The exchange of a Note for an Exchange Note will not be a taxable, for Federal income tax purposes, event to the holder of a Note, and a holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder will have the same adjusted basis and holding period in an Exchange Note as it had in a Note immediately before the exchange. Further, the Federal income tax consequences of ownership and disposition of any Exchange Note will be the same as the tax consequences of ownership and disposition of a Note.

CONSEQUENCES TO NON-U.S. HOLDERS

    Under present U.S. Federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of U.S. Federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal or interest (which for purposes of this discussion includes OID) on a Note owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury regulations promulgated thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership,
    (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h)(5)(A) of the Code;

        (b) no withholding of U.S. Federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or retirement of a Note; and

        (c) a Note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to U.S. Federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of Section 871 (h) (3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

    To satisfy the requirement referred to in (a) (iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement referred to in (a)
(iv) above may also be satisfied with other documentary evidence for amounts paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

    If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, beginning after December 31, 1998, Non-U.S. Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

    If a Non-U.S. Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. Federal income tax on such interest and OID on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including
OID) on a Note will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange or retirement of a Note generally will not be subject to U.S. Federal income tax unless (i) such gain or income is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

    No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U-S- Holders if a statement described in (a) (iv) under "Non-U.S. Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. person.

    In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. Federal income tax purposes, a U.S. Person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, after December 31, 1999, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

    Payments of principal, interest, OID and premium on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)
(iv) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or otherwise establishes an exemption.

    As mentioned above, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

    The exchange of a Note for an Exchange Note will not be a taxable event for U.S. Federal income tax purposes to a Non-U.S. Holder. See "Consequences to U.S. Holders--Taxation of Holders on Exchange."

CONSEQUENCES TO THE COMPANY

    Although OID is ordinarily deductible in the same manner as interest, the ability of the Company to deduct OID, for Federal income tax purposes, as it accrues on the Notes will depend upon the application of certain provisions of the Code that limit the deductibility of interest on "applicable high yield discount obligations." In general, any debt instrument that has a term of more than five years, a yield that exceeds the "applicable Federal rate" (as defined in Section 1274(d) of the Code), by five or more percentage points and that has "significant original issue discount" will be treated as an "applicable high yield discount obligation." An obligation has "significant original issue discount " if the amount includible in gross income of a holder during the first five years of the term of the obligation exceeds the sum of (i) the aggregate amount of interest paid in cash during such five-year period, assuming for this purpose that payments are made on the last date permitted under the debt instrument, and (ii) the product of the issue price of the obligation times its yield to maturity.

    In the case of any debt instrument that constitutes an "applicable high yield discount obligation," the issuer is permitted to deduct OID, for Federal income tax purposes, only as it is paid in cash and, to the extent that the yield on such obligation exceeds the applicable Federal rate by more than six percentage points, no deduction will be allowed for the portion of OID that represents such excess yield.

    Based on the terms of the Notes, the Company believes that the "applicable high yield discount obligation" provisions of the Code will apply to the Notes. Accordingly, the Company will not be able to deduct OID that represents excess yield and will not be able to deduct the remainder of the OID with respect to the Notes until payments are actually made on the Notes in cash.

    THE FOREGOING SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A NOTE IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF A NOTE SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF A NOTE, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company and the Subsidiary Guarantors have agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until       , 1998, all dealers effecting transactions in the New
Notes may be required to deliver a prospectus.

    The Company and the Subsidiary Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company and the Subsidiary Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Subsidiary Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Existing Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the Notes offered hereby and certain tax matters will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

    The financial statements of the Company and related schedule for the Company as of December 31, 1997 and 1996 and for the years then ended, the financial statements of WZVU-FM as of December 31, 1996 and 1995 and for the years then ended and the financial statements of WVVX as of December 31, 1996 and for the year then ended have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of the Company and related schedules as of December 31, 1995 and for the year then ended and for the year-ended September 30, 1994 and for the three months ended December 31, 1994 appearing herein have been audited by Holtz Rubenstein & Co., LLP, independent auditors as stated in their report appearing elsewhere in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

                      MARKET DATA AND CERTAIN DEFINITIONS

    Unless otherwise indicated herein, all markets, audience ratings and audience rankings have been derived for the indicated station or group of stations from surveys of the indicated demographic group listening Monday through Sunday, 6 a.m. to 12 midnight, based on the average of the survey periods for the referenced year, as reported by Arbitron, Radio Market Report, The Arbitron Company ("Arbitron"). Unless otherwise indicated herein, audience share data is expressed as the "local" average quarter hour share for each indicated radio station. A radio station's "local" audience share is derived by comparing the radio station's average quarter hour share to the total average quarter hour share for all stations listed as inside the MSA ("home-to-market" or "above the line") by Arbitron. Average quarter hour share is the percentage of the estimated number of persons who listened to a given radio station for a minimum of five minutes within a quarter hour compared to the total number of persons who listened to radio in the market within such quarter hour. The most recent Arbitron survey utilized in this Prospectus is Winter 1998. Unless otherwise indicated herein metro rank, market ranking by radio advertising revenue and market radio advertising revenue have been obtained from Investing in Radio, 1997 Market Report, Fourth Edition, BIA Publications Inc. Information regarding radio station sales in each of the Company's markets has been obtained from Duncan's American Radio, L.L.C., as set forth in the following publications: (i) Duncan's Radio Market Guide 1996, (ii) American Radio, Fall 1996, (iii) Duncan's Radio Market Guide 1997, (iv) American Radio, Winter 1997,
(v) American Radio, Spring 1997, (vi) American Radio, Summer 1997, and (vii) American Radio, Fall 1997.

                              BIG CITY RADIO, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
BIG CITY RADIO, INC.
Report of KPMG Peat Marwick LLP, Independent Auditors......................................................         F-2
Report of Holtz Rubenstein & Co., LLP, Independent Auditors................................................         F-3
Balance Sheets as of December 31, 1996 and 1997............................................................         F-4
Statements of Operations for the years ended December 31, 1995, 1996 and 1997..............................         F-5
Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997..............................         F-6
Statement of Stockholders' Equity (Deficit)................................................................         F-7
Notes to Financial Statements..............................................................................         F-8

WZVU-FM
Independent Auditors' Report...............................................................................        F-23
Balance Sheets as of December 31, 1995 and 1996 (audited) and May 31, 1997 (unaudited).....................        F-24
Statements of Operations and Station Deficit for the years ended December 31, 1995 and 1996 (audited), for
  the five months ended May 31, 1996 and for the five months ended May 31 1997 (unaudited).................        F-25
Statements of Cash Flows for the years ended December 31, 1995 and 1996 (audited) and for the five months
  ended May 31, 1996 and for the five months ended May 31, 1997 (unaudited)................................        F-26
Notes to Financial Statements..............................................................................        F-27

WVVX-FM, INC.
Independent Auditors' Report...............................................................................        F-31
Balance Sheets as of December 31, 1996 (audited) and July 31, 1997 (unaudited).............................        F-32
Statements of Operations for the period January 1, 1996 to June 13, 1996 (audited), June 14, 1996 to
  December 31, 1996 (audited) and for the seven months ended July 31, 1997 (unaudited).....................        F-33
Statements of Cash Flows for the period January 1, 1996 to June 13, 1996 (audited), June 14, 1996 to
  December 31, 1996 (audited) and for the seven months ended July 31, 1997 (unaudited).....................        F-34
Statement of Station Equity (Deficit) for the period January 1, 1996 to June 13, 1996 (audited), June 14,
  1996 to December 31, 1996 (audited) and for the seven months ended July 31, 1997 (unaudited).............        F-35
Notes to Financial Statements..............................................................................        F-36

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Big City Radio, Inc.:

    We have audited the accompanying consolidated balance sheets of Big City Radio, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. In connection with our audits of the consolidated financial statements, we also have audited Schedule II, Combined Financial Statement Schedules Valuation and Qualifying Accounts for the years ended December 31, 1997 and 1996. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Big City Radio, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG Peat Marwick LLP

Los Angeles, California
March 20, 1998

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Big City Radio, Inc.:

    We have audited the accompanying statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1995 of Big City Radio, Inc. (formerly Odyssey Communications, Inc.) These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Big City Radio, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Melville, New York
September 19, 1997

                                          Holtz Rubenstein & Co., LLP
                                          Certified Public Accountants

                              BIG CITY RADIO, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997

                                                                                         1996           1997
                                                                                     -------------  -------------
                                      ASSETS
Current assets:
  Cash.............................................................................  $     234,000  $      80,000
  Cash held in escrow (note 3).....................................................        500,000       --
  Accounts receivable, net of allowance of $212,000 and $213,000 in 1996 and 1997,
    respectively...................................................................      1,537,000      2,325,000
  Prepaid expenses and other current assets........................................         42,000        252,000
                                                                                     -------------  -------------
        Total current assets.......................................................      2,313,000      2,657,000
Property and equipment, net (note 4)...............................................      1,477,000      2,679,000
Intangibles, net (note 5)..........................................................     29,230,000     54,115,000
Deferred financing fees............................................................        473,000        612,000
Other assets.......................................................................         36,000         45,000
Advance to purchase stations (note3)...............................................      5,434,000       --
                                                                                     -------------  -------------
        Total assets...............................................................  $  38,963,000  $  60,108,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable...............................................................  $     830,000  $   1,125,000
    Accrued expenses...............................................................        454,000      1,383,000
    Other current liabilities......................................................        735,000        368,000
                                                                                     -------------  -------------
        Total current liabilities..................................................      2,019,000      2,876,000
                                                                                     -------------  -------------
Notes payable:
    Long-term debt (note 6)........................................................     28,200,000     30,100,000
    Notes payable, stockholders (note 7)...........................................     12,544,000       --
Deferred income tax liabilities (notes 2 and 10)...................................       --            2,100,000
Stockholders' equity (deficit):
    Preferred stock, $.01 par value.Authorized 20,000,000 shares in 1997; zero
      shares issued and outstanding................................................       --             --
    Common stock, Class A, $.01 par value.Authorized 2,000 shares and 80,000,000 shares in 1996 and 1997, respectively; issued and outstanding 9,375,520
      shares and 5,725,062 shares in 1996 and 1997, respectively...................         94,000         57,000
    Common stock, Class B, $.01 par value.Authorized 20,000,000 shares in 1997;
      issued and outstanding 8,250,458 shares......................................       --               83,000
    Additional paid-in capital.....................................................      6,395,000     27,024,000
    Deficit........................................................................    (10,289,000)    (2,132,000)
                                                                                     -------------  -------------
                                                                                        (3,800,000)    25,032,000
                                                                                     -------------  -------------
        Total liabilities and stockholders' equity (deficit).......................  $  38,963,000  $  60,108,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

                              BIG CITY RADIO, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                          1995           1996            1997
                                                                      -------------  -------------  --------------
Gross revenues......................................................  $   5,655,000  $   8,567,000  $   11,731,000
  Less commissions and fees.........................................        430,000        623,000       1,271,000
                                                                      -------------  -------------  --------------
      Net revenues..................................................      5,225,000      7,944,000      10,460,000
                                                                      -------------  -------------  --------------
Operating expenses:
  Station operating expenses, excluding depreciation and
    amortization....................................................      7,185,000     12,253,000      12,979,000
  Corporate, general and administrative expenses....................        425,000      1,201,000       1,745,000
  Employment stock incentives.......................................       --             --             3,863,000
  Depreciation and amortization.....................................        798,000      1,388,000       1,931,000
                                                                      -------------  -------------  --------------
      Total operating expenses......................................      8,408,000     14,842,000      20,518,000
                                                                      -------------  -------------  --------------
      Operating loss................................................     (3,183,000)    (6,898,000)    (10,058,000)
                                                                      -------------  -------------  --------------
Other income (expenses):
  Gain on sale of stations..........................................       --            6,608,000        --
  Interest expense, net.............................................       (842,000)    (2,827,000)     (4,348,000)
  Other, net........................................................         20,000         19,000         101,000
                                                                      -------------  -------------  --------------
      Total other income (expenses).................................       (822,000)     3,800,000      (4,247,000)
                                                                      -------------  -------------  --------------
      Loss before provision for income taxes, reinstatement of
        deferred income taxes relating to conversion to C
        Corporation status and extraordinary loss...................     (4,005,000)    (3,098,000)    (14,305,000)
Income tax benefit (notes 2 and 10).................................       --             --             1,050,000
Deferred income taxes resulting from conversion to C Corporation
  status (note 2)...................................................       --             --            (3,350,000)
                                                                      -------------  -------------  --------------
      Loss before extraordinary loss................................     (4,005,000)    (3,098,000)    (16,605,000)
Extraordinary loss on extinguishment of debt, net of income taxes
(note 6)............................................................       --             --              (313,000)
                                                                      -------------  -------------  --------------
      Net loss......................................................  $  (4,005,000) $  (3,098,000) $  (16,918,000)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Basic and diluted loss per share:
  Loss before extraordinary item....................................  $       (0.66) $       (0.39) $        (1.74)
  Extraordinary item................................................       --             --                 (0.03)
                                                                      -------------  -------------  --------------
      Net loss......................................................  $       (0.66) $       (0.39) $        (1.77)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Weighted average shares outstanding.................................      6,088,000      8,024,000       9,539,000
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------

          See accompanying notes to consolidated financial statements.

                              BIG CITY RADIO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                        1995            1996            1997
                                                                    -------------  --------------  --------------
Cash flows from operating activities:
  Net loss........................................................  $  (4,005,000) $   (3,098,000) $  (16,918,000)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization.................................        798,000       1,388,000       1,931,000
    Deferred income taxes.........................................       --              --             2,100,000
    Loss on abandonment...........................................        150,000        --              --
    Contributed services..........................................         20,000        --              --
    Gain on sale of stations......................................       --            (6,608,000)       --
    Employment stock incentives...................................       --              --             3,863,000
    Extraordinary loss on extinguishment of debt..................       --              --               513,000
    Changes in operating assets and liabilities, net of
      acquisitions:
      (Increase) decrease in assets:
        Accounts receivable.......................................       (429,000)       (456,000)       (788,000)
        Prepaid expenses and other current assets.................        (18,000)         30,000        (210,000)
        Other assets..............................................        (33,000)         54,000          (9,000)
      Increase (decrease) in liabilities:
        Accounts payable..........................................        302,000         458,000         295,000
        Accrued expenses..........................................        257,000          84,000         929,000
        Other liabilities.........................................         16,000         700,000        (367,000)
                                                                    -------------  --------------  --------------
          Net cash used in operating activities...................     (2,942,000)     (7,448,000)     (8,661,000)
                                                                    -------------  --------------  --------------
Cash flows from investing activities:
  Purchase of property and equipment..............................       (333,000)       (653,000)       (488,000)
  Cash paid and advanced for assets of radio stations acquired....     (3,550,000)    (38,173,000)    (21,967,000)
  Cash received for radio stations sold...........................       --            20,025,000         513,000
  Net advances to purchase stations...............................       --            (5,434,000)       --
                                                                    -------------  --------------  --------------
          Net cash used in investing activities...................     (3,883,000)    (24,235,000)    (21,942,000)
                                                                    -------------  --------------  --------------
Cash flows from financing activities:
  Loans from stockholders.........................................      7,522,000       4,186,000         801,000
  Drawdown on credit facility, net of fees paid of $535,000 and
    $793,000 in 1996 and 1997, respectively.......................       --            38,865,000      30,007,000
  Repayment of existing credit facility...........................       --           (11,200,000)    (28,900,000)
  Repayment of note payable.......................................       --            (1,000,000)       --
  Proceeds from initial public offering...........................       --              --            28,541,000
  Capital contributions...........................................        350,000        --              --
  Other...........................................................        (93,000)       --              --
                                                                    -------------  --------------  --------------
          Net cash provided by financing activities...............      7,779,000      30,851,000      30,449,000
                                                                    -------------  --------------  --------------
          Change in cash and cash equivalents.....................        954,000        (832,000)       (154,000)
Cash and cash equivalents at beginning of year....................         56,000       1,066,000         234,000
Adjustment for duplicate three-month period.......................         56,000        --              --
                                                                    -------------  --------------  --------------
Cash and cash equivalents at end of year..........................  $   1,066,000  $      234,000  $       80,000
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                              BIG CITY RADIO, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                            COMMON STOCK            ADDITIONAL
                                     ---------------------------     PAID-IN       ACCUMULATED
                                        SHARES        AMOUNT         CAPITAL         DEFICIT          TOTAL
                                     ------------  -------------  --------------  --------------  --------------
Balance at December 31, 1994.......       --       $    --        $    1,000,000  $   (3,484,000) $   (2,484,000)
Capital contribution...............     6,088,000         61,000         309,000        --               370,000
Net loss...........................       --            --              --            (4,005,000)     (4,005,000)
Adjustment for change in fiscal
  year-end (note 2)................       --            --              --               298,000         298,000
                                     ------------  -------------  --------------  --------------  --------------
Balance at December 31, 1995.......     6,088,000         61,000       1,309,000      (7,191,000)     (5,821,000)
Contribution of stockholders' loans
  to equity (note 3)...............     3,287,520         33,000       5,086,000        --             5,119,000
Net loss...........................       --            --              --            (3,098,000)     (3,098,000)
                                     ------------  -------------  --------------  --------------  --------------
Balance at December 31, 1996.......     9,375,520         94,000       6,395,000     (10,289,000)     (3,800,000)
Capital contribution related to
  employment incentive.............       --            --             3,713,000        --             3,713,000
Net loss in the period January 1,
  1997 to the date of the change in
  tax status, October 1, 1997......       --            --              --           (11,435,000)    (11,435,000)
Reinstatement of deferred income
  taxes relating to conversion to C
  Corporation status (note 2)......       --            --              --            (3,350,000)     (3,350,000)
Reclassification of accumulated
  deficit to paid-in capital in
  connection with the termination
  of S Corporation status..........       --            --           (25,074,000)     25,074,000        --
Stock option awards................       --            --               150,000        --               150,000
Equity contribution and
  reclassification (note 11).......       --            --            13,345,000        --            13,345,000
Initial public offering............     4,600,000         46,000      28,495,000        --            28,541,000
Net loss in the period following
  conversion to C Corporation......       --            --              --            (2,132,000)     (2,132,000)
                                     ------------  -------------  --------------  --------------  --------------
Balance at December 31, 1997.......    13,975,520  $     140,000  $   27,024,000  $   (2,132,000) $   25,032,000
                                     ------------  -------------  --------------  --------------  --------------
                                     ------------  -------------  --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                              BIG CITY RADIO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997

(1) ORGANIZATION AND BUSINESS

    Big City Radio, Inc. (formerly Odyssey Communications, Inc.) ("Big City Radio") was incorporated in Delaware on August 2, 1994 and commenced operations on January 1, 1995. On May 30, 1996, Big City Radio merged with Q Broadcasting, Inc. ("Q", and together with Big City Radio, the "Company") with Big City Radio being the surviving company. Big City Radio and Q were owned 94% and 100% by Stuart and Anita Subotnick (the "Principal Stockholders"). Accordingly, the merger has been accounted for as a combination of entities under common control. As a result, the combination of Big City Radio and Q was effected utilizing historical costs. At the date of conversion from S Corporation to C Corporation (see note 2), the Company formed five wholly owned subsidiaries, Big City Radio -- LA, LLC; Big City Radio -- NYC, LLC; Big City Radio -- CHI, LLC; WRKL Rockland Radio, LLC; and Odyssey Traveling Billboards, Inc.

    The Company owns and operates radio broadcasting stations. As of December 31, 1997, the Company owned three FM stations in Southern California, KLYY-FM Arcadia, KVYY-FM Ventura and KSYY-FM Fallbrook (programmed as "Y-107 LA"). In the New York area, the Company owns four radio properties, WWXY-FM Westchester County, New York and WRKL-AM Rockland, New York (the "Original New York Stations") and WWZY-FM Monmouth, New Jersey and WWVY-FM Hampton Bays, New York. WWXY-FM, WWZY-FM and WWVY-FM are programmed as "New Country Y-107." In the Chicago area, the Company owns two radio properties, WXXY-FM Highland Park, Illinois and WYXX-FM Morris, Illinois (programmed as "FM 103.1").

    Since inception, the Company has not generated significant revenue, has incurred substantial losses and has never generated positive cash flows from operations. The Company's recent purchases and reformatting of radio stations in its markets are currently contributing to the Company's losses. The Company believes that losses will continue while the Company pursues its strategy of acquiring and developing radio stations. In March 1998, the Company successfully completed the offering of 11.25% Senior Discount Notes (the "Note Offering" see note 12). The net proceeds of approximately $125,400,000 from this offering were used to repay approximately $32,800,000 of the Credit Facility (see note 6). Simultaneously with the completion of the Note Offering, the Company obtained a revolving credit facility in the amount of $15 million (see note 12). The Company believes the proceeds from the Note Offering, together with the available revolving credit facility, will be sufficient to permit it to acquire, develop and operate new and existing properties through at least December 31, 1998.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    In connection with the merger discussed in note 1, Big City Radio and Q are deemed to be combined since inception for financial reporting purposes. Big City Radio reports on the basis of a December 31 year-end and Q reported on the basis of a September 30 year-end. As a result, the December 31, 1995 and 1996 financial statements include the operations of Q on the basis of an eight-month period ended May 30, 1996 (the date of sale of the Q Stations) and twelve-month period ended September 30, 1995, respectively. Reported periods prior to January 1, 1995, the commencement of Big City Radio operations, reflected the operations of Q on the basis of a September 30 year-end. The Company previously reported Q's operations for the period October 1, 1994 to December 31, 1994 to transition from a September 30 to a December 31 year-end. As a result, the financial statements for the twelve months ended December 31, 1995 include the three months of Q (October, November and December 1994) that were included in the three-month transition period ended December 31, 1994. The net revenues and net loss for the three-month duplicate

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) period are $604,000 and $298,000, respectively. The December 31, 1995 accumulated deficit has been adjusted to eliminate the duplication of the October, November and December 1994 net losses.

    The accompanying consolidated financial statements include the accounts of Big City Radio, Inc. and all its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years for transmission equipment, vehicles and furniture and office equipment to 39 years for buildings.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

INTANGIBLE ASSETS

    Intangible assets include the portion of the purchase price allocable to FCC broadcast licenses, which are amortized over 40 years. Covenants not to compete, signed as part of station acquisition agreements, are amortized over the period of the agreements, generally 3 years. Organization costs are amortized over 5 years.

    It is the Company's policy to account for intangible assets at the lower of amortized cost or fair market value. As part of an ongoing review of the valuation and amortization of intangible assets, management assesses the carrying value of the Company's intangible assets if facts and circumstances suggest that they are impaired. If this review indicates that the intangibles will not be recoverable as determined by a nondiscounted cash flow analysis over the remaining amortization period, the carrying value of the Company's intangibles will be reduced to their estimated realizable value. The Company has determined that intangibles are fairly stated at December 31, 1997.

DEFERRED FINANCING FEES

    Deferred finance costs and loan origination fees incurred in connection with the long-term debt and Senior Discount Notes (see notes 6 and 12) are and will be amortized over the period of the relevant facility.

REVENUE RECOGNITION

    Broadcasting revenue is recognized when commercials are aired. Net revenues represent gross revenues, less direct fees and commissions paid to independent advertising agencies.

INCOME TAXES

    The Company previously elected to be treated as an S Corporation for federal and certain state income tax purposes. As an S Corporation, the earnings and losses of the Company were reported by the individual stockholders and the Company was not responsible for federal or certain state income taxes.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The Company terminated its S Corporation election effective October 1, 1997. Accordingly, no provision for income taxes is included in the accompanying consolidated financial statements for the years ended December 31, 1995 and 1996. The year ended December 31, 1997 reflects a provision for income taxes comprised of a charge of $3,350,000 relating to the reinstatement of deferred income taxes resulting from the conversion to C Corporation status and a deferred tax benefit of $1,050,000 for the period from October 1, 1997 to December 31, 1997.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used in estimating the fair value disclosures for financial instruments:

    The carrying amounts reported in the balance sheets for cash, current receivables, accounts payable and accrued expenses approximate fair value.

    The carrying value of the long-term debt approximates fair value because it is a floating rate instrument.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company believes that concentration of credit risk with respect to accounts receivable, which are unsecured, are limited due to the Company's ongoing relationship with its clients. The Company provides for its estimate of uncollectible accounts on a periodic basis. The Company has not experienced significant losses relating to accounts receivable. For periods ended December 31, 1995, 1996 and 1997, no customer accounted for more than 10% of revenues.

BARTER TRANSACTIONS

    The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and a liability are recorded at the fair market value of the goods or services received. Barter revenue is recorded and the liability is relieved when the commercials are broadcast, and barter expense is recorded and the assets are relieved when the goods or services are received or used.

ADVERTISING

    The Company charges advertising costs, as incurred, to expense. Advertising costs amounted to $320,000, $550,000 and $1,275,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

EARNINGS PER SHARE

    Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," is effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 replaces Accounting

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Principles Board Opinion (APB) No. 15 and simplifies the computation of earnings per share (EPS) by replacing the presentation of primary EPS with a presentation of basic EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from securities that could share in the earnings of the Company, similar to fully diluted EPS under APB No. 15. The statement requires dual presentation of basic and diluted EPS by entities with complex capital structures. The Company adopted SFAS No. 128 for the financial statements ended December 31, 1997. Stock options issued under the Company's 1997 Incentive Stock Plan amounting to 572,500 at December 31, 1997 were not included in the computation of diluted EPS because to do so would have been antidilutive.

ACCOUNTING FOR STOCK OPTIONS

    Prior to January 1, 1996, the Company accounted for its stock option grants in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and disclosure for employee stock option grants made in 1995, 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. Accordingly, the adoption of SFAS No. 123 did not have a material effect on the consolidated financial statements of the Company.

REPORTING COMPREHENSIVE INCOME

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997, although earlier adoption is permitted. Reclassification of financial information for earlier periods presented for comparative purposes is required under SFAS No. 130. As this statement only requires additional disclosures in that Company's consolidated financial statements, its adoption will not have any impact on the Company's consolidated financial position or results of operations. The Company expects to adopt SFAS No. 130 effective January 1, 1998.

(3) ACQUISITIONS AND DISPOSITIONS

    On August 8, 1997, the Company acquired substantially all of the assets of WXXY-FM Chicago (formerly WVVX-FM) for a purchase price of $9,500,000 and WYXX-FM Chicago (formerly WJDK-FM) for a purchase price of $1,100,000. The fair value of the WXXY-FM and WYXX-FM assets acquired is as follows:

                                                                        WXXY-FM       WYXX-FM
                                                                      ------------  -----------
Fixed assets, including land........................................  $    119,000   $ 154,000
FCC broadcast license...............................................     9,381,000     946,000

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(3) ACQUISITIONS AND DISPOSITIONS (CONTINUED)
    The fair value of the fixed assets and land acquired is determined by reference to replacement value on an individual-asset basis and comparable property, respectively. The remaining purchase price is assigned to the FCC license.

    On June 5, 1997, the Company acquired substantially all of the assets of WWZY-FM Monmouth, New Jersey (formerly WZVU-FM), for a purchase price of $12,000,000. At that date, the seller's loan payable to the Company in the amount of $5,434,000 plus accrued interest of $103,000 was paid in full. This loan payable originated on the date the Company entered into an agreement to acquire WWZY-FM, November 7, 1996. The loan bore interest at prime rate plus 2% and was collateralized by substantially all the assets of the seller. The Company managed the operations of WWZY-FM for a fee from December 5, 1996 up to the effective acquisition date under a local marketing agreement ("LMA"). Revenue, programming expenses and other reimbursable expenses pursuant to the LMA have been included in the accompanying consolidated financial statements as have LMA fees of approximately $100,000 and $375,000 for the years ended December 31, 1996 and 1997, respectively. The fair value of WWZY-FM assets acquired, exclusive of acquisition costs, is as follows:

Fixed assets...................................................  $  833,000
FCC broadcast license..........................................  11,157,000
Covenant not to compete........................................      10,000

    The fair value of the fixed assets acquired is determined by reference to replacement value on an individual-asset basis. The fair value of the covenant not to compete is determined by reference to the covenant agreement, and the remaining purchase price is assigned to the FCC license.

    LMA fees are reflected in the accompanying consolidated financial statements as station operating expenses.

    On April 1, 1997, the Company acquired substantially all the assets of WWVY-FM Hampton Bays, New York (formerly WWHB-FM), for a purchase price of $4,000,000. The Company managed the operations of WWVY-FM for a fee from December 31, 1996 up to the effective acquisition date under an LMA. Revenue, programming expenses and other reimbursable expenses pursuant to the LMA have been included in the accompanying consolidated financial statements as have LMA fees of $165,000 for the year ended December 31, 1997. Management's estimate of the fair value of WWVY-FM assets acquired, exclusive of acquisition costs, subject to further review and appraisal, is as follows:

Fixed assets....................................................  $  55,000
FCC broadcast license...........................................  3,795,000
Consulting agreement............................................    150,000

    The fair value of the fixed assets acquired is determined by reference to replacement value on an individual-asset basis. The fair value of the consulting agreement is determined by reference to the agreement, and the remaining purchase price is assigned to the FCC license.

    LMA fees are reflected in the accompanying consolidated financial statements as station operating expenses.

    On May 30, 1996, the Company acquired substantially all of the assets of KLYY-FM, Arcadia (formerly KMAX-FM), KVYY-FM, Ventura (formerly KAXX-FM), KSYY-FM, Fallbrook (formerly KBAX-FM) (the "Los Angeles Stations") and KWIZ-FM, Santa Ana, in a simultaneous purchase and multiparty, tax-free exchange through the use of a third party serving as a "qualified intermediary." The

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(3) ACQUISITIONS AND DISPOSITIONS (CONTINUED) aggregate purchase price of the four stations was approximately $38,000,000. The acquisitions were recorded using the purchase method of accounting. In connection with the acquisition of the Los Angeles Stations and KWIZ-FM, the Company borrowed $31,000,000 under the Existing Credit Facility (see note 6). On December 20, 1996, the Company completed the sale of KWIZ-FM, Santa Ana, California, for a sale price of $11,200,000 and simultaneously paid down the Existing Credit Facility in the same amount. No gain or loss was recorded in connection with the sale of KWIZ-FM.

    Immediately before the simultaneous purchase and multiparty tax-free exchange, Q was merged into Big City Radio (see note 1). Two Connecticut radio stations (WSTC-AM and WKHL-FM), which comprised the sole operating assets of Q (the "Q stations") were transferred to the acquirer of the Q stations for $9,500,000, of which $500,000 was held in escrow until May 31, 1997. Substantially all of the cash received from such acquirer plus cash provided by Big City Radio was transferred by the "qualified intermediary" to the third party disposing of the Los Angeles Stations in connection with the tax-free exchange of the Q stations for the Los Angeles Stations and the purchase of the assets of KWIZ-FM. For financial reporting purposes, the Company accounted for the transfer of the Q stations as a sale and recorded a gain of $6,608,000. In connection with the merger of Q and Big City Radio, the stockholders contributed $5,119,000 of loans payable by the Company to equity and received 3,287,520 additional shares of Common Stock.

    The Company managed the operations of the Los Angeles Stations and KWIZ-FM for a fee from March 26, 1996 up to the effective acquisition date under the LMA. Revenue, programming expenses and other reimbursable expenses pursuant to the LMA, including rent and utilities, have been included in the accompanying consolidated financial statements from March 26, 1996 as have LMA fees of approximately $593,000. The acquisitions were recorded using the purchase method of accounting. The fair value of the Los Angeles Stations' assets acquired, exclusive of acquisition costs, is as follows:

Fixed assets...................................................  $  437,000
FCC broadcast licenses.........................................  26,085,000
Covenant not to compete........................................      68,000

    The fair value of the fixed assets acquired is determined by reference to replacement value on an individual-asset basis. The fair value of covenants not to compete is determined by reference to the covenant agreement, and the remaining purchase price is assigned to the FCC licenses.

    LMA fees are reflected in the accompanying consolidated statements of operations as station operating expenses.

    Effective December 31, 1994, the Company acquired substantially all the assets of WWXY-FM (formerly WRJX-FM) and WRKL-AM. The aggregate purchase price totaled $4,550,000, consisting of cash of $3,550,000 and a note payable to the seller of $1,000,000 (which was repaid in 1996). The acquisitions were recorded using the purchase method of accounting. The accompanying consolidated financial statements include the results of operations from January 1, 1995. The allocation of purchase price to the assets acquired is as follows:

Fixed assets....................................................  $ 250,000
Land and building...............................................    250,000
FCC broadcast licenses..........................................  3,300,000
Leasehold and tower.............................................    150,000
Covenant not to compete.........................................    600,000

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(3) ACQUISITIONS AND DISPOSITIONS (CONTINUED)
    The fair value of the fixed assets acquired is determined by reference to replacement value on an individual-asset basis. The fair value of covenants not to compete is determined by reference to the covenant agreement, and the remaining purchase price is assigned to the FCC licenses.

    The acquisitions were recorded using the purchase method of accounting. The results of operations of the acquired businesses are included in the Company's consolidated financial statements since the respective dates of acquisition.

    The following unaudited pro forma results of operations illustrate the effect of the acquisition of WWZY-FM and WXXY-FM and assumes that the acquisitions occurred at the beginning of each of the periods presented:

                                                                    YEAR ENDED DECEMBER 31
                                                                 -----------------------------
                                                                     1996            1997
                                                                 -------------  --------------
Net revenues...................................................  $  12,007,000  $   11,120,000
Income (loss) from continuing operations.......................     (4,778,000)    (18,700,000)
Pro forma loss per share.......................................           (.51)          (1.96)

(4) PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1996 and 1997 were as follows:

                                                                        1996          1997
                                                                    ------------  ------------
Land..............................................................  $     50,000  $    377,000
Building and improvements.........................................       236,000       561,000
Transmitter equipment.............................................     1,152,000     1,925,000
Furniture and office equipment....................................       260,000       422,000
Vehicles..........................................................       163,000       219,000
                                                                    ------------  ------------
                                                                       1,861,000     3,504,000
Less accumulated depreciation.....................................       384,000       825,000
                                                                    ------------  ------------
                                                                    $  1,477,000  $  2,679,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    Subsequent to December 31, 1995, the Company relocated its WWXY-FM tower, resulting in a write-off of its initial acquisition cost allocated to the tower of $150,000. This amount is included in other expenses, net, in the 1995 consolidated statement of operations.

(5) INTANGIBLES

    Intangibles at December 31, 1996 and 1997 are as follows:

                                                                     1996           1997
                                                                 -------------  -------------
FCC broadcast licenses.........................................  $  29,528,000  $  55,788,000
Covenants not to compete.......................................        668,000        678,000
                                                                 -------------  -------------
                                                                    30,196,000     56,466,000
Less accumulated amortization..................................        966,000      2,351,000
                                                                 -------------  -------------
                                                                 $  29,230,000  $  54,115,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(6) LONG-TERM DEBT

    On May 30, 1996, the Company entered into a credit agreement (the Old Credit Facility) with The Chase Manhattan Bank. The Old Credit Facility provided revolving credit commitments in the form of loans and/or letters of credit in an aggregate principal amount of $40 million. A significant portion of the debt was guaranteed by a Principal Stockholder. This facility was subsequently amended in November 1996, May 1997 and August 1997 to primarily change the available borrowings.

    On December 24, 1997, following the initial public offering of the Company's stock, the Old Credit Facility was substantially amended to comprise a new $35 million reducing revolving facility (Credit Facility). Outstanding amounts under the Credit Facility bear interest at a rate based, at the option of the Company, on the participating bank's prime rate, plus 1.5% to 2.0% or the London Inter-Bank Borrowing Rate, plus 2.5% to 3.0%, except for guaranteed amounts which bear interest at 1% less. A Principal Stockholder of the Company has guaranteed $6 million of the outstanding amounts. As consideration for agreeing to the Credit Agreement, the Company paid financing fees of $612,000. These fees will be amortized over the period of the Credit Agreement. In addition, the Company agreed to pay a commitment fee quarterly equal to 0.5% per annum on the average unused available credit. Upon entering into the Credit Facility, the Company recorded a loss on extinguishment of the Old Credit Facility which consisted of the existing unamortized deferred financing fees of $513,000. This expense is reported, net of its tax effect of $200,000, as an extraordinary loss in the consolidated statement of operations for the year ended December 31, 1997.

    The interest rates for the guaranteed and nonguaranteed portions as of December 31, 1997 were 8.9% and 9.9%, respectively. Interest expense on the above facilities for the years ended December 31, 1996 and 1997 was $1,794,000 and $3,547,000, respectively.

    The Credit Facility contains certain financial and operational covenants and other restrictions with which the Company had to comply, including, among others, limitations on capital expenditures, the incurrence of additional indebtedness, restrictions on the use of borrowings, limitations on paying cash dividends and redeeming or repurchasing capital stock of the Company, and requirements to maintain certain financial ratios. The Company was also prohibited from making acquisitions without the prior consent of the Bank. All of the Company's obligations under the Credit Facility are secured by a first priority security interest in all of the Company's tangible and intangible property and assets.

    In March 1998, the Company repaid all amounts outstanding under the Credit Facility (see note 12).

(7) NOTES PAYABLE TO STOCKHOLDERS

    At December 31, 1996 and 1997, the Company had $12,544,000 and $0 outstanding in notes payable to stockholders at interest rates which fluctuated and ranged during the periods from 5.5% to 8% per annum for the years ended December 31, 1996 and 1997, respectively. The notes payable to the stockholders were contributed as equity to the Company at the date of the Company's initial public offering (see note 11). The notes were subordinated to the Old Credit Facility. Interest expense related to notes payable to stockholders was $781,000, $1,033,000 and $801,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(8) COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases studio and office space, transmitter tower sites and office equipment under operating leases. Future minimum rental commitments for the remainder of the operating leases are as follows:

1998............................................................  $ 325,000
1999............................................................    298,000
2000............................................................    246,000
2001............................................................    199,000
2002............................................................    114,000
Thereafter......................................................     86,000
                                                                  ---------
                                                                  $1,268,000
                                                                  ---------
                                                                  ---------

    Rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $301,000, $325,000 and $383,000, respectively.

EMPLOYMENT CONTRACTS

    The Company has entered into various employment contracts with 13 individuals comprised of mainly officers and senior management that provide for minimum salaries and incentives based upon specified levels of performance. The minimum payments under these contracts are as follows:

1998............................................................  $1,725,000
1999............................................................    470,000
2000............................................................    300,000
                                                                  ---------
                                                                  $2,495,000
                                                                  ---------
                                                                  ---------

CONTINGENT LIABILITIES

    The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position, results of operations, or liquidity of the Company.

(9) SUPPLEMENTARY INFORMATION -- STATEMENT OF CASH FLOWS

    The Company acquired vehicles during the years ended December 31, 1996 and 1997 through issuances of notes payable amounting to $51,000 and $33,000, respectively.

    Barter transactions resulted in sales of $941,000, $875,000 and $850,000 and related expenses of $951,000, $962,000 and $797,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

    Cash paid for interest during the years ended December 31, 1995, 1996 and 1997 amounted to $781,000, $2,454,000 and $4,395,000, respectively.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(9) SUPPLEMENTARY INFORMATION -- STATEMENT OF CASH FLOWS (CONTINUED)
    The capitalization of the Company on January 1, 1995 was effected by the contribution of $350,000 in cash equity funds and the payment on behalf of the Company of legal and other start-up expenses of $20,000.

    During the years ended December 31, 1996 and 1997, the Principal Stockholders contributed notes payable of $5,119,000 and $13,345,000, respectively, to the Company's capital.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(10) INCOME TAXES

    The Company did not incur income taxes during the years ended December 31, 1995 and 1996 and the period ended September 30, 1997 due to its election to be treated as an S corporation. Income tax expense for the year ended December 31, 1997 is comprised of the following:

Deferred tax expense resulting from conversion to C
  Corporation................................................  $3,350,000
Deferred tax benefit.........................................  (1,050,000)
Tax benefit resulting from extraordinary loss................   (200,000)
                                                               ---------
                                                               $2,100,000
                                                               ---------
                                                               ---------

    The provision for income taxes differs from the amount computed by applying the statutory Federal income tax rate in 1995 and 1996 due to the Company's S Corporation status and in 1997 due to the following:

Federal income taxes at the statutory rate..................  $(4,864,000)
State income taxes, net of any amount of Federal income tax
  benefit...................................................     (84,000)
Extraordinary loss..........................................    (200,000)
Losses during status as S Corporation.......................   3,888,000
Conversion to C Corporation.................................   3,350,000
Other.......................................................      10,000
                                                              ----------
                                                              $2,100,000
                                                              ----------
                                                              ----------

    The tax effects of the significant temporary differences which comprise the deferred tax liability at December 31, 1997 are as follows:

Deferred tax assets:
  Net operating loss.........................................  $1,603,000
  Other......................................................    287,000
                                                               ---------
                                                               1,890,000
                                                               ---------
Deferred tax liabilities:
  Deferred gain..............................................  2,946,000
  Depreciation and amortization..............................  1,044,000
                                                               ---------
                                                               3,990,000
                                                               ---------
    Net deferred tax liability...............................  $2,100,000
                                                               ---------
                                                               ---------

    The Company has approximately $1,603,000 of net operating loss carryforwards for Federal income tax purposes which expire in 2017.

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. At December 31, 1997, based on projections for

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(10) INCOME TAXES (CONTINUED)
future taxable income over the periods in which the level of deferred tax assets are deductible, management believes that it is more likely than not that the Company will realize the benefits of these deductible differences. Accordingly, no valuation allowance has been provided for the deferred tax assets for the year ended December 31, 1997.

(11) INITIAL PUBLIC OFFERING AND RELATED TRANSACTIONS

    On December 24, 1997, the Company completed an initial public offering ("the Offering") of 4,600,000 shares of its Class A Common Stock, at an offering price of $7.00 per share. Simultaneously with the Offering, certain related transactions occurred.

    EQUITY CONTRIBUTION AND RECLASSIFICATION -- Immediately prior to the consummation of the Offering, the Principal Stockholders contributed the entire amount of certain outstanding stockholders' loans in the amount of $13,345,000 made to the Company to the Company's capital (the "Equity Contribution"). Simultaneously with the Equity Contribution, each share of the Company's Common Stock, par value $.01 per share (the "Old Common Stock"), was reclassified into 7,610 shares of Class A Common Stock and the Principal Stockholders exchanged each share of Class A Common Stock held by them for one share of Class B Common Stock (the foregoing reclassification and exchange is hereinafter referred to as the "Reclassification"). In addition, the Company converted from an S Corporation to a C Corporation.

    DESCRIPTION OF CAPITAL STOCK -- The authorized capital stock of the Company upon consummation of the Equity Contribution and the Reclassification consists of 120,000,000 shares of capital stock, par value $.01 per share, of which 80,000,000 shares have been designated as Class A Common Stock and 20,000,000 shares have been designated as Class B Common Stock. After completion of the Offering, 5,725,062 shares of Class A Common Stock are issued and outstanding and 8,250,458 shares of Class B Common Stock are issued and outstanding. In addition, 8,250,458 shares of Class A Common Stock are reserved for issuance upon conversion of the Class B Common Stock. Immediately prior to the consummation of the Offering, there was one holder of Class A Common Stock and two holders of Class B Common Stock.

    The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights and certain conversion rights and transfer restrictions in respect to the shares of the Class B Common Stock.

    The holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Holders of all classes of Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval except for the election and removal of directors as described below and as otherwise required by applicable law. In addition, with respect to the election of directors, the Company's Amended and Restated Certificate of Incorporation provides that holders of Class B Common Stock vote as a separate class to elect up to 75% of the members of the Company's Board of Directors. Stockholders have no cumulative voting rights.

    EMPLOYMENT INCENTIVE -- On July 1, 1997, the Principal Stockholders transferred 68 shares of Old Common Stock to the Chief Executive Officer as an employment incentive. The consolidated statement of operations for the year ended December 31, 1997 reflects a charge of $3,713,000 relating to the award. The charge represents the fair market value of the stock transferred and it has been reflected as a capital contribution in the accompanying consolidated financial statements.

    STOCK OPTION PLAN -- On December 1, 1997, the Company adopted the Big City Radio, Inc. 1997 Incentive Stock Plan (the "1997 Incentive Stock Plan"). The following is a summary of the material features of the 1997 Incentive Stock Plan.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(11) INITIAL PUBLIC OFFERING AND RELATED TRANSACTIONS (CONTINUED)
    The types of awards that may be granted pursuant to the 1997 Incentive Stock Plan include (i) incentive stock options ("ISOs") and (ii) nonqualified stock options ("NQSOs" and together with ISOs, "Stock Options" and "Awards").

    Stock Option grants will consist of the maximum number of ISOs that may be granted to a particular grantee under applicable law with the balance of the Stock Options being NQSOs.

    Subject to certain exceptions set forth in the 1997 Incentive Stock Plan, the aggregate number of shares of the Class A Common Stock that may be the subject of Awards under the 1997 Incentive Stock Plan is 700,000. The maximum number of shares of Class A Common Stock available with respect to Awards granted to any one grantee shall not exceed, in the aggregate, 100,000 shares. Shares of Class A Common Stock granted under the 1997 Incentive Stock Plan may either be authorized by unissued shares of Class A Common Stock not reserved for any other purpose or shares of Class A Common Stock held in or acquired for the treasury of the Company.

    On December 1, 1997, options to purchase an aggregate of 150,000 shares of Class A Common Stock were granted to certain officers and directors of the Company, at an exercise price of $6.00 per share. These options vested immediately resulting in a charge of $150,000. On the date of the Offering, options to purchase an aggregate of 422,500 shares of Class A Common Stock were granted to certain officers, directors and advisors of the Company, at an exercise price per share equal to the initial public offering price per share in the Offering.

    Summary information pertaining to the plan for the year ended December 31, 1997 is as follows:

                                                                EXERCISE        WEIGHTED
                                                  NUMBER OF       PRICE          AVERAGE
                                                   SHARES       PER SHARE    EXERCISE PRICE
                                                 -----------  -------------  ---------------
Outstanding at beginning of year...............          --   $          --     $      --
Granted........................................     572,500     6.00 - 7.00          6.74
Exercised......................................          --              --            --
Outstanding at end of year.....................     572,500     6.00 - 7.00          6.74
Exercisable at end of year.....................     150,000            6.00          6.00
Available for grant at end of year.............     127,500                            --

    At December 31, 1997, the weighted average remaining contractual life of all outstanding options was 10 years.

    Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Option No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 in accounting for its Plan, and accordingly, no compensation cost has been recognized for its stock options granted at fair market value in the consolidated financial statements. Compensation cost will be recorded for options granted below fair market value.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(11) INITIAL PUBLIC OFFERING AND RELATED TRANSACTIONS (CONTINUED)
    In 1995 and 1996, the Company did not grant any stock options nor did it have any previously granted options outstanding. Accordingly, for these years, there is no pro forma impact on earnings had SFAS No. 123 fair value methods been used. In 1997, had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                                 1997
                                                                            --------------
Net income (loss):
As reported...............................................................  $  (16,918,000)
Pro forma.................................................................     (17,515,000)

Earnings (loss) per share:
As reported...............................................................           (1.77)
Pro forma.................................................................           (1.84)
                                                                            --------------
                                                                            --------------

    At December 31, 1997, the per share weighted average fair value of stock options granted was $4.83 on the date of grant using the modified Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield 0%, risk-free interest rate of 5.57%, expected volatility of 50% and an expected life of 10 years.

(12) SUBSEQUENT EVENTS

    On March 17, 1998 ("the issue date"), the Company completed the offering of $174,000,000 11.25% Senior Discount Notes ("the Notes"). The Senior Discount Notes are due 2005 and were issued at a discount to their aggregate principal amount at maturity generating gross proceeds to the Company of approximately $125.4 million. They mature on March 15, 2005. The Notes will accrete in value until March 15, 2001 at a rate of 11.25% per annum, compounded semiannually, to an aggregate principal amount of $174.0 million. Cash interest will not accrue on the Notes prior to March 15, 2001. Thereafter, interest on the Notes will accrue at a rate of 11.25% per annum and will be payable semiannually in cash on March 15 and September 15 of each year, commencing on September 15, 2001.

    Except as described below, the Company may not redeem the Notes prior to March 15, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at certain redemption prices together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to March 15, 2001, the Company may, at its option, redeem in the aggregate up to 33 1/3% of the original principal amount of the Notes with net cash proceeds of one or more Equity Offerings received by the Company so long as there is a public market for the Company's Class A Common Stock at the time of such redemption, at a redemption price equal to 111.25% of the accreted value thereof to be redeemed, to the date of redemption; provided that at least
66 2/3% of the original principal amount of the Notes remains outstanding immediately after each such redemption. The Notes are not subject to any sinking fund requirement. Upon a Change of Control, each holder of Notes has the right to require the Company to make an offer to purchase the Notes at a price equal to 101% of the accreted value of such Notes prior to March 15, 2001, or 101% of the principal amount of such Notes thereafter, together with accrued and unpaid interest, if any, to the date of the purchase.

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(12) SUBSEQUENT EVENTS (CONTINUED)

    The Notes are unsecured, senior obligations of the Company and rank pari passu in right of payment to all existing and future senior indebtedness of the Company and senior to all existing and future subordinated indebtedness of the Company. The Notes are guaranteed on a senior unsecured basis by each of the Company's subsidiaries. The indenture does not restrict the ability of the Company or its subsidiaries to create, acquire or capitalize subsidiaries in the future. The Notes will be effectively subordinated to all existing and future indebtedness of the Company's subsidiaries.

    Simultaneously with the consummation of the Notes, the Company entered into the Revolving Credit Facility providing for up to $15 million of availability. The Revolving Credit Facility matures on the fifth anniversary of the Issue Date and amounts outstanding under the Revolving Credit Facility bear interest at an applicable margin plus, at the Company's option, Chase's prime rate (in which case the applicable margin is 2.00% subject to reduction upon obtaining performance criteria based on the Company's leverage ratio) or the London Inter-Bank Borrowing Rate (in which case the applicable margin is 3.00% subject to reduction upon obtaining performance criteria based on the Company's leverage ratio). The Company's obligations under the Revolving Credit Facility are secured by a pledge of substantially all of the Company and its subsidiaries' assets. The Company will pay fees of .5% per annum, on the aggregate unused portion of the facility.

    The Revolving Credit Facility contains certain financial and operational covenants and other restrictions with which the Company must comply, including, among others, limitations on capital expenditures, the incurrence of additional indebtedness, restrictions on sale of assets, restrictions on the use of borrowings, limitations on paying cash dividends and redeeming or repurchasing capital stock of the Company or the Notes, and requirements to maintain certain financial ratios, maximum total leverage, minimum interest coverage and minimum fixed charge coverage.

    The Revolving Credit Facility contains customary events of default, including material misrepresentations, payment defaults and default in the performance of other covenants, certain bankruptcy and ERISA defaults, judgment and cross defaults, revocation of any of the Company's broadcast licenses and change in control. The Revolving Credit Facility also provides that an event of default will occur upon the occurrence of a "change of control." For purposes of the Revolving Credit Facility, a change of control will occur when (i) any person or group other than the Principal Stockholders and their affiliates obtains the power to elect a majority of the Board of Directors, (ii) the Company fails to own 100% of the capital stock of its subsidiaries owning any of the FCC broadcast licenses or (iii) the Board of Directors does not consist of a majority of continuing directors.

SUBSIDIARY GUARANTORS

    Pursuant to the terms of the indenture relating to the 11.25% Senior Discount Notes Due 2005 (the "Indenture"), the direct subsidiaries of Big City Radio, Inc.--consisting of Odyssey Traveling Billboards, Inc., Big City Radio-NYC, L.L.C., Big City Radio-LA, L.L.C., Big City Radio-CHI, L.L.C., and WRKL Rockland Radio, L.L.C. (collectively, the Subsidiary Guarantors)--have, jointly and severally, fully and unconditionally guaranteed the obligations of Big City Radio, Inc. with respect to these Notes.

    All of the Subsidiary Guarantors except Odyssey Traveling Billboards, Inc. (the "Station Subsidiaries"), were created in December 1997 as special purpose Delaware limited liability companies formed at the request of the lenders under the Credit Facility for the sole purpose of facilitating the Credit Facility by

                              BIG CITY RADIO, INC.

                           DECEMBER 31, 1996 AND 1997

(12) SUBSEQUENT EVENTS (CONTINUED)
holding the Company's Federal Communications Commission ("FCC") radio licenses. The operating agreements for the Station Subsidiaries limit the activities of these companies to owning the FCC radio licenses. Odyssey Traveling Billboards, Inc. ("Odyssey") owns and operates certain vehicles used to advertise for the Company's radio stations. Because the Station Subsidiaries have entered into assignment and use agreements with the Company whereby the Company manages and directs the day-to-day operations of the radio stations, pays all expenses and capital costs incurred in operating the radio stations, and retains all advertising and other receipts collected in operating the radio stations, the Station Subsidiaries have no income or expenses other than the amortization of the FCC licenses. Odyssey is similarly a special purpose corporation with no income and only expenses.

    The covenants in the Notes, the Indenture and the Revolving Credit Facility do not restrict the ability of the Station Subsidiaries to make cash distributions to the Company.

    Accordingly, set forth below is certain summarized financial information (within the meaning of Section 1-02(bb) of Regulation S-X) for the Subsidiary Guarantors, as of and for the years ended December 31, 1996 and 1997 on and as if pooling basis given the common control relationship of Big City Radio and the Subsidiary Guarantors.

                                                                                            1996          1997
                                                                                        ------------  ------------
Current assets........................................................................       --            --
Noncurrent assets.....................................................................    28,988,000    54,087,000
Current liabilities...................................................................       --            --
Noncurrent liabilities................................................................       --            --
Net sales.............................................................................       --            --
Costs and Expenses....................................................................       --            --
Depreciation and Amortization.........................................................       457,000     1,162,000
Net Loss..............................................................................      (457,000)   (1,162,000)

    The summarized financial information for the Subsidiary Guarantors has been prepared from the books and records maintained by the Subsidiary Guarantors and the Company. The summarized financial information may not necessarily be indicative of the results of operations or financial position had the Subsidiary Guarantors operated as independent entities.

                          INDEPENDENT AUDITORS' REPORT

The Members of K&K Broadcasting

    We have audited the accompanying balance sheets of WZVU as of December 31, 1996 and 1995, and the related statements of operations and station deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WZVU as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             KPMG Peat Marwick LLP

New York, New York
October 21, 1997

                                      WZVU

                                 BALANCE SHEETS

                                                                       DECEMBER 31,   DECEMBER 31,
ASSETS                                                                     1995           1996
                                                                      --------------  -------------     MAY 31,
                                                                                                         1997
                                                                                                     -------------
                                                                                                     (UNAUDITED)
Current assets:
  Cash..............................................................  $       74,180  $      36,739  $      98,846
  Accounts receivable:
    Trade...........................................................         342,802        249,452        139,883
    Big City Radio..................................................        --              113,613       --
  Other current assets..............................................         118,559         14,914         19,536
                                                                      --------------  -------------  -------------
      Total current assets..........................................         535,541        414,718        258,265
Property and equipment, net (note 4)................................         876,909        911,553        874,354
Intangibles, net (note 5)...........................................         131,807        100,482         87,429
                                                                      --------------  -------------  -------------
      Total assets..................................................       1,544,257  $   1,426,753  $   1,220,048
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------
LIABILITIES AND STATION DEFICIT

Current liabilities:
  Accounts payable..................................................  $       36,906  $     108,410  $      89,699
  Accrued expenses (Note 7).........................................         497,637        568,680        199,948
  Accrued interest expense (Note 6).................................       8,207,156       --              179,683
  Notes payable to members (note 7).................................         649,893        820,930        820,930
  Notes payable to Big City Radio (note 6)..........................        --            5,433,687      5,433,687
  Notes payable to Weiss Bros. and AT&T (Note 6)....................       5,578,444       --             --
  Notes payable to banks (note 6)...................................          40,609         34,168       --
  Other liabilities.................................................        --             --               12,959
                                                                      --------------  -------------  -------------
      Total current liabilities.....................................      15,010,645      6,965,875      6,736,906
Station deficit.....................................................     (13,466,388)    (5,539,122)    (5,516,858)
                                                                      --------------  -------------  -------------
      Total liabilities and station deficit.........................  $    1,544,257  $   1,426,753  $   1,220,048
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------

            See accompanying notes to combined financial statements.

                                      WZVU

                  STATEMENTS OF OPERATIONS AND STATION DEFICIT

                                                                                                   PERIOD FROM
                                                                                   PERIOD FROM      JANUARY 1,
                                                       YEAR            YEAR         JANUARY 1,         1997
                                                      ENDED           ENDED        1996 THROUGH      THROUGH
                                                   DECEMBER 31,    DECEMBER 31,      MAY 31,         MAY 31,
                                                       1995            1996            1996            1997
                                                  --------------  --------------  --------------  --------------
                                                                                           (UNAUDITED)
Gross revenue...................................  $    2,891,032  $    3,173,549   $  1,177,715   $      413,933
Less: commission and fees.......................         174,089         247,405         96,888            1,054
                                                  --------------  --------------  --------------  --------------
Net revenue.....................................       2,716,943       2,926,144      1,080,827          412,879
Operating expenses:
  Station operating expenses, excluding
    depreciation and amortization...............         995,106       1,044,024        382,582           91,986
  Corporate general and administrative
    expenses....................................       1,427,016       1,650,991        525,930          219,608
  Reimbursement of operating expenses under
    LMA.........................................        --               (27,169)       --              (151,756)
  Depreciation and amortization.................         182,275         140,642         62,464           51,094
                                                  --------------  --------------  --------------  --------------
    Total operating expenses....................       2,604,397       2,808,488        970,976          210,932
                                                  --------------  --------------  --------------  --------------
    Operating income............................         112,546         117,656        109,851          201,947
Other income (expenses)
  Interest......................................      (2,666,378)     (2,498,207)    (1,022,274)        (179,683)
  Other, net....................................            (548)         29,325          3,750         --
                                                  --------------  --------------  --------------  --------------
  Total other...................................      (2,666,926)     (2,468,882)    (1,018,524)        (179,683)
                                                  --------------  --------------  --------------  --------------
    Loss before extraordinary item..............      (2,554,380)     (2,351,226)      (908,673)          22,264
Extraordinary item--forgiveness of debt (note
  6)............................................        --            10,278,492        --              --
                                                  --------------  --------------  --------------  --------------
Net income (loss)...............................  $   (2,554,380) $    7,927,266   $   (908,673)  $       22,264
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------
Station Deficit at beginning of period..........  $  (10,912,008) $  (13,466,388)  $(13,466,388)  $   (5,539,122)
                                                  --------------  --------------  --------------  --------------
Station Deficit at end of period................  $  (13,466,388) $   (5,539,122)  $(14,375,061)  $   (5,516,858)
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------

            See accompanying notes to combined financial statements.

                                      WZVU

                            STATEMENTS OF CASH FLOWS

                                                                                   PERIOD FROM     PERIOD FROM
                                                    YEAR ENDED      YEAR ENDED      JANUARY 1,      JANUARY 1,
                                                   DECEMBER 31,    DECEMBER 31,    1996 THROUGH    1997 THROUGH
                                                       1995            1996        MAY 31, 1996    MAY 31, 1997
                                                  --------------  --------------  --------------  --------------
                                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).............................  $   (2,554,380) $    7,927,266   $   (908,673)    $   22,264
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization...............         182,275         140,642         62,464         51,094
    Forgiveness of debt.........................        --           (10,278,492)       --              --
    Other.......................................          25,500          19,318        --              --
    Changes in operating assets and liabilities:
      (Increase) decrease in assets:
      Accounts receivable.......................          87,247          93,350        (16,455)       109,569
      Other receivables.........................        --              (113,613)       --             113,613
      Other current assets......................           2,972          99,887         33,509         (4,936)
    Increase (decrease) in liabilities:
      Accounts payable..........................         (25,506)         71,505         19,901        (18,711)
      Accrued expenses..........................       2,287,349       2,142,378        950,863       (173,118)
      Notes payable to members..................             423         168,587        --              --
                                                  --------------  --------------  --------------  --------------
      Net cash provided by operating
        activities..............................           5,880         270,828        141,609         99,775
Cash flows from investing activities:
  Purchase of property and equipment............         (23,388)       (157,071)      (122,530)        (3,500)
Cash flows from financing activities:
  Repayment of notes payable to Weiss Bros. and
    AT&T........................................        --            (5,578,444)       (65,000)        --
  Proceeds from notes payable to Big City Radio
    payable.....................................        --             5,433,687        --              --
  Payments to notes payable to banks............         (19,656)         (6,441)        (2,610)       (34,168)
                                                  --------------  --------------  --------------  --------------
      Net cash used in financing activities.....         (19,656)       (151,198)       (67,610)       (34,168)
                                                  --------------  --------------  --------------  --------------
      Change in cash............................         (37,164)        (37,441)       (48,531)        62,107
Cash at beginning of period.....................         111,344          74,180         74,180         36,739
                                                  --------------  --------------  --------------  --------------
Cash at end of period...........................          74,180  $       36,739   $     25,649     $   98,846
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------

            See accompanying notes to combined financial statements.

                                      WZVU

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    WZVU (the "Company") conducts radio broadcasting operations in New Jersey. The principal source of revenue is derived from the sale of air time to advertisers.

    The Company is a radio station owned by K&K Broadcasting, L.L.C. ("K&K Broadcasting"). The accompanying financial statements presents the results of operations of the Company on a stand alone basis as K&K Broadcasting had no corporate expenses.

    During November 1996, K&K Broadcasting entered into an agreement to sell substantially all of the assets and operations of the Company to Big City Radio, Inc. (formerly Odyssey Communications, Inc.) ("Big City Radio") (see note 3).

    In the opinion of management the unaudited combined financial statements as of May 31, 1997 and for the five month periods ended May 31, 1997 and 1996 contained herein include all adjustments necessary for a fair presentation of such statements. The general principles followed in preparing the financial statements as of May 31, 1997 and 1996 are similar to those used in preparing the audited financial statements as of December 31, 1996 and 1995.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets ranging from
31.5 years for buildings, and five to seven years for transmission equipment, vehicles and furniture and office equipment.

    (B) INTANGIBLES

    Intangible assets include a broadcast license and goodwill which are amortized over a 40 year period.

    (C) IMPAIRMENT OF LONG-LIVE ASSETS AND LONG LIVED ASSETS TO BE DISPOSED OF

    It is the Company's policy to account for long-lived intangible assets at the lower of amortized cost or fair market value. As part of an ongoing review of the valuation and amortization of long-lived intangible assets, management assesses the carrying value of the Company's long-lived assets and intangible assets if facts and circumstances suggest that they are impaired. If this review indicates that the long-lived intangibles will not be recoverable as determined by a nondiscounted cash flow analysis over the remaining amortization period, the carrying value of the Company's long-lived assets and intangibles will be reduced to their estimated realizable value.

    (D) REVENUE RECOGNITION

    Broadcasting revenue is recognized when commercials are aired. Net revenues represent gross revenues less direct fees and commissions paid to independent advertising agencies. Barter transactions are recorded at the estimated fair value of the merchandise or services received. Barter revenue is recognized when the commercial is aired and barter merchandise or services received are expensed when used.

                                      WZVU

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) INCOME TAXES

    For Federal and state income tax purpose, K&K Broadcasting is treated as a partnership. Accordingly, no provision is made for income taxes, as income or loss is included in the tax returns of the Members.

    (F) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (G) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used in estimating the fair value disclosures for financial instruments:

    The carrying amounts reported in the balance sheets for cash, account receivables, accounts payable and accrued expenses approximate fair value.

    Management believes the carrying value of notes payable approximates its fair value at December 31, 1995 and 1996.

    (H) ADVERTISING

    The Company charges advertising costs, as incurred, to expense. Advertising costs amounted to $139,398, $128,781, $5,318, and $43,172 for the year ended December 31, 1995 and 1996 and the five month periods ended May 31, 1997 and 1996, respectively.

(3) SALE OF WZVU

    On November 7, 1996, K&K Broadcasting entered into an agreement to sell substantially all of the assets of the Company to Big City Radio for $12,000,000. At that date, Big City Radio advanced $5,434,000 of the purchase price to the Company in the form of a loan (see note 7). Simultaneously, with the signing of the agreement, the Company entered into a local marketing agreement (LMA) with Big City Radio under which Big City Radio has the right to program and sell advertising time on the station for a fee and reimburse the Company for the station's operating costs. Monthly LMA fees, exclusive of reimbursement of station's operating costs, range from $100,000 to a percentage of earnings before interest, taxes, depreciation and amortization, as defined. As of December 31, 1996 and May 31, 1997, the Company received LMA fees from Big City Radio of $87,097 and $378,421, respectively. The station operated under the LMA agreement from December 6, 1996 through June 5, 1997.

    The Members of K&K Broadcasting also entered into a three year covenant-not-compete.

                                      WZVU

(4) PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1995 and 1996 and May 31, 1997 is as follows:

                                                     DECEMBER 31,  DECEMBER 31,    MAY 31,
                                                         1995          1996         1997
                                                     ------------  ------------  -----------
Land...............................................   $  150,332    $  150,332   $   150,332
Building and improvements..........................      609,247       710,307       710,307
Transmitter equipment..............................      250,000       250,000       250,000
Furniture and office equipment.....................      724,143       769,301       772,801
Vehicles...........................................       --             3,750         3,750
                                                     ------------  ------------  -----------
                                                       1,733,722     1,883,690     1,887,190
Less: accumulated depreciation.....................      856,813       972,137     1,012,836
                                                     ------------  ------------  -----------
                                                         876,909    $  911,553   $   874,354
                                                     ------------  ------------  -----------
                                                     ------------  ------------  -----------

(5) INTANGIBLES

    Intangibles at December 31, 1995 and 1996 and May 31, 1997 are as follows:

                                                      DECEMBER 31   DECEMBER 31,    MAY 31,
                                                          1995          1996         1997
                                                      ------------  ------------  -----------
FCC broadcast licenses..............................   $  300,644    $  300,644   $   300,644
Goodwill............................................       50,441        50,441        50,441
                                                      ------------  ------------  -----------
                                                          351,085       351,085       351,085
Less: accumulated amortization......................      219,278       250,603       263,656
                                                      ------------  ------------  -----------
                                                          131,807    $  100,482   $    87,429
                                                      ------------  ------------  -----------
                                                      ------------  ------------  -----------

(6) NOTES PAYABLE

    At December 31, 1995, the Company had notes payable of $2,250,000 due December 31, 1996 and $3,328,444 due March 31, 1998 to Weiss Bros. and AT&T, respectively. The Weiss Bros. and AT&T notes payable bears interest at 25% and prime plus 1.5%, respectively. The notes are collateralized by substantially all of the Company's assets. Accrued interest at December 31, 1995 on the notes payable was $8,207,156.

    On November 7, 1996, concurrent with K&K Broadcasting entering into the Asset Purchase Agreement with Big City Radio (as described in note 3), the Company entered into a loan agreement with Big City Radio for approximately $5,434,000. The loan bears interest at prime plus 2% and is collateralized by substantially all of the Company's assets. Interest accrues beginning February 1, 1997. Interest expense as of May 31, 1997 was $179,683 (unaudited). The proceeds from the loan were used to repay the outstanding notes payable at December 31, 1995. Upon repayment of the notes payable, the noteholders forgave the outstanding accrued interest on notes payable totaling $10,278,492. Accrued interest forgiven has been reflected in the 1996 statement of operations as an extraordinary item.

    On June 5, 1997, the date of sale of the Company to Big City Radio, the note payable to Big City Radio was repaid.

                                      WZVU

(6) NOTES PAYABLE (CONTINUED)
    During 1995 and 1996 and at May 31, 1997, the Company had a line of credit with a commercial bank to borrow up to $100,000 at 10% interest. As of December 31, 1995 and 1996, total borrowings under the line of credit were $40,609 and $34,168, respectively.

(7) NOTES PAYABLE TO MEMBERS

    At December 31, 1995 and 1996 and May 31, 1997, the Company had $649,893, $820,930 and $820,930, respectively, outstanding in notes payable to members of K&K Broadcasting which are subordinated to the note payable to Big City Radio as described in note 7. The notes payable to members were comprised of $390,012 and $465,012, at December 31, 1995 and 1996, respectively, which bears interest at 7.5% and are due on demand. The remaining notes payable balance represents accrued interest outstanding on this loan. Also, included in accrued expenses is $338,750 and $428,750 at December 31, 1995 and 1996, respectively, of accrued wages payable to one Member.

(8) EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) Defined Contribution Plan (Plan) in which all full-time employees are eligible to participate. Under the terms of the Plan, employees could contribute a percentage of their base pay up to the annual Internal Revenue Service (IRS) limit. Employee contributions of up to 6% are matched 50% by the Company.

    For the year ended December 31, 1995 and 1996, total expense for the plan amounted to $10,053 and $18,856, respectively. Effective December 31, 1996, the Plan was terminated.

(9) SUPPLEMENTARY INFORMATION--STATEMENT OF CASH FLOWS

    Barter transactions resulted in sales and related expenses of $531,946, $452,158, $3,127 and $163,916 for the year ended December 31, 1995 and 1996 and the five month periods ending May 31, 1997 and May 31, 1996, respectively.

    During March 1995, K&K Broadcasting transferred to the Company net liabilities of $731,000 in a non-cash transaction. These balances have been included as an addition to station deficit.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
WVVX:

    We have audited the accompanying balance sheet of WVVX (the Company) as of December 31, 1996 (Successor), and the related statements of operations, station equity, and cash flows for the period January 1, 1996 to June 13, 1996 (Predecessor) and the period from June 14, 1996 to December 31, 1996 (Successor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WVVX as of December 31, 1996 (Successor), and the results of its operations and its cash flows for the period January 1, 1996 to June 13, 1996 (Predecessor) and the period from June 14, 1996 to December 31, 1996 (Successor) in conformity with generally accepted accounting principles.

    As discussed in note 2 to the financial statements, on June 14, 1996, PAR Radio Holdings, Inc., acquired Douglas Broadcasting, Inc. As a result of the change in control, the financial information for the period after the change in control is presented on a different cost basis than that for the period before the change in control and, therefore, is not comparable.

                                                  KPMG Peat Marwick LLP

Oakland, CA
September 18, 1997

                                      WVVX
                                 BALANCE SHEETS

                                                                                     DECEMBER 31,     JULY 31,
                                                                                         1996           1997
                                                                                     -------------  -------------
                                                                                                     (UNAUDITED)

                                                                                       SUCCESSOR      SUCCESSOR
ASSETS

Current assets:
  Cash.............................................................................  $      19,816  $      31,957
  Trade accounts receivable, less allowance for doubtful accounts of $10,122 in
    1996 and $10,000 in 1997.......................................................         38,008         51,539
  Prepaid expenses and other current assets........................................         10,964         11,451
                                                                                     -------------  -------------
      Total current assets.........................................................         68,788         94,947
Property and equipment, net........................................................        176,372        161,572
Intangible assets, net.............................................................     10,509,805     10,393,649
Allocated debt issuance costs......................................................        204,627        177,948
                                                                                     -------------  -------------
      Total assets.................................................................  $  10,959,592  $  10,828,116
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES AND STATION EQUITY

Current liabilities:
  Trade accounts payable...........................................................  $      18,910  $      11,161
  Accrued expenses.................................................................         47,120         35,209
                                                                                     -------------  -------------
      Total current liabilities....................................................         66,030         46,370
Allocated long term debt...........................................................      2,728,700      2,728,700
Deferred income taxes..............................................................      3,717,555      3,651,007
Station equity.....................................................................      4,447,307      4,402,039
                                                                                     -------------  -------------
      Total liabilities and station equity.........................................  $  10,959,592  $  10,828,116
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See accompanying notes to financial statements.

                                      WVVX
                            STATEMENTS OF OPERATIONS

                                                     PERIOD FROM
                                                      JANUARY 1,    PERIOD FROM       SEVEN
                                                         1996      JUNE 14, 1996     MONTHS
                                                          TO             TO           ENDED
                                                       JUNE 13,     DECEMBER 31,    JULY 31,
                                                         1996           1996          1997
                                                     ------------  --------------  -----------
                                                     (PREDECESSOR)  (SUCCESSOR)    (SUCCESSOR)
                                                                                   (UNAUDITED)
Net revenues.......................................   $  499,254     $  638,012     $ 621,620
Operating expenses:
  Station operating expenses.......................      179,241        219,432       255,493
  Allocated corporate general and administrative
    expenses.......................................       94,199        148,635       169,485
  Depreciation and amortization....................      151,747        154,611       168,777
                                                     ------------  --------------  -----------
      Total operating expenses.....................      425,187        522,678       593,755
                                                     ------------  --------------  -----------
      Operating income.............................       74,067        115,334        27,865

  Allocated interest expense including amortization
    of debt issuance costs.........................      150,559        192,265       231,063
  Other expenses, net..............................        7,988          8,242        --
                                                     ------------  --------------  -----------
Loss before income taxes and extraordinary item....      (84,480)       (85,173)     (203,198)
Income tax benefit.................................        7,761         27,255        66,548
                                                     ------------  --------------  -----------
Loss before extraordinary item.....................      (76,719)       (57,918)     (136,650)
Extraordinary item--write-off debt issuance
costs..............................................      (92,676)        --            --
                                                     ------------  --------------  -----------
      Net loss.....................................   $ (169,395)    $  (57,918)    $(136,650)
                                                     ------------  --------------  -----------
                                                     ------------  --------------  -----------

                See accompanying notes to financial statements.

                                      WVVX
                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                   JUNE 14, 1996
                                                                         TO
                                                                    DECEMBER 31,
                                                     PERIOD FROM        1996          SEVEN
                                                      JANUARY 1,   --------------    MONTHS
                                                         1996                         ENDED
                                                          TO         SUCCESSOR      JULY 31,
                                                       JUNE 13,                       1997
                                                         1996                      -----------
                                                     ------------
                                                                                   (UNAUDITED)
                                                     PREDECESSOR                    SUCCESSOR
Cash flows from operating activities:
  Net loss.........................................   $ (169,395)    $  (57,918)    $(136,650)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization..................      151,747        154,611       168,777
    Write-off of debt issuance costs...............       92,676         --            --
    Deferred income taxes..........................       (7,761)       (27,255)      (66,548)
    Amortization of debt issuance costs............       68,608         23,647        26,679
    Changes in operating assets and liabilities:
      Trade accounts receivable, net...............       27,200            (13)      (13,531)
      Prepaid expenses and other current assets....       (3,305)        (6,271)         (487)
      Trade accounts payable.......................        1,197           (348)       (7,749)
      Accrued expenses.............................      (98,499)        60,600       (11,911)
      Deferred revenue.............................       67,983        (67,983)       --
                                                     ------------  --------------  -----------
          Net cash provided by (used in) operating
            activities.............................      130,451         79,070       (41,420)

Cash flows from investing activities:
  Capital expenditures.............................       --            (18,647)      (37,821)
                                                     ------------  --------------  -----------
Net cash used in investing activities..............       --            (18,647)      (37,821)
Cash flows from financing activities:
  Net cash transferred (to) from owners............     (134,881)       (46,723)       91,382
                                                     ------------  --------------  -----------
Net (decrease) increase in cash....................       (4,430)        13,700        12,141
Cash at beginning of period........................       10,546          6,116        19,816
                                                     ------------  --------------  -----------
Cash at end of period..............................   $    6,116     $   19,816     $  31,957
                                                     ------------  --------------  -----------
                                                     ------------  --------------  -----------

                See accompanying notes to financial statements.

                                      WVVX

                          STATEMENT OF STATION EQUITY

(PREDECESSOR)
--------------------------------------------------------------------------------
Balance as of January 1, 1996...................................................  $ 409,197
Net loss........................................................................   (169,395)
Repayment of push-down debt by parent...........................................  2,179,489
Net cash transferred to owner...................................................   (134,881)
                                                                                  ---------
Balance as of June 13, 1996.....................................................  $2,284,410
                                                                                  ---------
                                                                                  ---------

-------------------------------------------------------------------------------------------

(SUCCESSOR)
--------------------------------------------------------------------------------

Balance subsequent to change in control as of June 14, 1996.....................  $4,551,948
Net loss........................................................................    (57,918)
Net cash transferred to owner...................................................    (46,723)
                                                                                  ---------
Balance as of December 31, 1996.................................................  4,447,307
Net loss (unaudited)............................................................   (136,650)
Net contribution from owner (unaudited).........................................     91,382
Balance as of July 31, 1997 (unaudited).........................................  $4,402,039
                                                                                  ---------
                                                                                  ---------

                See accompanying notes to financial statements.

                                      WVVX

                         NOTES TO FINANCIAL STATEMENTS

   (INFORMATION FOR THE SEVEN-MONTH PERIOD ENDED JULY 31, 1997 IS UNAUDITED).

(1) DESCRIPTION OF BUSINESS

    OPERATIONS

    WVVX (the "Company") conducts radio broadcasting operations in Chicago. The principal source of revenue is derived from the Company selling block programming time to users that have unique demands for time (such as foreign language and religious programming).

    The Company is dependent on its parent company for long-term funding and also in respect of funding to meet cash flow requirements associated with its operations. Consequently, the net change in amounts due to or from affiliated radio stations are treated as contributions to or distributions from station equity.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    For the period January 1, 1996 to June 13, 1996, the Company was owned by Douglas Broadcasting, Inc. ("DBI") (Predecessor). On June 14, 1996, DBI was acquired by Par Radio Holdings Inc. ("PRHI") (Successor) and was accounted for under the purchase method of accounting. Accordingly, the statements of operations and cash flows for the period January 1, 1996 to June 13, 1996 reflect the operations of the Company as a part of DBI (Predecessor) and the balance sheet as of December 31, 1996 and the statements of operations and cash flows for the periods subsequent to June 14, 1996 reflect the Company's operation and financial position under the ownership of PRHI (Successor).

    As a result of the change in control, the financial information for the periods after the change in control is presented on a different cost basis than that for the period before the change in control and, therefore, is not comparable.

    The accompanying financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by DBI for the period January 1, 1996 to June 13, 1996 and PRHI for the period January 14, 1996 to December 31, 1996 and the seven months ended July 31, 1997 and have been allocated to the Company. Such allocations include corporate salaries, health insurance, professional services and other corporate overhead expenses and are included in general and administative expenses in the Company's statements of operations. In management's opinion, the basis of allocation of such costs is reasonable. However, the expenses allocated to the Company are not necessarily representative of what the Company would have incurred on a stand alone basis.

    Allocated costs are as follows:

                                     PERIOD FROM    PERIOD FROM       SEVEN
                                     JANUARY 1,    JUNE 14, 1996     MONTHS
                                        1996             TO           ENDED
                                         TO         DECEMBER 31,    JULY 31,
                                    JUNE 13, 1996       1996          1997
                                    -------------  --------------  -----------
                                     PREDECESSOR     SUCCESSOR      SUCCESSOR
Corporate salaries................    $  59,182      $   70,684     $  94,153
Health insurance..................        2,463           2,910         2,327
Professional services.............        6,946           8,209        20,492
Other corporate overheads.........       25,608          66,832        52,513
                                    -------------  --------------  -----------
                                      $  94,199      $  148,635     $ 169,485
                                    -------------  --------------  -----------
                                    -------------  --------------  -----------

                                      WVVX

   (INFORMATION FOR THE SEVEN-MONTH PERIOD ENDED JULY 31, 1997 IS UNAUDITED).

    Included in the financial statements is an allocation of interest expense, including amortization of debt issuance costs for the period January 1, 1996 to June 13, 1996 and for the period June 14, 1996 to December 31, 1996 and the seven months ended July 31, 1997 based on the ratio of investment in WVVX to total investments of the respective owners, in each period. For purposes of these financial statements, the Company has been allocated a portion of the total debt and the goodwill in connection with PRHI's acquisition of DBI. In addition, as part of the acquisition of DBI by PRHI, DBI repaid its total debt and the Company has been allocated a portion of the write-off of the debt issuance costs.

    Station operating expenses includes an allocation for salaries of WVVX employees who provide services to a sister station. Approximately $7,000 per month is allocated to the sister station based on proportional revenues.

    The interim financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of financial position, results of operations, and cash flows for the periods presented. These adjustments consist of normal, recurring items. The results of operations for any interim period are not necessarily indicative of results for the full year.

    (B) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets ranging between 5 and 25 years.

    (C) INTANGIBLE ASSETS

    Included in intangible assets are goodwill and FCC licenses. Goodwill, which represents the excess of cost of purchased companies over the fair value of their net assets at the date of acquisition, and FCC licenses are amortized over 40 years.

    (D) REVENUE RECOGNITION

    Broadcasting revenue is recognized when the program or advertisement is aired.

    (E) INCOME TAXES

    The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (F) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                                      WVVX

   (INFORMATION FOR THE SEVEN-MONTH PERIOD ENDED JULY 31, 1997 IS UNAUDITED).

(3) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following as of December 31, 1996 and July 31, 1997:

                                                                     DECEMBER 31,   JULY 31,
                                                                         1996         1997
                                                                     ------------  -----------
                                                                                   (SUCCESSOR)
Transmitter equipment..............................................   $    2,714    $   3,111
Studio and technical equipment.....................................       32,012       32,012
Tower and antenna systems..........................................      106,957      106,957
Office furniture and equipment.....................................        8,896        8,896
Production library.................................................        2,500        2,500
Other..............................................................       35,545       35,545
                                                                     ------------  -----------
                                                                         188,624      189,021
Less: accumulated depreciation and amortization....................      (12,252)     (27,449)
                                                                     ------------  -----------
                                                                      $  176,372    $ 161,572
                                                                     ------------  -----------
                                                                     ------------  -----------

(4) INTANGIBLE ASSETS

    Intangible assets consisted of the following as of December 31, 1996 and July 31, 1997:

                                                                     DECEMBER 31,    JULY 31,
                                                                         1996          1997
                                                                     ------------  ------------
                                                                                   (SUCCESSOR)
Goodwill...........................................................   $2,477,164   $  2,477,164
FCC licenses.......................................................    8,175,000      8,175,000
Other..............................................................       --             37,378
                                                                     ------------  ------------
                                                                      10,652,164    10,689,542,
Less: accumulated amortization.....................................     (142,359)      (295,893)
                                                                     ------------  ------------
                                                                      $10,509,805  $ 10,393,649
                                                                     ------------  ------------
                                                                     ------------  ------------

(5) ALLOCATED LONG-TERM DEBT

    Allocated long-term debt represents the Company's allocated share of a term loan of $15,000,000 obtained by PRHI, which was used a fund a portion of the purchase of the common stock of DBI.

    Borrowings bear interest at the lender's prime rate plus 2.75% or at the London Interbank Offering Rate ("LIBOR") plus 4%.

    As of December 31, 1996, principal repayments on the term loan were due as follows: $2,250,000 in 1999, $3,000,000 in 2000, $3,562,500 in 2001, $4,875,000
in 2002 and $1,312,500 in 2003.

    At December 31, 1996 and July 31, 1997 the Parent Company was in technical default of certain covenant compliance requirements, for which a waiver was received from the lender. On August 15, 1997, an equity contribution by the Parent Company's controlling owner was used to repay $6,000,000 of the $15,000,000 outstanding.

(6) AMOUNTS DUE TO/FROM AFFILIATED STATIONS

    Amounts due to or from affiliated radio stations have been included in station equity and would have eliminated on consolidation in the combined financial statements of Par Radio Holdings, Inc. for the period from June 14, 1996 to December 31, 1996.

                                      WVVX

   (INFORMATION FOR THE SEVEN-MONTH PERIOD ENDED JULY 31, 1997 IS UNAUDITED).

(7) LEASE COMMITMENTS

    The Company leases various facilities and equipment under noncancelable operating leases expiring through 2002. Certain operating leases are renewable at the end of the contract term. Future minimum lease payments under noncancelable operating leases are as follows:

1997..............................................................  $  20,540
1998..............................................................     49,719
1999..............................................................     50,611
2000..............................................................     51,631
2001..............................................................     52,665
Thereafter........................................................     13,166
                                                                    ---------
                                                                    $ 238,332
                                                                    ---------
                                                                    ---------

    Rent expense was approximately $51,173 and $31,950 for the year ended December 31, 1996 and the seven months ended July 31, 1997, respectively.

(8) INCOME TAXES

    Federal and state income taxes have been provided as if the Company filed a separate tax return. On a stand alone basis the Company owes no current taxes and any allocated income tax expenses (benefit) by DBI or PRHI have been reflected in station equity as transfers to or contributions from owner.

    The reconciliation of the income tax charge computed at the U.S. Federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                                     PERIOD FROM        PERIOD FROM
                                                   JANUARY 1, 1996     JUNE 14, 1996     SEVEN MONTHS
                                                         TO                 TO               ENDED
                                                    JUNE 13, 1996    DECEMBER 31, 1996   JULY 31, 1997
                                                  -----------------  -----------------  ---------------
                                                     PREDECESSOR         SUCCESSOR         SUCCESSOR
Tax benefit at U.S. Federal statutory rate......           34.0%              34.0%             34.0%
Expected state tax benefit......................            2.5                2.5               5.9
Fully valued unutilized net operating losses....          (26.4)              (3.6)             (7.8)
Other...........................................           (0.9)              (0.9)             (0.5)
                                                          -----                ---               ---
                                                            9.2%              32.0%             31.6%
                                                          -----                ---               ---
                                                          -----                ---               ---

    The net deferred income tax assets/liabilities result from tax effects of temporary differences as follows:

                                                                                    DECEMBER 31,       JULY 31,
                                                                                        1996             1997
                                                                                  -----------------  -------------
                                                                                      SUCCESSOR        SUCCESSOR
Excess of book basis over tax basis of intangible assets........................    $  (3,900,268)   $  (3,831,457)
Excess of book basis over tax basis of tangible assets..........................          (63,047)         (59,002)
Other...........................................................................          245,760          239,452
                                                                                  -----------------  -------------
                                                                                    $   3,717,555    $   3,651,007
                                                                                  -----------------  -------------
                                                                                  -----------------  -------------

                                      WVVX

   (INFORMATION FOR THE SEVEN-MONTH PERIOD ENDED JULY 31, 1997 IS UNAUDITED).

(9) CONTINGENCIES

    The Company is subject to routine claims and litigation incidental to its business. The Company believes that the results of these matters will not have a material adverse effect on the Company's financial condition.

(10) SUBSEQUENT EVENT

    On August 7, 1997, PHI sold the assets and FCC license of the Company to Big City Radio, Inc. (formerly Odyssey Communications, Inc.) for $9,500,000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................        iii
Special Note Regarding Forward-Looking
  Statements....................................        iii
Summary.........................................          1
Risk Factors....................................         13
Use of Proceeds.................................         21
Capitalization..................................         22
Unaudited Pro Forma Financial Statements........         23
Selected Financial Data.........................         27
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         29
The Exchange Offer..............................         36
Business........................................         45
Management......................................         61
Principal Stockholders..........................         69
Certain Relationships and Related Party
  Transactions..................................         71
Description of Revolving Credit Facility........         72
Description of the New Notes....................         73
Book Entry; Delivery and Form...................         98
Description of Existing Notes...................         99
Certain Federal Income Tax Considerations.......        101
Plan of Distribution............................        106
Legal Matters...................................        106
Experts.........................................        106
Market Data and Certain Definitions.............        107
Index to Financial Statements...................        F-1

                            ------------------------

                                   PROSPECTUS

                                  $174,000,000

                              BIG CITY RADIO, INC.

  OFFER TO EXCHANGE $174,000,000 OF ITS 11 1/4% SENIOR DISCOUNT NOTES DUE 2005
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR $174,000,000
                       OF ITS OUTSTANDING 11 1/4% SENIOR
                            DISCOUNT NOTES DUE 2005.

                                         , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company and Odyssey Traveling Billboards, Inc. are Delaware corporations.

    Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. The Company's Amended and Restated Certificate of Incorporation contains such a provision. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

    The Company's Amended and Restated Certificate of Incorporation and Odyssey Traveling Billboards, Inc.'s bylaws further provide that each of the Company or Odyssey Traveling Billboards, Inc., as the case may be, shall indemnify its officers and directors and, to the extent authorized by the Board of Directors of the Company or Odyssey Traveling Billboards, Inc., as the case may be, employees and agents of the Company or Odyssey Traveling Billboards, Inc., as the case may be, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

    All the Subsidiary Guarantors, except Odyssey Traveling Billboards, Inc., are Delaware limited liability companies.

    Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member of manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of the Subsidiary Guarantors provide that the Company, as sole member, shall not have any liability for the obligations or liabilities of such Subsidiary Guarantors except to the extent provided in the Delaware Limited Liability Company Act.

    Under Section 11.10 of the Indenture, the holders of the Notes have agreed to waive all liability for any obligations incurred by the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, against any incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company, and have agreed to the release of such persons from any such liability.

    Under Section 6 of the Registration Rights Agreement, the holders of the Notes have agreed to indemnify and hold harmless the officers, directors, employees, representatives, agents and controlling persons of the Company and the Subsidiary Guarantors from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which the Company or any of the Subsidiary Guarantors may become subject under applicable laws based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement for the Notes or any prospectus forming part thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information provided by such holders for inclusion in such shelf registration statement.

    Under Section 9 of the Purchase Agreement for the Notes, the Initial Purchasers for the Notes have agreed, severally and not jointly, to indemnify and hold harmless the directors, officers and controlling persons of the Company and the Subsidiary Guarantors against losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum for the Notes in the Offering or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only with reference to information relating to such Initial Purchasers furnished in writing to the Company and the Subsidiary Guarantors by such Initial Purchasers expressly for use in such offering memorandum.

    The Company's Directors and Officers Liability Insurance Policy is designed to reimburse the Company for payments made by it pursuant to the foregoing indemnification. Such policy has aggregate coverage of $10.0 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
     3.1**   Amended and Restated Certificate of Incorporation of Big City Radio, Inc.
     3.2**   Amended and Restated Bylaws of Big City Radio, Inc.
     3.3**   Certificate of Incorporation of Odyssey Traveling Billboards, Inc.
     3.4**   Bylaws of Odyssey Traveling Billboards, Inc.

     3.5**   Limited Liability Company Agreement of Big City Radio-NYC, L.L.C.
     3.6**   Limited Liability Company Agreement of Big City Radio-LA, L.L.C.
     3.7**   Limited Liability Company Agreement of Big City Radio-CHI, L.L.C.
     3.8**   Limited Liability Company Agreement of WRKL Rockland Radio, L.L.C.
     4.1***  Indenture, dated as of March 17, 1998, among the Company, the Subsidiary Guarantors named therein and
             U.S. Bank Trust National Association (formerly known as First Trust National Association) as Trustee
             (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
     4.2***  Form of 11 1/4% Senior Discount Note due 2005 (incorporated by reference to Exhibit 4.3 to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
     4.3**   Form of New Note.
     5.1**   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the New Notes under New
             York law.
     8.1**   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax matters.
    10.1***  Big City Radio, Inc. 1997 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the
             Company's Registration Statement on Form S-1 (File No. 333-36449)).
    10.2***  Employment Agreement, between Big City Radio, Inc. and Michael Kakoyiannis (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
    10.3***  Form of Employment Agreement, between Big City Radio, Inc. and Paul R. Thomson (incorporated by reference Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
    10.4***  Form of Employment Agreement, between Big City Radio, Inc. and Steven G. Blatter (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
    10.5***  Form of Employment Agreement, between Big City Radio, Inc. and Alan D. Kirschner (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
    10.6***  Agreement and Plan of Merger, dated May 20, 1996, between Q Broadcasting, Inc. and Odyssey
             Communications, Inc. (incorporated by reference to Exhibit 10.6 to the Company's Registration
             Statement on Form S-1 (File No. 333-36449)).
    10.7***  Amended and Restated Credit Agreement between Big City Radio, Inc. and The Chase Manhattan Bank
             (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File
             No. 333-36449)).
    10.8***  Form of Registration Rights Agreement between Big City Radio, Inc. and Michael Kakoyiannis
             (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File
             No. 333-36449)).
    10.9***  Form of Registration Rights Agreement between Big City Radio, Inc., Stuart Subotnick and Anita
             Subotnick (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form
             S-1 (File No. 333-36449)).
   10.10***  Second Amended and Restated Credit Agreement, dated as of March 17, 1998, among the Company, the
             Subsidiary Guarantors named therein, the lenders named therein and The Chase Manhattan Bank
             (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1997).
   10.11***  Purchase Agreement, dated March 12, 1998, among the Company, the Subsidiary Guarantors named therein and Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex Brown
             Incorporated and ING Barings (U.S.) Securities, Inc. as initial purchasers (incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
             1998).

   10.12***  Exchange and Registration Rights Agreement, dated as of March 17, 1998, among the Company, the
             Subsidiary Guarantors named therein and Chase Securities Inc., Donaldson, Lufkin & Jenrette
             Securities Corporation, BT Alex Brown Incorporated and ING Barings (U.S.) Securities, Inc. as initial purchasers (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1998).
    10.13**  Big City Radio, Inc. 1998 Incentive Stock Plan.
    12.1*    Statement Regarding Computation of Ratios.
    21.1***  List of Subsidiaries of Big City Radio, Inc.(incorporated by reference to Exhibit 21.1 to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
    23.1*    Consent of KPMG Peat Marwick LLP.
    23.2*    Consent of Holtz Rubenstein & Co., LLP.
    23.3**   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
    23.4**   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).
    24.1*    Power of Attorney (contained on signature page).
    25.1*    Statement of Eligibility of U.S. Bank Trust National Association (formerly known as First Trust
             National Association), as Trustee, on Form T-1.
    99.1**   Form of Letter of Transmittal.
    99.2**   Form of Notice of Guaranteed Delivery.
    99.3**   Form of Exchange Agent Agreement.

------------------------

*   Filed herewith

**  To be filed by Amendment

*** Previously Filed

(b) Financial Data Schedules

Schedule II--Combined Financial Statement Schedules Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Company undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned registrants undertake that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of May, 1998.

                              BIG CITY RADIO, INC.

                              By:  /s/ MICHAEL KAKOYIANNIS
                                   -----------------------------------------
                                   Name: Michael Kakoyiannis
                                   Title: Chief Executive Officer and
                                   President

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis, Stuart Subotnick and Paul R. Thomson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on May 13, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ STUART SUBOTNICK
------------------------------  Chairman of the Board of
       Stuart Subotnick           Directors

                                President, Chief Executive
   /s/ MICHAEL KAKOYIANNIS        Officer and Director
------------------------------    (Principal Executive
     Michael Kakoyiannis          Officer)

                                Vice President and Chief
     /s/ PAUL R. THOMSON          Financial Officer
------------------------------    (Principal Financial and
       Paul R. Thomson            Accounting Officer)

     /s/ ANITA SUBOTNICK
------------------------------  Director
       Anita Subotnick

          SIGNATURE                       TITLE
------------------------------  --------------------------

      /s/ SILVIA KESSEL
------------------------------  Executive Vice President
        Silvia Kessel             and Director

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

      /s/ LEONARD WHITE
------------------------------  Director
        Leonard White

     /s/ MICHAEL H. BOYER
------------------------------  Director
       Michael H. Boyer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 13th day of May, 1998.

                                ODYSSEY TRAVELING BILLBOARDS, INC.

                                By:  /s/ MICHAEL KAKOYIANNIS
                                     -----------------------------------------
                                     Name: Michael Kakoyiannis
                                     Title: President and Chief Financial
                                     Officer

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis and Stuart Subotnick and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on May 13, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ STUART SUBOTNICK
------------------------------  Vice President and
       Stuart Subotnick           Director

                                President, Chief Financial
                                  Officer and Director
   /s/ MICHAEL KAKOYIANNIS        (Principal Executive
------------------------------    Officer and Principal
     Michael Kakoyiannis          Financial and Accounting
                                  Officer)

     /s/ ANITA SUBOTNICK
------------------------------  Vice President and
       Anita Subotnick            Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of May, 1998.

                                BIG CITY RADIO--NYC, L.L.C.
                                BY BIG CITY RADIO, INC.
                                as sole member

                                By:  /s/ MICHAEL KAKOYIANNIS
                                     -----------------------------------------
                                     Name: Michael Kakoyiannis
                                     Title: Chief Executive Officer and
                                     President

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis, Stuart Subotnick and Paul R. Thomson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on May 13, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ STUART SUBOTNICK
------------------------------  Chairman of the Board of
       Stuart Subotnick           Directors

                                President, Chief Executive
   /s/ MICHAEL KAKOYIANNIS        Officer and Director
------------------------------    (Principal Executive
     Michael Kakoyiannis          Officer)

                                Vice President and Chief
     /s/ PAUL R. THOMSON          Financial Officer
------------------------------    (Principal Financial and
       Paul R. Thomson            Accounting Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ ANITA SUBOTNICK
------------------------------  Director
       Anita Subotnick

      /s/ SILVIA KESSEL
------------------------------  Executive Vice President
        Silvia Kessel             and Director

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

      /s/ LEONARD WHITE
------------------------------  Director
        Leonard White

     /s/ MICHAEL H. BOYER
------------------------------  Director
       Michael H. Boyer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of May, 1998.

                                BIG CITY RADIO--LA, L.L.C.
                                BY BIG CITY RADIO, INC.
                                as sole member

                                By:  /s/ MICHAEL KAKOYIANNIS
                                     -----------------------------------------
                                     Name: Michael Kakoyiannis
                                     Title: Chief Executive Officer and
                                     President

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis, Stuart Subotnick and Paul R. Thomson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on May 13, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ STUART SUBOTNICK
------------------------------  Chairman of the Board of
       Stuart Subotnick           Directors

                                President, Chief Executive
   /s/ MICHAEL KAKOYIANNIS        Officer and Director
------------------------------    (Principal Executive
     Michael Kakoyiannis          Officer)

                                Vice President and Chief
     /s/ PAUL R. THOMSON          Financial Officer
------------------------------    (Principal Financial and
       Paul R. Thomson            Accounting Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ ANITA SUBOTNICK
------------------------------  Director
       Anita Subotnick

      /s/ SILVIA KESSEL
------------------------------  Executive Vice President
        Silvia Kessel             and Director

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

      /s/ LEONARD WHITE
------------------------------  Director
        Leonard White

     /s/ MICHAEL H. BOYER
------------------------------  Director
       Michael H. Boyer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of May, 1998.

                                BIG CITY RADIO--CHI, L.L.C.
                                BY BIG CITY RADIO, INC.
                                as sole member

                                By:  /s/ MICHAEL KAKOYIANNIS
                                     -----------------------------------------
                                     Name: Michael Kakoyiannis
                                     Title: Chief Executive Officer and
                                     President

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis, Stuart Subotnick and Paul R. Thomson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on May 13, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ STUART SUBOTNICK
------------------------------  Chairman of the Board of
       Stuart Subotnick           Directors

                                President, Chief Executive
   /s/ MICHAEL KAKOYIANNIS        Officer and Director
------------------------------    (Principal Executive
     Michael Kakoyiannis          Officer)

                                Vice President and Chief
     /s/ PAUL R. THOMSON          Financial Officer
------------------------------    (Principal Financial and
       Paul R. Thomson            Accounting Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ ANITA SUBOTNICK
------------------------------  Director
       Anita Subotnick

      /s/ SILVIA KESSEL
------------------------------  Executive Vice President
        Silvia Kessel             and Director

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

      /s/ LEONARD WHITE
------------------------------  Director
        Leonard White

     /s/ MICHAEL H. BOYER
------------------------------  Director
       Michael H. Boyer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of May, 1998.

                                WRKL ROCKLAND RADIO, L.L.C.
                                BY BIG CITY RADIO, INC.
                                as sole member

                                By:  /s/ MICHAEL KAKOYIANNIS
                                     -----------------------------------------
                                     Name: Michael Kakoyiannis
                                     Title: Chief Executive Officer and
                                     President

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis, Stuart Subotnick and Paul R. Thomson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on May 13, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ STUART SUBOTNICK
------------------------------  Chairman of the Board of
       Stuart Subotnick           Directors

                                President, Chief Executive
   /s/ MICHAEL KAKOYIANNIS        Officer and Director
------------------------------    (Principal Executive
     Michael Kakoyiannis          Officer)

                                Vice President and Chief
     /s/ PAUL R. THOMSON          Financial Officer
------------------------------    (Principal Financial and
       Paul R. Thomson            Accounting Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ ANITA SUBOTNICK
------------------------------  Director
       Anita Subotnick

      /s/ SILVIA KESSEL
------------------------------  Executive Vice President
        Silvia Kessel             and Director

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

      /s/ LEONARD WHITE
------------------------------  Director
        Leonard White

     /s/ MICHAEL H. BOYER
------------------------------  Director
       Michael H. Boyer

                                                                     SCHEDULE II

                              BIG CITY RADIO, INC.
    COMBINED FINANCIAL STATEMENT SCHEDULES VALUATION AND QUALIFYING ACCOUNTS

                                                    BALANCE AT   CHARGED TO                            BALANCE AT
                                                    BEGINNING    COSTS AND      OTHER     DEDUCTIONS/    END OF
                                                    OF PERIOD    PURCHASES     CHARGES    WRITE-OFFS     PERIOD
                                                    ----------  ------------  ----------  -----------  ----------
Allowances for doubtful accounts, etc.
 (deducted from current receivables):
Year ended December 31, 1995......................  $   54,000   $   30,000   $           $   (26,000) $   58,000
                                                    ----------  ------------  ----------  -----------  ----------
                                                    ----------  ------------  ----------  -----------  ----------
Year ended December 31, 1996......................  $   58,000   $  190,000   $           $   (36,000) $  212,000
                                                    ----------  ------------  ----------  -----------  ----------
                                                    ----------  ------------  ----------  -----------  ----------
Year ended December 31, 1997......................  $  212,000   $  304,000   $           $  (303,000) $  213,000
                                                    ----------  ------------  ----------  -----------  ----------
                                                    ----------  ------------  ----------  -----------  ----------

                                 EXHIBIT INDEX

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
   3.1**     Amended and Restated Certificate of Incorporation of Big City Radio, Inc.
   3.2**     Amended and Restated Bylaws of Big City Radio, Inc.
   3.3**     Certificate of Incorporation of Odyssey Traveling Billboards, Inc.
   3.4**     Bylaws of Odyssey Traveling Billboards, Inc.
   3.5**     Limited Liability Company Agreement of Big City Radio-NYC, L.L.C.
   3.6**     Limited Liability Company Agreement of Big City Radio-LA, L.L.C.
   3.7**     Limited Liability Company Agreement of Big City Radio-CHI, L.L.C.
   3.8**     Limited Liability Company Agreement of WRKL Rockland Radio, L.L.C.
   4.1***    Indenture, dated as of March 17, 1998, among the Company, the Subsidiary Guarantors named therein and
             U.S. Bank Trust National Association (formerly known as First Trust National Association) as Trustee
             (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
   4.2***    Form of 11 1/4% Senior Discount Note due 2005 (incorporated by reference to Exhibit 4.3 to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
   4.3**     Form of New Note.
   5.1**     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the New Notes under New
             York law.
   8.1**     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax matters.
  10.1***    Big City Radio, Inc. 1997 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the
             Company's Registration Statement on Form S-1 (File No. 333-36449)).
  10.2***    Employment Agreement, between Big City Radio, Inc. and Michael Kakoyiannis (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
  10.3***    Form of Employment Agreement, between Big City Radio, Inc. and Paul R. Thomson (incorporated by reference Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
  10.4***    Form of Employment Agreement, between Big City Radio, Inc. and Steven G. Blatter (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
  10.5***    Form of Employment Agreement, between Big City Radio, Inc. and Alan D. Kirschner (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-36449)).
  10.6***    Agreement and Plan of Merger, dated May 20, 1996, between Q Broadcasting, Inc. and Odyssey
             Communications, Inc. (incorporated by reference to Exhibit 10.6 to the Company's Registration
             Statement on Form S-1 (File No. 333-36449)).
  10.7***    Amended and Restated Credit Agreement between Big City Radio, Inc. and The Chase Manhattan Bank
             (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File
             No. 333-36449)).
  10.8***    Form of Registration Rights Agreement between Big City Radio, Inc. and Michael Kakoyiannis
             (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File
             No. 333-36449)).
  10.9***    Form of Registration Rights Agreement between Big City Radio, Inc., Stuart Subotnick and Anita
             Subotnick (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form
             S-1 (File No. 333-36449)).
  10.10***   Second Amended and Restated Credit Agreement, dated as of March 17, 1998, among the Company, the
             Subsidiary Guarantors named therein, the lenders named therein and The Chase Manhattan Bank
             (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1997).

  10.11***   Purchase Agreement, dated March 12, 1998, among the Company, the Subsidiary Guarantors named therein and Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex Brown
             Incorporated and ING Barings (U.S.) Securities, Inc. as initial purchasers (incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
             1998).
  10.12***   Exchange and Registration Rights Agreement, dated as of March 17, 1998, among the Company, the
             Subsidiary Guarantors named therein and Chase Securities Inc., Donaldson, Lufkin & Jenrette
             Securities Corporation, BT Alex Brown Incorporated and ING Barings (U.S.) Securities, Inc. as initial purchasers (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1998).
  10.13**    Big City Radio, Inc. 1998 Incentive Stock Plan.
  12.1*      Statement Regarding Computation of Ratios.
  21.1***    List of Subsidiaries of Big City Radio, Inc.(incorporated by reference to Exhibit 21.1 to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
  23.1*      Consent of KPMG Peat Marwick LLP.
  23.2*      Consent of Holtz Rubenstein & Co., LLP.
  23.3**     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
  23.4**     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).
  24.1*      Power of Attorney (contained on signature page).
  25.1*      Statement of Eligibility of U.S. Bank Trust National Association (formerly known as First Trust
             National Association), as Trustee, on Form T-1.
  99.1**     Form of Letter of Transmittal.
  99.2**     Form of Notice of Guaranteed Delivery.
  99.3**     Form of Exchange Agent Agreement.

------------------------

*   Filed herewith

**  To be filed by Amendment

*** Previously Filed

(b) Financial Data Schedules

Schedule II--Combined Financial Statement Schedules Valuation and Qualifying Accounts